EXHIBIT 10.0

PROTOTYPE DEFINED CONTRIBUTION PLAN

Sponsored By

Pentegra Retirement Services, Inc.

BASIC PLAN DOCUMENT #01

i

THIS DOCUMENT IS COPYRIGHTED UNDER THE LAWS OF THE UNITED STATES.  ITS USE, DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.

TABLE OF CONTENTS

ARTICLE I
		1
DEFINITIONS

1.1	ACTUAL CONTRIBUTION PERCENTAGE (ACP)	1
1.2	ACTUAL DEFERRAL PERCENTAGE (ADP)	1
1.3	Adoption Agreement	3
1.4	Aggregate Limit	3
1.5	Allocation Date(s)	3
1.6	Annual Additions	3
1.7	Annuity Starting Date	4
1.8	Applicable Calendar Year	4
1.9	Applicable Life Expectancy	4
1.10	Average Annual Compensation	4
1.11	Average Contribution Percentage (ACP)	4
1.12	Average Deferral Percentage (ADP)	4
1.13	Beneficiary	4
1.14	Break In Service	4
1.15	Catch-Up Contributions	5
1.16	Code	5
1.17	Compensation	5
1.18	Custodian	8
1.19	Davis-Bacon Act	8
1.20	Days of Service	8
1.21	Defined Benefit Plan	9
1.22	Defined Benefit (Plan) Fraction	9
1.23	Defined Contribution Dollar Limitation	9
1.24	Defined Contribution Plan	9
1.25	Defined Contribution (Plan) Fraction	9
1.26	Designated Beneficiary	9
1.27	Direct Rollover	9
1.28	Disability	10
1.29	Distribution Calendar Year (Valuation Calendar Year)	10
1.30	Early Retirement Age	10
1.31	Early Retirement Date	10
1.32	Earned Income	10
1.33	Effective Date	10
1.34	Elapsed Time	10
1.35	Election Period	11
1.36	Elective Deferrals	11
1.37	Eligible Employee	11
1.38	Eligible Employer	11
1.39	Eligible Participant	12
1.40	Eligible Retirement Plan	12
1.41	Eligible Rollover Distribution	12
1.42	Employee	12
1.43	Employer	13
1.44	Entry Date	13
1.45	ERISA	13
1.46	Excess Aggregate Contributions	13
1.47	Excess Annual Additions	13
1.48	Excess Contributions	14
1.49	Excess Elective Deferrals	14
1.50	Expected Year Of Service	14
1.51	Fiduciary	14
1.52	First Distribution Calendar Year	14
1.53	Former Participant	14
1.54	Hardship	14
1.55	Highest Average Compensation	14
1.56	Highly Compensated Employee	15
1.57	Hour Of Service	15
1.58	Integration Level	16
1.59	Key Employee	16

1.60	Leased Employee	16
1.61	Life Expectancy	16
1.62	Limitation Year	16
1.63	Master Or Prototype Plan	17
1.64	Matching Contribution	17
1.65	Maximum Permissible Amount	17
1.66	Named Investment Fiduciary	17
1.67	Net Profit	17
1.68	Normal Retirement Age	17
1.69	Normal Retirement Date	17
1.70	Owner-Employee	17
1.71	Participant	17
1.72	Participant’s Account Balance	17
1.73	Participant's Benefit	18
1.74	Period Of Severance	18
1.75	Permissive Aggregation Group	18
1.76	Plan	18
1.77	Plan Administrator	18
1.78	Plan Sponsor	18
1.79	Plan Year	18
1.80	Predecessor Organization	18
1.81	Present Value	18
1.82	Prior Plan Year	18
1.83	Projected Annual Benefit	19
1.84	Qualified Domestic Relations Order (QDRO)	19
1.85	Qualified Early Retirement Age	19
1.86	Qualified Joint And Survivor Annuity (QJSA)	19
1.87	Qualified Matching Contributions (QMACs)	19
1.88	Qualified Non-Elective Contributions (QNECs)	19
1.89	Qualified Plan	19
1.90	Qualified Pre-Retirement Survivor Annuity	19
1.91	Qualified Voluntary Contribution	20
1.92	Required After-tax Contributions	20
1.93	Required Aggregation Group	20
1.94	Required Beginning Date	20
1.95	Rollover Contribution	20
1.96	Roth Elective Deferrals	21
1.97	Salary Deferral Agreement	21
1.98	Savings Incentive Match Plan For Employees (SIMPLE)	21
1.99	Self-Employed Individual	21
1.100	Service	21
1.101	Service Provider	22
1.102	Severance Date	22
1.103	Severance Period	22
1.104	Shareholder Employee	22
1.105	Simplified Employee Pension Plan	22
1.106	Sponsor	22
1.107	Spouse (Surviving Spouse)	22
1.108	Super Top-Heavy Plan	22
1.109	Taxable Wage Base	22
1.110	Top-Heavy Determination Date	22
1.111	Top-Heavy Plan	22
1.112	Top-Heavy Ratio	23
1.113	Top-Paid Group	23
1.114	Transfer Contribution	24
1.115	Trust	24
1.116	Trustee	24
1.117	Uniformed Services Employment And Reemployment Rights Act Of 1994 (USERRA)	24
1.118	Valuation Date	24
1.119	Vested Account Balance	24
1.120	Voluntary After-tax Contribution	24
1.121	Welfare Benefit Fund	24
1.122	Year Of Service	24

ARTICLE II		27

ELIGIBILITY REQUIREMENTS		27

2.1	Eligibility	27
2.2	Determination Of Eligibility	27

2.3	Change In Classification Of Employment	27
2.4	Participation	28
2.5	Employment Rights	28
2.6	Service With Controlled Groups	28
2.7	Leased Employees	28
2.8	Thrift Plan	28
2.9	Target Benefit Plan	29
2.10	Davis-Bacon Plan	29
2.11	Waiver Of Participation	29
2.12	Omission Of Eligible Employee	29
2.13	Inclusion Of Ineligible Employee	29
2.14	Participating Employer	29

ARTICLE III		31

EMPLOYER CONTRIBUTIONS		31

3.1	Contribution Amount	31
3.2	Overall Permitted Disparity Limits	32
3.3	Contribution Amount For A SIMPLE 401(k) Plan	32
3.4	Responsibility For Contributions	33
3.5	Return Of Contributions	33
3.6	Merger Of Assets From Another Plan	33
3.7	Coverage Requirements	33
3.8	Eligibility For Contribution	34
3.9	Cross-Tested Allocation Formula	34
3.10	Target Benefit Plan Contribution	36
3.11	Davis-Bacon Plan Contribution	36
3.12	Uniform Dollar Contribution	36
3.13	Uniform Points Contribution	36
3.14	403(b) Matching Contribution	36

ARTICLE IV		37

EMPLOYEE CONTRIBUTIONS		37

4.1	Voluntary After-tax Contributions	37
4.2	Required After-tax Contributions	37
4.3	Qualified Voluntary Contributions	37
4.4	Rollover Contributions	37
4.5	Voluntary Direct Transfers Between Plans	38
4.6	Elective Deferrals In A 401(k) Plan	39
4.7	Catch-Up Contributions	40
4.8	Elective Deferrals In A SIMPLE 401(k) Plan	40
4.9	Roth Elective Deferrals In A 401(k) Plan	41
4.10	Automatic Enrollment	42
4.11	RESERVED	43
4.12	Make-Up Contributions Under USERRA	43

ARTICLE V		44

PARTICIPANT ACCOUNTS		44

5.1	Separate Accounts	44
5.2	Valuation Date	44
5.3	Allocations To Participant Accounts	45
5.4	Allocating Employer Contributions	45
5.5	Allocating Investment Earnings And Losses	45
5.6	Allocation Adjustments	46
5.7	Participant Statements	46
5.8	Changes In Method And Timing Of Valuing Participants’ Accounts	46

ARTICLE VI		47

RETIREMENT BENEFITS AND DISTRIBUTIONS		47

6.1	Normal Retirement Benefits	47
6.2	Early Retirement Benefits	47
6.3	Benefit Upon Death	47
6.4	Benefit Upon Disability	47
6.5	Benefits On Termination Of Employment	47
6.6	Restrictions On Immediate Distributions	49
6.7	Normal And Optional Forms Of Payment	50

6.8	Distribution In Event Of Incapacity	50
6.9	Commencement Of Benefits	51
6.10	In-Service Withdrawals	51
6.11	Hardship Withdrawals	53
6.12	Direct Rollovers	54
6.13	Participant’s Notice	55
6.14	Assets Transferred From Money Purchase Pension Plans	56
6.15	Assets Transferred From A Code Section 401(k) Plan	56

ARTICLE VII		57

DISTRIBUTION REQUIREMENTS		57

7.1	Joint And Survivor Annuity Requirements	57
7.2	Designation Of Beneficiary	57
7.3	Minimum Distribution Requirements	57
7.4	Limits On Distribution Periods	58
7.5	Required Beginning Date	58
7.6	Death Of Participant Before Distributions Begin	58
7.7	Forms Of Distributions	58
7.8	Amount Of Required Minimum Distribution For Each Distribution Calendar Year	58
7.9	Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death	59
7.10	Death On Or After Required Distributions Begin	59
7.11	Death Before Date Required Distributions Begin	59
7.12	Prior Pre-Retirement Distribution Options	59
7.13	Transitional Rules	60
7.14	Distributions To Minors And Individuals Who Are Legally Incompetent	61
7.15	Unclaimed Benefits	61
7.16	TEFRA 242(b) Election	61

ARTICLE VIII		62

JOINT AND SURVIVOR ANNUITY REQUIREMENTS		62

8.1	Applicability Of Provisions	62
8.2	Payment Of Qualified Joint And Survivor Annuity	62
8.3	Payment Of Qualified Pre-Retirement Survivor Annuity	62
8.4	Qualified Election	62
8.5	Notice Requirements For Qualified Joint And Survivor Annuity	62
8.6	Notice Requirements For Qualified Pre-Retirement Survivor Annuity	63
8.7	Special Safe Harbor Exception For Certain Profit-Sharing Or 401(k) Plans	63
8.8	Transitional Rule	64
8.9	Automatic Joint And Survivor Annuity And Early Survivor Annuity	65
8.10	Annuity Contracts	65

ARTICLE IX		66

VESTING		66

9.1	Employee Contributions	66
9.2	Employer Contributions	66
9.3	Vesting Of Employer Contributions In A SIMPLE 401(k) Plan	66
9.4	Computation Period	66
9.5	Requalification Prior To Five Consecutive One-Year Breaks In Service	66
9.6	Requalification After Five Consecutive One-Year Breaks In Service	66
9.7	Calculating Vested Interest	66
9.8	Forfeitures	67
9.9	Amendment Of Vesting Schedule	67
9.10	Service With Controlled Groups	68
9.11	Compliance With Uniformed Services Employment And Reemployment Rights Act Of 1994	68

ARTICLE X		69

LIMITATIONS ON ALLOCATIONS		69

10.1	Maximum Annual Additions	69
10.2	Participation In This Plan Only	69
10.3	Disposition Of Excess Annual Additions	69
10.4	Participation In Multiple Defined Contribution Plans	70
10.5	Disposition Of Excess Annual Additions Under Two Plans	70
10.6	Participation In This Plan And A Defined Benefit Plan Prior To January 1, 2000	71

v

ARTICLE XI		72

NONDISCRIMINATION TESTING		72

11.1	General Testing Requirements	72
11.2	ADP Testing Limitations	72
11.3	Special Rules Relating To Application Of The ADP Test	72
11.4	ACP Testing Limitations	73
11.5	Special Rules Relating To The Application Of The ACP Test	74
11.6	Recharacterization	75
11.7	Calculation And Distribution Of Excess Contributions And Excess Aggregate Contributions	75
11.8	Distribution Of Excess Elective Deferrals	76
11.9	Distribution Of Excess Contributions	76
11.10	Distribution Of Excess Aggregate Contributions	77
11.11	Qualified Non-Elective And/Or Matching Contributions	78
11.12	Nondiscrimination Tests In A SIMPLE 401(k) Plan	79
11.13	Safe Harbor 401(k) Plan Rules Of Application	80
11.14	Safe Harbor 401(k) Plan Definitions	80
11.15	Required Restrictions On Safe Harbor 401(k) Contributions	81
11.16	ADP Test Safe Harbor	82
11.17	ACP Test Safe Harbor	82
11.18	Safe Harbor 401(k) Status	83
11.19	Safe Harbor 401(k) Notice Requirement	83
11.20	Satisfying Safe Harbor 401(k) Contribution Requirements Under Another Defined Contribution Plan	84

ARTICLE XII		86

ADMINISTRATION		86

12.1	Plan Administrator	86
12.2	Persons Serving As Plan Administrator	86
12.3	Action By Employer	86
12.4	Responsibilities Of The Parties	87
12.5	Promulgating Notices And Procedures	87
12.6	Appointment Of Investment Manager	87
12.7	Participant Investment Direction	88
12.8	Application Of ERISA Section 404(c)	89
12.9	Participant Loans	89
12.10	Insurance Policies	90
12.11	Determination Of Qualified Domestic Relations Order (QDRO Or Order)	92
12.12	Receipt And Release For Payments	93
12.13	Resignation And Removal	93
12.14	Claims And Claims Review Procedure	93
12.15	Bonding	94

ARTICLE XIII		95

TRUST PROVISIONS		95

13.1	Establishment Of The Trust	95
13.2	Control Of Plan Assets	95
13.3	Discretionary Trustee	95
13.4	Nondiscretionary Trustee	95
13.5	Provisions Relating To Individual Trustees	95
13.6	Investment Instructions	96
13.7	Fiduciary Standards	96
13.8	Powers Of The Trustee	96
13.9	Appointment Of Additional Trustee And Allocation Of Responsibilities	98
13.10	Compensation, Administrative Fees And Expenses	99
13.11	Records	99
13.12	Limitation On Liability And Indemnification	100
13.13	Responsibilities Of A Named Custodian	101
13.14	Investment Alternatives Of The Custodian	102
13.15	Prohibited Transactions	102
13.16	Exclusive Benefit Rules	102
13.17	Assignment And Alienation Of Benefits	102
13.18	Liquidation Of Assets	102
13.19	Resignation And Removal Of The Trustee and/or Custodian	102

ARTICLE XIV		104

TOP-HEAVY PROVISIONS		104

14.1	Applicability Of Rules	104
14.2	Determination Of Top-Heavy Status	104
14.3	Minimum Contribution	105
14.4	Minimum Vesting	106
14.5	Limitations On Allocations	106
14.6	Use Of Safe Harbor Contributions To Satisfy Top-Heavy Contribution Rules	106
14.7	Top-Heavy Rules For SIMPLE 401(k) Plans	106

ARTICLE XV		107

AMENDMENT AND TERMINATION		107

15.1	Amendment By Sponsor	107
15.2	Amendment By Employer	107
15.3	Protected Benefits	107
15.4	Permitted Plan Amendments Affecting Alternative Forms Of Payment	107
15.5	Plan Termination	108
15.6	Involuntary Termination	108
15.7	Termination Of Participation By Participating Employer	108
15.8	Distribution Restrictions Under A Code Section 401(k) Plan	108
15.9	Qualification Of Employer's Plan	109
15.10	Mergers And Consolidations	111
15.11	Qualification Of Prototype	111

ARTICLE XVI		112

GOVERNING LAW		112

16.1	Governing Law	112
16.2	State Community Property Laws	112

ARTICLE XVII		113

RESERVED		113

ARTICLE XVII		114

DEEMED IRAS		114

17.1	Deemed IRAs	114
17.2	Individual	114
17.3	Investment In Collectibles	114
17.4	Restrictions On Directing Investments	114
17.5	Prohibition Against Investing In Life Insurance	114
17.6	Commingling Of Assets	114
17.7	Nonforfeitability	114
17.8	Separate Accounting	114
17.9	Separate Trusts	114
17.10	Separate Annuities	115
17.11	Reporting Duties	115
17.12	Distributions	115
17.13	Voluntary Employee Contributions	115
17.14	Substitution Of Non-Bank Trustee	115
17.15	Disqualification	115

ARTICLE XVIII		116

DEEMED TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS		116

RESERVEDARTICLE XVIII		116

ARTICLE XVIII		117

DEEMED TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS		117

18.1	Deemed IRA	117
18.2	Maximum Annual Contribution	117
18.3	Catch-Up Contribution	117
18.4	Required Beginning Date	117
18.5	Tax Year	117
18.6	Trustee	117
18.7	Traditional IRA Contributions	117
18.8	Excess Contributions	118
18.9	Maintenance Of An Individual’s IRA	118
18.10	Methods Of Payment	118

18.11	Requirements Of Income Tax Regulations	118
18.12	Required Beginning Date	118
18.13	Forms Of Distributions	118
18.14	Distributions Upon Death	118
18.15	Designated Beneficiary	119
18.16	Remainder Beneficiary	119
18.17	Distribution Calendar Year	119
18.18	Life Expectancy	119
18.19	Individual’s Account Balance	120
18.20	Duties Of The Trustee	120
18.21	Duties Of The Individual	120

ARTICLE XIX		121

DEEMED ROTH INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS		121

RESERVED		121

ARTICLE XIX		122

DEEMED ROTH INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS		122

19.1	Deemed Roth IRA	122
19.3	Age Requirements	122
19.4	Plan Year	122
19.5	Timing Of Contributions	122
19.6	Adjusted Gross Income (AGI)	122
19.7	Modified AGI	122
19.8	Applicable Dollar Amount	122
19.9	Maximum Permissible Amount	122
19.10	Roth IRA Contributions	123
19.11	Excess Contribution	124
19.12	Qualified Distributions	124
19.13	Qualified Special Purpose Distribution	124
19.14	Nonqualified Distributions	124
19.15	Form Of Payment	124
19.16	Rollover From A Qualified Retirement Plan	124
19.17	Life Expectancy	124
19.18	Distributions Commencing Prior To Death	125
19.19	Distributions After Death	125
19.20	Ordering Rules Upon Death Of Individual	125
19.21	Minimum Payment	125
19.22	Duties Of Trustee	125
19.23	Duties Of Individual	126

PROTOTYPE DEFINED CONTRIBUTION PLAN

Sponsored By

Pentegra Retirement Services, Inc.

The Sponsor hereby establishes this Plan for use by its clients who wish to adopt a qualified retirement plan.  This Plan shall be interpreted in a manner consistent with the intention of the adopting Employer that this Plan satisfies Internal Revenue Code Sections 401 and 501.  Any Plan and Trust established hereunder shall be so established for the exclusive benefit of Plan Participants and their Beneficiaries and shall be administered under the following terms and conditions:

ARTICLE I
DEFINITIONS

1.1           Actual Contribution Percentage (ACP)
The average of the Contribution Percentage of the eligible Participants in a specific group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year.  The Actual Contribution Percentage shall mean the ratio (expressed as a percentage and calculated separately for each Participant) of:

(a)           the Participant’s Contribution Percentage Amounts [as defined at (c)-(f)] for a Plan Year, to

(b)           the Participant’s Compensation for such Plan Year.  [Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts for the period during which the Employee was eligible to participate.]

Contribution Percentage Amounts on behalf of any Participant shall include:

(c)           the amount of Voluntary After-tax Contributions, Required After-tax Contributions, Matching Contributions (except to the extent such Matching Contributions may be disregarded in accordance with IRS Notice 98-1), and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

(d)           forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant’s account which shall be taken into account in the year in which such forfeiture is allocated,

(e)           at the election of the Employer, Qualified Non-Elective Contributions, and

(f)           the Employer may elect to use Elective Deferrals or Roth Elective Deferrals in the Contribution Percentage Amounts as long as the ADP test is met before the Elective Deferrals or Roth Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals or Roth Elective Deferrals that are used to meet the ACP test.

Contribution amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.2           Actual Deferral Percentage (ADP)
For a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of:

(a)           the amount of Employer contributions [as defined at (c) – (d)] actually contributed to the Trust on behalf of such Participant for the Plan Year, to

(b)          the Participant’s Compensation for such Plan Year.  [Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts received for the period during which the Employee was eligible to participate.]

Employer contributions on behalf of any Participant shall include:

(c)           any Elective Deferrals or Roth Elective Deferrals (other than Catch-Up Contributions) made pursuant to the Participant’s Salary Deferral Agreement, including Excess Elective Deferrals or Roth Elective Deferrals of Highly Compensated Employees, but excluding Excess Elective Deferrals or Roth Elective Deferrals
distributed to Non-Highly Compensated Employees and Elective Deferrals or Roth Elective Deferrals  that are either taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions, and

(d)           at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an eligible Employee who fails to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.3           Adoption Agreement
The document attached to this Plan by which an Employer elects the terms and conditions of a Qualified Plan established under this Basic Plan Document #01.  A Standardized Adoption Agreement used in conjunction with this Basic Plan Document #01 establishes a Plan that meets the requirements of Section 4.10 of Revenue Procedure 2005-16.  A Nonstandardized Adoption Agreement used in conjunction with this Basic Plan Document #01 establishes a Plan that does not meet the definition of a Standardized Plan.

1.4           Aggregate Limit
For Plan Years beginning before 2002 only, the sum of:

(a)           125% of the greater of the Average Deferral Percentage of the Non-Highly Compensated Employees for the Prior Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Prior Plan Year, and

(b)           the lesser of 200% or two percent plus the lesser of such ADP or ACP.

Alternatively, the Aggregate Limit can be determined by substituting “the lesser of 200% or two percent plus“ for “125% of” in (a) above, and substituting “125% of” for “the lesser of 200% or two percent plus” in (b) above if it would result in a larger Aggregate Limit.

If the Employer has elected in the Adoption Agreement to use the Current Year Testing Method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-Highly Compensated Employees’ ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.

1.5           Allocation Date(s)
The date or dates on which Participant recordkeeping accounts are adjusted to reflect account activity including but not limited to contributions, loan distributions, Hardship withdrawals, as well as earnings activity including but not limited to income, capital gains or market fluctuations in accordance with Article V hereof.  Unless the Plan Administrator in a uniform and nondiscriminatory manner designates otherwise, all allocations for a particular Plan Year will be made as of the Valuation Date of that Plan Year.

1.6           Annual Additions
The sum of the following amounts credited to a Participant’s account for the Limitation Year:

(a)           Employer contributions (under Article III),

(b)           Employee contributions (under Article IV),

(c)           forfeitures,

(d)           Employer allocations under a Simplified Employee Pension Plan,

(e)           amounts allocated after March 31, 1984, to an individual medical account as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

(f)           amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the separate account of a Key Employee or to a Welfare Benefit Fund [as defined in Code Section 419(e)] maintained by the Employer.  For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.59 at any time during the Plan Year or any preceding Plan Year.

For purposes of applying the limitations of Code Section 415, the transfer of funds from one Qualified Plan to another is not considered an Annual Addition.  The following are not Employee contributions for the purposes of Annual Additions:

1.           Rollover Contributions [as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)];

(h)           repayments of loans made to a Participant from the Plan;

(i)           repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs);

1.           repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and

2.           Employee contributions to a Simplified Employee Pension Plan excludible from gross income under Code Section 408(k)(6).

Employee and Employer make-up contributions under USERRA received during the current Limitation Year shall be treated as Annual Additions with respect to the Limitation Year to which the make-up contributions are attributable.  Excess Amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.7           Annuity Starting Date
The first day of the first period for which an amount is paid as an annuity or in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit.

1.8           Applicable Calendar Year
The First Distribution Calendar Year and each such succeeding calendar year.  If payments commence in accordance with paragraph 7.6 before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence.  If distribution is in the form of an immediate annuity purchased after the Participant’s death with the Participant’s remaining interest, the Applicable Calendar Year is the year of purchase.

1.9           Applicable Life Expectancy
The life expectancy or joint and last survivor expectancy calculated using the attained age of the Participant or Beneficiary as of the Participant’s or Beneficiary’s birthday in the Applicable Calendar Year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

1.10           Average Annual Compensation
Compensation as defined in paragraph 1.17, as elected in Section II(A) of either the Standardized and Nonstandardized Target Benefit Adoption Agreement.   If the Participant has fewer than three (3) years of participation in the Plan, Compensation is averaged over the Participant’s total period of participation.

1.11           Average Contribution Percentage (ACP)
The average of the Actual Contribution Percentages for the eligible Participants in a specified group of Participants for a Plan Year.

1.12           Average Deferral Percentage (ADP)
The average of the Actual Deferral Percentages for Participants in a specified group of Participants for a Plan Year.

1.13           Beneficiary
A “Beneficiary” is the recipient designated by the Participant to receive the Plan benefits payable upon the death of the Participant, or the recipient designated by a Beneficiary to receive any benefits which may be payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled.  A “Designated Beneficiary” is any individual designated or determined in accordance with Code Section 401(a)(9) and the Regulations issued thereunder, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.

1.14           Break In Service

1.           If the Hours of Service method is used in determining either an Employee’s initial or continuing eligibility to participate in the Plan, or the nonforfeitable interest in the Employee’s account balance derived from Employer contributions, a Break in Service is a twelve (12) consecutive month period (during which the Employee has not completed more than five hundred (500) Hours of Service.

2.           For purposes of determining whether a Break in Service has occurred in a particular computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, with eight (8) Hours of Service per day of such absence.  The Hours of Service to be so credited shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation periods.

(c)           With respect to determinations based on the Elapsed Time method, a Break in Service is a severance period of twelve (12) or more consecutive months.  In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service.

(d)           Notwithstanding the foregoing, in the case of an Employee who is absent from work beyond the first anniversary of the first day of absence from work for maternity or paternity reasons, such period begins on the second anniversary of the first day of such absence.  The period between the first and second anniversaries of said first day of absence from work is neither a Period of Service for which the Employee will receive credit nor is such period a Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(e)           An Employer adopting the Elapsed Time method is required to credit periods of Service and, under the Service spanning rules, certain periods of severance of twelve (12) months or less.  Under the first Service spanning rule, if an Employee severs from Service as a result of resignation, discharge or retirement and then returns to Service within twelve (12) months, the Period of Severance is required to be taken into account.  A situation may arise in which an Employee is absent from Service for any reason other than resignation, discharge, retirement and during the absence a resignation, discharge or retirement occurs.  The second Service spanning rule provides that, under such circumstances, the Plan is required to take into account the period of time between the severance from Service date (i.e., the date of resignation, discharge or retirement) and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.

1.15           Catch-Up Contributions
Catch-Up Contributions are Elective Deferrals made to the Plan that are in excess of any otherwise applicable Plan limit that are made by Participants who are age fifty (50) or older (by the end of their tax year).  An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals or Roth Elective Deferrals without regard to Catch-Up Contributions, such as the limit on Annual Additions, the dollar limitation on Elective Deferrals or Roth Elective Deferrals under Code Section 402(g) (not counting Catch-Up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) Test under Code Section 401(k)(3).  Catch-Up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year or when added to other Elective Deferrals or Roth Elective Deferrals, 75% of the Participant’s Compensation for the taxable year.  The dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later.  Different limits apply to Catch-Up Contributions under SIMPLE 401(k) Plans.  For taxable years beginning in 2002, the limit is $500, and increases each year thereafter in $500 increments until it reaches $2,500 in 2006.  After 2006, the $5,000 limit and $2,500 limit respectively, will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C) in multiples of $500.

Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP Test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy).  Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals or Roth Elective Deferrals made after 2001.

1.16           Code
The Internal Revenue Code of 1986, including any amendments thereto.  Reference to any section or subsection of the Code, includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

1.17           Compensation
The Employer may select one of the following three safe harbor definitions of Compensation in the Adoption Agreement.  The definition of Compensation for Employers who adopt a plan established under a Standardized Adoption Agreement, plans that provide permitted disparity (other than the CODA portion of these plans), Target Benefit Plans, and for Employers determining top-heavy minimum contributions, must be one of the three safe harbor definitions of Compensation. In a Nonstandardized Adoption Agreement, the Employer may modify the definition of Compensation provided that such definition, as modified, satisfies the provisions of Code Sections 414(s) and 401(a)(4).  Compensation will also include Compensation provided by the Employer through another employer or entity under the provisions of Code Sections 3121 and 3306.

(a)           Code Section 3401(a) Wages – All remuneration received by an Employee for services performed for the Employer which are subject to Federal income tax withholding at the source.  Unless elected otherwise in the Adoption Agreement, Compensation shall include any amount deferred under a Salary Deferral Agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 401(k) in connection with a SIMPLE Retirement Account, Code Section 457 in connection with a Plan maintained under said Section, and Code Section 403(b) in connection with a tax-sheltered annuity plan.  Wages are determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].  For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1), 403(b), or 457.

(b)           Code Sections 6041, 6051 And 6052 Reportable Wages – All remuneration received by an Employee for services performed for the Employer that is required to be reported on Form W-2.  Unless otherwise elected in the Adoption Agreement, Compensation shall include any amount deferred under a Salary Deferral Agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, and Code Section 403(b) in connection with a tax-sheltered annuity plan.  A Participant’s wages include remuneration defined at subparagraph (a) above and all other remuneration paid to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.  Such amount must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].  For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1), 403(b), or 457.

(c)           Code Section 415 Compensation – A Participant’s Earned Income, wages, salaries, and fees for professional services and other amounts received, without regard to whether or not an amount is paid in cash, for personal services actually rendered in the course of employment with the Employer maintaining the Plan.  Compensation includes, but is not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a non-accountable plan [as described in Regulation Section 1.62-2(c)]. Compensation excludes the following:

(1)           Employer contributions made under the terms of a Salary Deferral Agreement between an Employee and the Employer to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed.  Such contributions shall include any amount deferred under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan [Elective Deferrals as defined in Code Section 402(g) or Roth Elective Deferrals], Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 402(k) in connection with a SIMPLE Retirement Account, Code Section 132(f)(4) amounts (which prior to January 1, 1998 had been excluded), Code Section 457 in connection with a Plan maintained under said Section, and Code Section 403(b) in connection with a tax-sheltered annuity plan,

(2)           to a Plan of deferred Compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan, or any distributions from a Plan of deferred Compensation,

(3)           amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

(4)           amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option,

(5)           other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee), and

(6)           amounts paid after severance from employment [as defined in Code Section 401(k)] generally would not be treated as Code Section 415(c)(3) unless payment is made within 2½ months following the Participant’s severance and is payment that would otherwise have been made while the Participant was employed such as regular, overtime, shift differential pay, commissions, bonuses and other similar Compensation, and payments for accrued bona fide sick pay, vacation, or other leave (but only if the Participant would have been able to use the leave if employment had continued).  This provision is applicable no earlier than the 2005 Limitation Year.  If elected by the Employer on the Adoption Agreement, post-severance compensation may be excluded from the definition of Compensation.

Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [paragraph (a) above].  Notwithstanding the foregoing, the Compensation of a Participant who is a sole proprietor, partner or a member of a limited liability corporation (LLC) shall be determined under Code Section 415.  The definition of Compensation used in nondiscrimination testing (ADP/ACP Testing) will be elected by the Employer in the Adoption Agreement.  Unless indicated otherwise in the Adoption Agreement, Code Section 3401(a) Compensation paid during a Plan Year while a Participant will be used in the ADP/ACP Tests. Notwithstanding any other provision to the contrary, if the Plan is an amendment and restatement of a Qualified Plan, for Plan Years ending prior to the Plan Year in which the amendment or restatement is adopted, Compensation shall have the meaning set forth in the Qualified Plan prior to its amendment.

Exclusions From Compensation  A Participant’s Compensation shall be determined in accordance with paragraph (a), (b) or (c) above and shall not exclude any item of income unless provided in the definition or elected by the Employer in the Adoption Agreement.

Annual Additions And Top-Heavy Rules For purposes of Article X and XIV, Compensation shall be Code Section 415 Compensation as described in paragraph 1.17(c).  Compensation includes amounts deferred under a plan of deferred compensation as described at paragraph 1.17(c)(1).  For purposes of applying the limitations of Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.  For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457.

If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of Article XIV will supersede any conflicting provisions in the Basic Plan Document #01 or Adoption Agreement.  Earned Income means net earnings from self-employment in the trade or business with respect to which the Plan is established for which personal services of the individual are a material income-producing factor.  Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items.  Net earnings are reduced by contributions by the Employer to a Qualified Plan to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.

Contributions Made On Behalf Of Disabled Participants Compensation with respect to a Participant in a Defined Contribution Plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (defined at paragraph 1.56) and contributions made on behalf of such Participant are nonforfeitable when made.  Compensation will mean Compensation as that term is defined in this paragraph.

Highly Compensated And Key Employees  For purposes of paragraphs 1.56 and 1.59, Compensation shall be Code Section 415 Compensation as described in paragraph 1.17(c).  Such definition shall include any amount deferred under Code Section 125 in connection with a cafeteria plan, Code Section 132(f)(4) or Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 402(k) in connection with a SIMPLE Retirement Account (SIMPLE), Code Section 457 in connection with a Plan maintained under said Section, and Code Section 403(b) in connection with a tax-sheltered annuity plan.  The Employer, if elected in the Adoption Agreement, may limit Compensation considered for purposes of the Plan for these Participants.

Computation Period  The Plan Year, while eligible to participate, shall be the computation period for purposes of determining a Participant’s Compensation, unless the Employer selects a different computation period in the Adoption Agreement.

Limitation On Compensation  The annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan for any year, shall not exceed the limitation as imposed by Code Section 401(a)(17), as adjusted under Code Section 401(a)(17)(B).  If a Plan has a Plan Year that contains fewer than twelve (12) calendar months, the annual Compensation limit for that period is an amount equal to the limitation as imposed by Code Section 401(a)(17) as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is twelve (12).

For Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B) of the Internal Revenue Code, the cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Compensation means Compensation during the Plan Year or such other consecutive twelve (12) month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

USERRA  For purposes of Employee and Employer make-up contributions, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave.  If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.

Definition of Compensation For Purposes Of Safe Harbor CODA Provisions Compensation for the purposes of a Safe Harbor CODA is defined in this paragraph 1.17.  No dollar limit other than the limit imposed by Code Section 401(a)(17) applies to the Compensation of a Non-Highly Compensated Employee.  For purposes of determining the Compensation subject to a Participant’s salary deferral election, the Employer may use an alternative definition to the one described above provided such alternative definition is a reasonable definition of Compensation within the meaning of Section 1.414(s)-1(d)(2) of the Regulations and permits each Participant to contribute sufficient Elective Deferrals or Roth Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described above) available to the Participant under the Plan.

Definition Of Compensation For Purposes Of 401(k) SIMPLE Provisions For purposes of paragraphs 1.38, 3.3, and 4.8, Compensation is the sum of the wages, tips and other compensation from the Employer subject to Federal income tax withholding [as described in Code Section 6051(a)(3)] and the Employee’s salary reduction contributions made under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 402(k) in connection with a SIMPLE Retirement Account, Code Section 457 in connection with a plan maintained under said Section and Code Section 403(b) in connection with a tax-sheltered annuity plan, required to be reported by the Employer on Form W-2 [as described in Code Section 6051(a)(8)].  For self-employed individuals, Compensation means net earnings from self-employment determined under Code Section 1402(a) prior to subtracting any contributions made to this Plan on behalf of any Employee.  The provisions of the Plan implementing the limit on Compensation under Code Section 401(a)(17) apply to the Compensation under paragraph 4.8.

Code Section 125 Arrangements  If elected in the Adoption Agreement amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Code Section 125 Compensation).  An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.  The use of this definition of Compensation will generally also apply to the definition of Compensation for purposes of Code Section 414(s) unless the Plan otherwise specifically excludes all amounts described in Code Section 414(s)(2).

If no election is made on the Adoption Agreement the Plan will exclude deemed Code Section 125 Compensation for purposes of the definition of Compensation.

1.18           Custodian
The institution or institutions (who may be the Sponsor or an affiliate) and any successors or assigns thereto, named  in the Adoption Agreement, to hold the assets of the Plan as provided at paragraph 13.1 herein.

1.19           Davis-Bacon Act
The Davis-Bacon Act found at 40 U.S.C. Section 276(a) et seq., as may be amended from time to time.

1.20           Days of Service
A method of crediting Service with the Employer whereby an Employee receives credit for a Day of Service for any calendar day in which he or she provides Service to the Employer.

1.21           Defined Benefit Plan
A plan under which a Participant's benefit is determined by a formula contained in the plan and no Employee accounts are maintained for Participants.

1.22           Defined Benefit (Plan) Fraction
For Limitation Years beginning before January 1, 2000, a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140% of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Transitional Rule  If an Employee was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986.  The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before 1987.

1.23           Defined Contribution Dollar Limitation
This limit is forty thousand dollars ($40,000) as adjusted by the Secretary of the Treasury for increases in the cost-of-living.  This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d).  Such increases will be in multiples of one thousand dollars ($1,000).

1.24           Defined Contribution Plan
A plan under which Employee accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted.  A Participant's benefit under such plan is based solely on the fair market value of his or her account balance.

1.25           Defined Contribution (Plan) Fraction
For Limitation Years beginning before January 1, 2000, a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds as defined in paragraph 1.121, individual medical accounts as defined in Code Section 415(l)(2) and Simplified Employee Pension Plans as defined in paragraph 1.105, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer).  The maximum aggregate amount in the Limitation Year is the lesser of 125% of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

Transitional Rule  If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.  The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee contributions as Annual Additions.

1.26           Designated Beneficiary
The individual who is designated as the Beneficiary under paragraph 1.13 and who is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1 of the Treasury Regulations.

1.27           Direct Rollover
A payment made by the Plan to an Eligible Retirement Plan that is specified by the distributee or a payment received by the Plan from an Eligible Retirement Plan on behalf of a Participant or an Employee, if selected in the Adoption Agreement by the Employer.  A Direct Rollover from a Roth Elective Deferral account under a qualified cash or deferred arrangement may only be made to another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).  Moreover, a Plan is permitted to treat the balance of the Participant’s designated Roth account and the Participant’s other accounts under the Plan as accounts held under two separate Plans [within the meaning of Section 414(I)] for purposes of applying the special rule in A-11 of §1.401(a)(31)-1 [under which a Plan will satisfy Code Section 401(a)(31) even though the Plan Administrator does not permit any distributee to elect a Direct Rollover with respect to Eligible Rollover Distributions during a year that are reasonably expected to total less than $200].

1.28           Disability
Unless the Employer has elected a different definition in the Adoption Agreement, Disability is defined as an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death, as certified by a physician satisfactory to the Employer, which prevents the Participant from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.  If elected by the Employer in the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of each disabled Participant who is not a Highly Compensated Employee (as defined at paragraph 1.56).  Compensation for purposes of calculating the contribution will mean Compensation as defined at paragraph 1.17 herein.

1.29           Distribution Calendar Year  (Valuation Calendar Year)
A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph 7.6.  The required minimum distribution for the Participant’s First Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.30           Early Retirement Age
The age set by the Employer in the Adoption Agreement, not less than age fifty-five (55), at which a Participant becomes fully vested and is eligible to retire and receive his or her benefits under the Plan.

1.31           Early Retirement Date
The date as selected in the Adoption Agreement on which a Participant or former Participant has satisfied the Early Retirement Age requirements.  If no election is made on the Adoption Agreement, it shall mean the date on which a Participant attains his or her Early Retirement Age.

A former Participant who has separated from Service after satisfying any service requirement but before satisfying the Early Retirement Age and who thereafter reaches the age requirement elected on the Adoption Agreement shall be entitled to receive benefits under the Plan (other than full vesting and any allocation of Employer contributions) as though the requirements for Early Retirement Age had been satisfied.

1.32           Earned Income
Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor.  Earned Income shall be reduced by contributions made by an Employer to a Qualified Plan to the extent deductible under Code Section 404.  Net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the taxpayer under Code Section 164(f), to the extent deductible for taxable years beginning after December 31, 1989.

1.33           Effective Date
The date on which the Employer's Plan or amendment to such Plan becomes effective.  For amendments reflecting statutory and regulatory changes contained in the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the Effective Date(s) of the applicable provisions of this legislation will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment or adoption of the Prototype Plan.

The Effective Date for Elective Deferrals and Roth Elective Deferrals provisions is the date the provisions are actually adopted.   In no event may the Effective Date for Roth Elective Deferrals be earlier than January 1, 2006.

1.34           Elapsed Time
For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the nonforfeitable interest in the Participant's account balance derived from Employer contributions, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of employment or reemployment and ending on the date a Break in Service begins.  The first day of employment or reemployment is the first day the Employee performs an Hour of Service.  An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months.  Fractional periods of a year will be expressed in terms of days.

For purposes of this section, Hour of Service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

A Break in Service is a Period of Severance of at least twelve (12) consecutive months. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

(a)	by reason of the pregnancy of the individual,

(b)	by reason of the birth of a child of the individual,

(c)           by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(d)           for purposes of caring for such child for a period beginning immediately following such birth or placement.

Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

If the Employer is a member of an affiliated service group [under Code Section 414(m)], a controlled group of corporations [under Code Section 414(b)], a group of trades or business under common control [under Code Section 414(c)] or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), Service will be credited for any period of employment with any other member of such group.  Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Sections 414(b), (c) or (m).

1.35           Election Period
The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death.  If a Participant separates from Service prior to the first day of the Plan Year in which age thirty-five (35) is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.36           Elective Deferrals
For taxable years beginning after 2005, the term “Elective Deferrals” includes pre-tax Elective Deferrals and Roth Elective Deferrals.  Pre-tax Elective Deferrals are a Participant’s Elective Deferrals that are not includible in the Participant’s gross income at the time deferred.  Elective Deferrals are Employer contributions in lieu of cash Compensation made to the Plan on behalf of the Participant pursuant to a Salary Deferral Agreement or other deferral mechanism.  With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any Simplified Employee Pension Plan with a cash or deferred arrangement as described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Deferral Agreement.  Elective Deferrals or Roth Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.37           Eligible Employee
For purposes of the SIMPLE 401(k) Plan provisions, any Employee who is entitled to make Elective Deferrals under the terms of the SIMPLE 401(k) Plan.

1.38           Eligible Employer
For purposes of the SIMPLE 401(k) Plan provisions, an Eligible Employer means with respect to any Plan Year, an Employer who had no more than one hundred (100) Employees who received at least $5,000 of Compensation from the Employer for the preceding year.  In applying the preceding sentence, all Employees of controlled groups of corporations under Code Section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code Section 414(c), all Employees of affiliated service groups under Code Section 414(m), and Leased Employees required to be treated as the Employer’s Employees under Code Section 414(n), are taken into account.

An Eligible Employer who elects to have the SIMPLE 401(k) Plan provisions apply to the Plan and fails to continue to qualify as an Eligible Employer for any subsequent year, is treated as an Eligible Employer for the two (2) years following the last year during which the employer was an Eligible Employer.  If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence shall apply only if the provisions of Code Section 410(b)(6)(C)(i) are satisfied.

1.39           Eligible Participant
Any Employee who is eligible to make a Voluntary or Required After-tax Contribution or an Elective Deferral or Roth Elective Deferral (if the Employer takes such contributions into account in the calculation of the Actual Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.  If a Required After-tax Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Employee contributions are made.

1.40           Eligible Retirement Plan
An Eligible Retirement Plan is an eligible Plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a Qualified Plan described in Code Section 401(a), which accepts the distributee’s Eligible Rollover Distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).  If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

1.41           Eligible Rollover Distribution
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

(a)           any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary, or for a specified period of ten (10) years or more,

(b)           any distribution to the extent such distribution is required under Code Section 401(a)(9),

(c)           any Hardship withdrawal distribution under Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998, (or if elected by the Employer in accordance with IRS Notice 99-5, received after December 31, 1999).

(d)           the portion of any distribution that would not be includible in gross income if paid to the Participant (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities),

(e)           any excess amounts that is returned to a Participant in accordance with paragraphs 10.3, 11.8, 11.9 and 11.10,

1.           any other distribution(s) that is reasonably expected to total less than $200 during a year,

2.           any corrective distributions of Excess Elective Deferrals or Roth Elective Deferrals under Code Section 402(g), and the income allocable thereto,

3.           any corrective distributions of Excess Contributions and Excess Aggregate Contributions under Code Section 401(k) and Code Section 401(m), and the income allocable thereto,

4.           any PS 58 costs, and

5.           any dividends paid on securities under Code Section 404(k).

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution Plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.42           Employee
The term Employee means (a) any person reported on the payroll records of the Employer as an Employee who is deemed by the Employer to be a common law Employee; (b) except for determining eligibility to participate in this Plan, any person reported on the payroll records of an affiliated Employer of the Employer or a participating Employer as an Employee who is deemed by the affiliated Employer to be a common law Employee, even if the affiliated Employer is not a participating Employer; (c) any Self-Employed Individual who derives Earned Income from the Employer; (d) any Owner-Employee; and (e) any person who is considered a Leased Employee but who (1) is not covered by a Plan described in Code Section 414(n)(5), or (2) is covered by a Plan described in Code Section 414(n)(5), but Leased Employees constitute more than twenty percent (20%) of the Employer’s non-highly compensated work force.  However, the term Employee will not include any individual who is not reported on the payroll records of the Employer or an affiliated Employer as a common law Employee.  If such person is later determined by the Employer or by a court or governmental agency to be or to have been an Employee, he or she will only be eligible for participation prospectively and may participate in the Plan as of the next entry date following such determination and after the satisfaction of all other eligibility requirements.

The term Employee for these purposes, shall include all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], all Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], Leased Employees [as defined in Code Section 414(n)], and any Employee required to be aggregated by Code Section 414(o).  All such Employees shall be treated as employed by a single Employer.

Leased Employees [as defined in Code Section 414(n) or 414(o)] shall be considered Employees in a Plan established under a Standardized Adoption Agreement except as otherwise provided in this paragraph. Exclusion under a Standardized Adoption Agreement is available only if Leased Employees do not constitute more than 20% of the recipient Employer’s non-highly compensated work force, and the Employer complies with the requirements as outlined in paragraph 2.7.

The term does not include any other common law employee or any Leased Employee.  It is expressly intended that individuals not treated as common law employees by the Employer or a member of the same controlled group or affiliated service group on their payroll records, as identified by a specific job code or work status code, are to be excluded from Plan participation even if a court or administrative agency subsequently determines that such individuals are common law Employees and not independent contractors.

1.43           Employer
The Self-Employed Individual, partnership, corporation or other organization including any participating Employer, which adopts this Plan including any entity that succeeds the Employer and adopts this Plan.  For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts or sponsors this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

In addition to such required treatment, the Plan Sponsor may, in its discretion, designate as an Employer any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity which is otherwise affiliated with the Employer, subject to such nondiscriminatory limitations as the Employer may impose.

1.44           Entry Date
The date as of which an Employee who has satisfied the Plan’s eligibility requirements enters or reenters the Plan, as defined in the Adoption Agreement.

1.45           ERISA
The Employee Retirement Income Security Act of 1974, as amended and any successor statute thereto.

1.46           Excess Aggregate Contributions
The excess, with respect to any Plan Year, of:

(a)           the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(b)           the maximum Contribution Percentage Amounts permitted by the ACP test (determined hypothetically by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

(c)           Such determination shall be made after first determining Excess Elective Deferrals or Roth Elective Deferrals pursuant to paragraph 1.49 and then determining Excess Contributions pursuant to paragraph 1.48.

1.47           Excess Annual Additions
The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.48           Excess Contributions
With respect to any Plan Year, the excess of:

1.           the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b)           the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.49           Excess Elective Deferrals
Those Elective Deferrals or Roth Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals or Roth Elective Deferrals for a taxable year exceed the dollar limitation under Code Section 402(g) [including if applicable, the dollar limitation on such Catch-Up Contributions as defined in Code Section 414(v)] for such year or are made during a calendar year and exceed the dollar limitation under Code Section 402(g) including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals or Roth Elective Deferrals made under this Plan and any other Plan, contract or arrangement maintained by the Employer.  Excess Elective Deferrals or Roth Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.  For taxable years beginning after December 31, 2005, unless the Participant specifies otherwise, distribution of Excess Elective Deferrals or Roth Elective Deferrals for a year shall be made first from the Participant’s pre-tax Elective Deferral account to the extent the pre-tax Elective Deferrals were made for the year.  Pre-tax Elective Deferrals are elective contributions under a qualified cash or deferred arrangement that are not Roth Elective  Deferrals.

1.50           Expected Year Of Service
An eligibility computation period during which an Employee is expected to complete a Year of Service (as defined in the Adoption Agreement) based upon their employment schedule or position. If an Employee who was not expected to complete a Year of Service actually completes the required number of Hours of Service during an applicable computation period, such Employee shall be deemed to have entered the plan as of the same date they would have had the Employee been originally classified as expected to complete a Year of Service. In the event an Employee becomes a Participant under such circumstances, the Employee shall be eligible for an allocation of all contributions that would have been made on the Employee’s behalf had the Employee had been properly classified. If an Employee who was originally classified not being expected to complete a Year of Service has a subsequent change in employment schedule or position such that the Employee would be considered as likely to complete a Year of Service, such Employee shall eligible to participate in the Plan as of the earlier of the completion of the Service requirement specified in the Adoption Agreement on the reclassified basis or the actual completion of a Year of Service as it is defined in the Adoption Agreement. The Employee shall then enter the Plan as a Participant as of the next Entry Date following satisfaction of the eligibility requirements specified above.

1.51           Fiduciary
Any individual or entity which exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; renders investment advice for a fee or other compensation (direct, or indirect); has any discretionary authority or responsibility over Plan administration; or acts to carry out a Fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; subject, however, to any exception granted directly or indirectly by the provisions of ERISA or any applicable Regulations.  The Sponsor is the “Named Fiduciary” for purposes of ERISA Section 402(a)(2).

1.52           First Distribution Calendar Year
For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.  For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.6.

1.53           Former Participant
A Participant who is no longer actively accruing benefits under the Plan.

1.54           Hardship
An immediate and heavy financial need of the Employee where such Employee lacks other available financial resources to satisfy such financial need.

1.55           Highest Average Compensation
For Limitation Years beginning before January 1, 2000, the average Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average.  A Year of Service with the Employer is the twelve (12) consecutive month period defined in the Adoption Agreement, or, if not indicated in the Adoption Agreement, as defined in paragraph 1.122.

1.56           Highly Compensated Employee
Effective for years after December 31, 1996, the term Highly Compensated Employee means any Employee who:  (1) is a 5% or more owner at any time during the year or preceding year, or (2) for the preceding year had Compensation from the Employer in excess of $80,000 and if the Employer so elects in the Adoption Agreement, is in the Top-Paid Group for the preceding year.  The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For the determination of who is a Highly Compensated Employee, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year.  Employees who do not meet the Highly Compensated Employee definition are considered Non-Highly Compensated Employees.

A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and IRS Notice 97-45.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.  In order to be effective, a Top-Paid Group election or calendar year data election must apply consistently to all plans of the Employer that begin with or within the same calendar year.

1.57           Hour Of Service

(a)           Unless otherwise specified in the Adoption Agreement, each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours shall be credited to the Employee for the computation period in which the duties are performed, and

(b)           each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence.  No more than five hundred and one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period need occur in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference, and

(c)           each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)           Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Regulations thereunder.  Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the Regulations thereunder.

(e)           Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.14, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.  No more than five hundred and one (501) hours will be credited under this paragraph.

(f)           Notwithstanding paragraph (b), the Plan Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee paid on an hourly or salaried basis.  Under such equivalency methods, an Employee will be credited with either (1) one hundred ninety (190) Hours of Service for each month in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (2) ninety five (95) Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (3) forty-five (45) Hours of Service for each week in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (4) ten (10) Hours of Service for each day in which he or she is paid or entitled to payment for at least one (1) Hour of Service.

(g)           Hours of Service shall be determined under the hours counting method as elected by the Employer in the Adoption Agreement.  If no election is made, actual hours under the hours counting method will be used.

1.58           Integration Level
The amount of Compensation specified in the Adoption Agreement at or below which the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan is less than the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan with respect to Compensation above such level.  The Adoption Agreement must specify an Integration Level in effect for the Plan Year.  No Integration Level in effect for a particular Plan Year may exceed the contribution and benefit base (“Taxable Wage Base”) under Section 230 [Code Section 3121(a)(1)] of the Social Security Act in effect on the first day of the Plan Year.

1.59           Key Employee
For Plan Years beginning after December 31, 2001, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 [as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002], a five percent (5%)  or more owner of the Employer, or a more than one percent (1%) owner of the Employer having annual Compensation of more than $150,000.  In determining whether a Plan is Top-Heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employer (including any deceased Employee) who at the time during the five (5) year period ending on the determination date, is an officer of the Employer having an annual Compensation that exceeds fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such Individual’s Compensation exceeds one-hundred percent (100%) of the dollar limitation under Code Section 415(c)(1)(A), a five percent (5%) or more owner of the Employer, or a more than one percent (1%) owner of the Employer who has an annual Compensation of more than $150,000.  For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder.

1.60           Leased Employee
Any person (other than an Employee of the recipient) within the meaning of Code Section 414(n)(2) and Section 414(o) who is not reported on the payroll records of the Employer as a common law Employee and who provides services to the Employer if (a) the services are provided under an agreement between the Employer and a leasing organization; (b) the person has performed services for the Employer or for the Employer and related persons as determined under Code Section 414(n)(6) on a substantially full time basis for a period of at least one year; and (c) the services are performed under the primary direction and control of the Employer.  Contributions or benefits provided to a Leased Employee by the leasing organization attributable to services performed for the Employer will be treated as provided by the Employer.

A Leased Employee will not be considered an Employee of the recipient if he is covered by a money purchase plan providing (a) a non-integrated Employer contribution rate of at least ten percent (10%) of Code Section 415 Compensation, including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Leased Employee’s gross income under a cafeteria plan covered by Code Section 125, a cash or deferred Plan under Code Section 401(k), a SEP under Code Section 408(k) or a tax-deferred annuity under Code Section 403(b) and also including for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Leased Employee because of Code Section 132(f)(4); (b) immediate participation; and (c) full and immediate vesting.  This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated work force.

1.61           Life Expectancy
Life expectancy as computed by use of one of the following tables, as appropriate: (1) Single Life Table, (2) Uniform Life Table, or (3) Joint and Last Survivor Table found in Section 1.401(a)(9)-9 of the Regulations.

1.62           Limitation Year
The calendar year or such other twelve (12) consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Additions to a Participant's account.  All Qualified Plans maintained by the Employer must use the same Limitation Year.  If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.  If no designation is made on the Adoption Agreement, the Limitation Year will automatically default to the Plan Year.  The Limitation Year under the SIMPLE 401(k) Adoption Agreement shall be the calendar year.

1.63           Master Or Prototype Plan
A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.64           Matching Contribution
An Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of a Voluntary or Required After-tax Contribution made by such Participant, or on account of a Participant's Elective Deferral, Roth Elective Deferral or Catch-Up Contribution made by such Participant under a Plan maintained by the Employer.

A Plan established under a Cash or Deferred Adoption Agreement may allocate Matching Contributions throughout the Plan Year, even though the amount of Matching Contributions is determined on the basis of the Plan Year.  If   the Plan is calculating Matching Contributions on a Plan Year basis, but Matching Contributions that are deposited during the Plan Year have been calculated on a payroll period, an additional “true-up” contribution may be required to accurately calculate the Matching Contributions as elected on the Adoption Agreement.

1.65           Maximum Permissible Amount
The maximum Annual Additions that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)           the Defined Contribution Dollar Limitation, or

2.           100% of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Sections 415(l)(1) or 419(d)(2).  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).

1.66           Named Investment Fiduciary
One or more Fiduciaries who have the authority to control and manage the operation, management and administration of the Plan as more fully described in Article XII.  The Named Investment Fiduciaries shall be selected through a procedure outlined by the Plan Sponsor.

1.67           Net Profit
The current and accumulated operating earnings of the Employer after Federal and state income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other Qualified Plan of the Employer, unless the Employer has elected a different definition in the Adoption Agreement.  Unless elected otherwise in the Adoption Agreement, Employer contributions to the Plan are not conditioned on profits.

1.68           Normal Retirement Age
The age set by the Employer in the Adoption Agreement, not to exceed age sixty-five (65), or if later the number of years of participation elected in the Adoption Agreement, if any, at which a Participant becomes fully vested and is eligible to retire and receive his or her benefits under the Plan.  If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.  If no selection is made, Normal Retirement Age will be defined as attainment of age sixty-five (65).

1.69           Normal Retirement Date
The date on which the Participant attains the Normal Retirement Age as elected in the Adoption Agreement.  If no election is made on the Adoption Agreement, it shall mean the date on which a Participant attains his or her Normal Retirement Age.

1.70           Owner-Employee
A sole proprietor or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.71           Participant
Any current Employee who met the applicable eligibility requirements and reached his or her Entry Date and, where the context so requires, pursuant to the terms of the Plan, any living former Employee on whose behalf an Account is maintained or former Employee who has met the eligibility requirements.

1.72           Participant’s Account Balance
The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

1.73           Participant's Benefit
With respect to required distributions pursuant to paragraph 7.8, the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the calendar year after the Valuation Date and decreased by distributions made in the calendar year after the Valuation Date.  A special exception exists for the second Distribution Calendar Year.  For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.74           Period Of Severance
For Plans using Elapsed Time for purposes of crediting a Year of Service for eligibility, accrual of benefits and/or vesting, Employees will receive credit for all periods of Service from their date of hire (or rehire) until the next Period of Severance.

When using Elapsed Time:

1.           a Break in Service shall mean a Period of Severance of at least twelve (12) months;

2.           a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer;

3.           a Period of Severance begins on the date the Employee retires, quits, or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from Service.

1.75           Permissive Aggregation Group
The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.76           Plan
The Defined Contribution Plan of the Employer in the form of this Prototype Plan and the applicable Adoption Agreement executed by the Employer as may be amended from time to time (which includes any addendum thereto).  The Plan shall have the name specified in the Adoption Agreement.

1.77           Plan Administrator
The Employer or individual(s) or entity(ies) appointed by the Employer to administer the Plan as provided at paragraph 12.1 herein.

1.78           Plan Sponsor
The Employer who adopts this Prototype Plan and accompanying Adoption Agreement.

1.79           Plan Year
The twelve (12) consecutive month period designated by the Employer in the Adoption Agreement.  The Plan Year under the SIMPLE 401(k) Adoption Agreement shall be the calendar year.

1.80           Predecessor Organization
An employer that previously employed the employees acquired by the current Employer.  The determination of whether a prior employer is a “predecessor organization” shall be determined in accordance with Code Section 414.  The Employer may grant optional crediting of predecessor service pursuant to Code Section 414(a)(2) and the Regulations issued thereunder.

1.81           Present Value
The actuarial equivalent of a Participant's accrued benefit under a Defined Benefit Plan maintained by the Employer expressed in the form of a lump sum.  Actuarial equivalence shall be based on reasonable interest and mortality assumptions determined in accordance with the Top-Heavy provisions of the respective plan.  Present Value is used for the purposes of the Top-Heavy test and the determination with respect thereto.

1.82           Prior Plan Year
The Plan Year immediately preceding the current Plan Year.

1.83           Projected Annual Benefit
For Limitation Years beginning before January 1, 2000, the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or Plans, assuming:

(a)           the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(b)           the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

1.84           Qualified Domestic Relations Order (QDRO)
A Qualified Domestic Relations Order (QDRO) is a signed domestic relations order issued by a state court or agency which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit and which meets the requirements of Code Section 414(p).  An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a Beneficiary under the Plan as a result of the QDRO.  Unless elected otherwise by the Employer in the Adoption Agreement, the earliest date for payment of a QDRO to an alternate payee, is the date upon which the order is deemed qualified.

1.85           Qualified Early Retirement Age
For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:

(a)           the earliest date under the Plan on which the Participant may elect to receive retirement benefits, or

(b)           the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(c)           the date the Participant begins participation.

1.86           Qualified Joint And Survivor Annuity (QJSA)
An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least 50%, but not more than 100%, of the annuity payable during the joint lives of the Participant and the Participant's Spouse.  The exact amount of the survivor annuity is to be specified by the Employer in the Adoption Agreement.  If no election is made on the Adoption Agreement, and the Plan is subject to the Qualified Joint and Survivor Annuity provisions, the survivor annuity will be 50% of the amount paid to the Participant during his or her lifetime.  The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.87           Qualified Matching Contributions (QMACs)
Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for Hardships) applicable to Elective Deferrals and Roth Elective Deferrals. Qualified Matching Contributions (QMACs) must satisfy Regulations Section 1.401(k)-2(a)(6) if used for the ADP Test.

1.88           Qualified Non-Elective Contributions (QNECs)
Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions (other than for Hardships) that are applicable to Elective Deferrals or Roth Elective Deferrals and Qualified Matching Contributions. If Qualified Non-Elective Contributions (QNECs) or Elective Deferrals or Roth Elective Deferrals are used for the ACP Test, they must satisfy Regulations Section 1.401(m)-2(a)(6).

1.89           Qualified Plan
Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401(a) and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

Solely for the purposes of Rollover Contributions, for Plan Years beginning after December 31, 2001, the term “Qualified Plan” includes a governmental Code Section 457 Plan, and a Code Section 403(b) annuity or plan.

1.90           Qualified Pre-Retirement Survivor Annuity
An annuity for the life of the Surviving Spouse of a Participant the actuarial equivalent of which is not less than 50% of the Participant’s Vested Account Balance as of the date of the Participants’ death, as elected by Employer in the Adoption Agreement.  If no selection is made on the Adoption Agreement, and the Plan is subject to the Qualified Joint and Survivor Annuity provisions, the Qualified Pre-Retirement Survivor Annuity shall be 50% of the Participant’s Vested Account Balance as of the date of the death of the Participant, unless the Employer in a prior version of the Adoption Agreement or Plan, had elected that the Qualified Pre-Retirement Survivor Annuity be 100% of the Account Balance.

1.91           Qualified Voluntary Contribution
A tax-deductible Voluntary Employee Contribution which was permitted to be made for the tax years 1982 through 1986.  This type of contribution is no longer permitted to be made by a Participant.  This Plan shall accept such type of contribution if made in a prior plan and an appropriate recordkeeping account will be established on behalf of the Participant.

1.92           Required After-tax Contributions
Employee after-tax contributions required as a condition of participation in the Plan.

1.93           Required Aggregation Group
A group of plans including:

(a)           each Qualified Plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

(b)           any other Qualified Plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.94           Required Beginning Date
As elected in the Adoption Agreement, the Required Beginning Date will be defined in either subparagraph (a) or (b) below:

(a)           The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(b)           The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½, except that benefit distributions to a Participant [other than a five percent (5%) or more owner] must commence by April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires.

(c)           Any participant attaining age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70½, to defer distributions until the April 1 of the calendar year following the calendar year in which the Participant retires.  If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70½.

(d)           A Participant is treated as a five percent (5%) or more owner for purposes of this section if such Participant is a five percent (5%) or more owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.  Once distributions have begun to a five percent (5%) or more owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) or more owner in a subsequent year.

1.95           Rollover Contribution
A Qualified Plan may accept a Rollover Contribution from any Eligible Retirement Plan described in Code Section 402(c)(8)(B).  An Eligible Retirement Plan is:

(a)           another Qualified Plan;

(b)           an Individual Retirement Account or Annuity (IRA);

(c)           a Code Section 403(b) plan;

(d)           a governmental Code Section 457(b) plan.

If the distribution is from an IRA, it is eligible for rollover into a Qualified Plan, but only to the extent it would be includible in gross income if it were not rolled over.

The term Rollover Contribution means an amount transferred to this Plan in a Trustee to Trustee transfer from another Qualified Plan and transferred to this Plan within sixty (60) days of receipt thereof.  Any amount that is transferred to this Plan from another qualified retirement plan which at the time of transfer was not subject to the Qualified Joint and Survivor Annuity and Qualified Pre-retirement Survivor Annuity requirements of Code Section 401(a)(11), or which is transferred to this Plan under subparagraph (b) above from a individual retirement account, will not at any time be subject to the spousal consent requirements as set forth in Article VIII.

1.96           Roth Elective Deferrals
An Elective Deferral designated by a Participant  as a Roth Elective Deferral that at the time the deferral is made that is includible in the Participant’s gross income and has been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.  A Participant’s Roth Elective Deferrals will be maintained in a separate account containing only the Participant’s Roth Elective Deferrals and gains and losses attributable to those Roth Elective Deferrals.

Roth Elective Deferrals shall be treated in the same manner as a pre-tax Elective Deferrals under the terms of the Plan.  For purposes of interpreting the Plan, the term Elective Deferral shall mean both pre-tax Elective Deferrals and Roth Elective Deferrals except in cases where the context is clearly in violation of the requirements of this paragraph.

Roth Elective Deferrals are effective on the later of when the Plan is adopted or January 1, 2006.

1.97           Salary Deferral Agreement
An agreement between the Employer and an Employee where the Employee authorizes the Employer to withhold a specified percentage or dollar amount of his or her Compensation (otherwise payable in cash) for deposit to the Plan on behalf of such Employee.

1.98           Savings Incentive Match Plan For Employees (SIMPLE)
A plan adopted by an Eligible Employer under Code Section 401(k)(11) under which Eligible Employees are permitted to make Elective Deferrals to a Qualified Plan established by the completion of the SIMPLE 401(k) Plan Adoption Agreement.  An Eligible Employer that elects to have the SIMPLE 401(k) provisions apply to the Plan and that fails to continue to qualify an Eligible Employer for any subsequent year, is treated as an Eligible Employer for the two (2) years following the last year during which the Employer was an Eligible Employer.  If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence shall apply only if the provisions of Code Section 410(h)(6)(c)(i) are satisfied.

1.99           Self-Employed Individual
An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.100           Service
The period of current or prior employment with the Employer including any imputed period of employment which must be counted under USERRA.  If the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as Service for the Employer for the purpose(s) specified in the Adoption Agreement.  Service is determined under an hours counting method or Elapsed Time method as selected by the Employer in the Adoption Agreement.

If the Employer has elected to use the Elapsed Time method to determine eligibility and/or vesting Service, the aggregate of the following (applied without duplication and except for periods of Service that may be disregarded under paragraph 9.6):

1.           Each period from an Employee’s date of hire (or reemployment date) to his next Severance Date; and

2.           If an Employee performs an Hour of Service within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service.  Service shall be credited for all periods when the Employer or an Affiliated Employer employs the Employee.

Service shall be measured in whole years and fractions of a year in months.  For this purpose, (a) periods of less than a full year shall be aggregated on the basis that twelve (12) months or three hundred and sixty five (365) days equals a year, and (b) in aggregating days into months, thirty (30) days shall be rounded up to the nearest whole month.  For purposes of determining Service, “Date of Hire” means the date on which an Employee first completes an Hour of Service and “Reemployment Date” means the date on which an Employee first completes an Hour of Service after a Severance Date.

If the Employer is a member of an affiliated service group [under Code Section 414(m)], a controlled group of corporations [under Code Section 414(b)], a group of trades or businesses under common control [under Code Section 414(c)] or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), Service will be credited for any employment for any period of time for any other member of such group.  Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Section 414(b), (c), or (m).

The timing of any Plan amendment that credits (or increases benefits attributable to) Years of Service for a period in the past is deemed not to have the effect of discriminating significantly in favor of Highly Compensated Employees or former Highly Compensated Employees if the period for which the service credit (or benefit increase) is granted  under a standardized plan does not exceed the five (5) years immediately preceding the Plan Year in which the amendment first becomes effective. The service credit (or benefit increase) is granted on a reasonably uniform basis to all Employees, if benefits attributable to the period are determined by applying the current Plan formula, and the service credited is Service (including pre-participation or imputed Service) with the Employer or a previous employer that may be taken into account under Regulations Section 1.401(a)(4)-11(d)(3) [without regard to Regulations Section 1.401(a)(4)-11(d)(3)(i)(B)]. This safe harbor is not available if the Plan amendment granting the service credit (or increasing benefits) is part of a pattern of amendments that has the effect of discriminating significantly in favor of Highly Compensated Employees or former Highly Compensated Employees.

Service credit (or benefit increase) granted under a nonstandardized plan may exceed the five (5) years immediately preceding the Plan Year in which the amendment first becomes effective.  Any credited Service shall be as elected on the Adoption Agreement.

1.101           Service Provider
An individual or business entity who is retained by the Plan Administrator on behalf of the Plan to provide specified administrative services to the Plan.

1.102           Severance Date
The date which is the earlier of:

1.           the date on which an Employee quits, retires, is discharged or dies; or

2.           the first anniversary of the first date of a period in which an Employee remains continuously absent from Service with an Employer or affiliate (with or without pay) for any reason other than quit, retirement, discharge or death.

1.103           Severance Period
Each period from an Employee’s Severance Date to his next re-employment date for purposes of USERRA.

1.104           Shareholder Employee
An Employee or officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.105           Simplified Employee Pension Plan
A plan under which the Employer makes contributions for eligible Employees pursuant to a written formula.  Contributions are made to an individual retirement account which meets the requirements of Code Section 408(k).

1.106           Sponsor
The institution or entity and any of its affiliates or any successor or assigns thereto who makes this Prototype Plan available to adopting Employers.

1.107           Spouse  (Surviving Spouse)
The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death.  A former Spouse will be treated in the same manner as a Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

1.108           Super Top-Heavy Plan
A Plan described at paragraph 1.111 under which the Top-Heavy Ratio exceeds 90%.

1.109           Taxable Wage Base
For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the contribution and benefit base in effect under the Social Security Act (Section 203) at the beginning of the Plan Year.

1.110           Top-Heavy Determination Date
For the first Plan Year of the Plan, the last day of the first Plan Year.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.

1.111           Top-Heavy Plan
For any Plan Year, the Employer's Plan is Top-Heavy if any of the following conditions exist:

(a)           The Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(b)           The Employer's Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(c)           The Employer's Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.112           Top-Heavy Ratio

(a)           If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

(1)           the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s)], and

(2)           the denominator of which is the sum of all account balances [including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the Regulations thereunder.

Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.  In the case of a distribution made for a reason other than severance from employment, death or Disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period”.

(b)           If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder.  The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

(c)           For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second Plan Years of a Defined Benefit Plan.  The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder.  Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.113           Top-Paid Group
The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year.  For purposes of determining the number of Employees in the group (but not who is in it), Employees identified in (a) through (d) may be excluded and Employees identified in (e) through (f) shall be excluded:

(a)           Employees who have not completed six (6) months of Service by the end of the year;

(b)           Employees who normally work less than seventeen and one-half (17½) hours per week by the end of the year;

(c)           Employees who normally work not more than six (6) months during any year;

(d)           Employees who have not attained age twenty-one (21) by the end of the year;

(e)           Employees included in a collective bargaining unit, covered by an agreement between Employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining, if they constitute at least 90% of the Employer’s work force and the Plan covers only non-union Employees; and

(f)           Employees who are nonresident aliens and who receive no Earned Income which constitutes income from sources within the United States.

1.114           Transfer Contribution
A non-taxable transfer of a Participant's benefit directly from a Qualified Plan to this Plan.  This type of transfer does not constitute constructive receipt of plan assets.

1.115           Trust
The trust established in conjunction with the Plan, together with any and all amendments thereto which holds assets of the Plan held by or in the name of the Trustee or Custodian.

1.116           Trustee
An individual, individuals or corporation and any of its affiliates or any successor or assigns (who may be the Sponsor or an affiliate)  named in the Adoption Agreement or any duly appointed successor or assigns as provided for in paragraph 13.19.

1.117           Uniformed Services Employment And Reemployment Rights Act Of 1994 (USERRA)
The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment, suspensions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

1.118           Valuation Date
The last day of the Plan Year and such other date(s) as specified in the Adoption Agreement on which the fair market value of Plan assets is determined.  The Trustee and/or Custodian may also value all or any portion of the assets of the Trust on such other Valuation Dates as directed by the Plan Administrator, including but not limited to semi-annually, quarterly, monthly, or daily Valuation Dates.

1.119           Vested Account Balance
The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life.  The provisions of Article IX shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

1.120           Voluntary After-tax Contribution
Any contribution (other than Roth Elective Deferrals) made to the Plan or any other Defined Contribution Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.121           Welfare Benefit Fund
Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their Beneficiaries.  For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code Section 404 (relating to deductions for contributions to an Employees' trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply.  A "Fund" for purposes of this paragraph, is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.122           Year Of Service

1.           If elected in the Adoption Agreement, the hours counting method will be used in determining either an Employee’s initial or continuing eligibility to participate in the Plan, or the nonforfeitable interest in the Participant’s account balance derived from Employer contributions.  A Year of Service is a twelve (12) consecutive month period in which an Employee has completed 1,000 Hours of Service (or such lower number as is specified in the Adoption Agreement).

(1)           The eligibility computation period begins on the date the Employee first performs an Hour of Service (employment commencement date) and is a twelve (12) consecutive month period during which the Employee has completed the number of Hours of Service (not to exceed 1,000) as elected in the Adoption Agreement.

(2)           The vesting computation period is a twelve (12) consecutive month period as elected by the Employer in the Adoption Agreement during which the Employee completed the number of Hours of Service [not to exceed 1,000] as elected in the Adoption Agreement.  If no election is made, the Plan Year shall be used provided that in the event the Plan Year is changed, the “vesting computation period” shall be the twelve (12) consecutive month period determined in accordance with Department of Labor Regulation Section 2530.203-2(c), the provisions of which are incorporated herein by reference.

2.           Alternatively, if elected in the Adoption Agreement, the Elapsed Time method will be used in determining an Employee’s initial or continuing eligibility to participate in the Plan, accrual of benefits or the nonforfeitable interest in the Participant’s account balance derived from Employer contributions. An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Period of Severance begins.  The first day of employment or reemployment is the first day the Employee performs an Hour of Service for the Employer.  An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months.  Fractional periods of a year will be expressed in terms of days.  Years of Service will be determined in accordance with paragraph 1.100.

(1)           A Break in Service under the Elapsed Time method as defined in paragraph 1.74 is a Period of Severance of at least twelve (12) consecutive months.  A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer.  The continuous period begins on the date the Employee retires, quits, is discharged or if earlier, the first twelve (12) month anniversary of the date on which the Employee is first absent from Service.

1.                      In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence from work for maternity or paternity reasons (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.           Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee terminates employment with the Employer or is no longer a member of an eligible class of Employees.

3.           If two (2) Years of Service are required as a condition of eligibility, a Participant will only have completed two (2) Years of Service for eligibility purposes upon the actual completion of two (2) consecutive Years of Service.

4.           The Employer may elect in the Adoption Agreement for purposes of determining a Participant’s vested interest to disregard Years of Service prior to the time the Employer or any affiliate maintained the Plan or any predecessor plan, and/or an Employee’s attainment of a certain age, not to exceed age eighteen (18).

(f)           An Employee’s Years of Service under this Plan may be determined using the hours counting method or the Elapsed Time method or both.  Unless otherwise elected in the Adoption Agreement, Years of Service shall be determined using the hours counting method on the basis of actual hours worked.

(g)           If the Plan determines Service for a given purpose on one basis and an Employee transfers to Employment covered by this Plan from employment covered by another Qualified Plan which determines Service for such purpose on the other basis, and if the Employee’s Service for the period during which he was covered by such other plan is required to be taken into consideration under this Plan for that purpose, then the following rules shall apply:

(1)           If such Service was determined under the other plan using the hours counting method, then the period so taken into consideration through the close of the computation period in which such transfer occurs shall be the number of Years of Service credited to the Employee for such purpose under such other plan as of the start of such computation period, and for the computation period in which such transfer occurs, the greater of (A) his Service for such period as of the date of transfer determined under the rules of such other plan, or (B) his Service for such period determined under the Elapsed Time rules of this Plan.  Service after the close of that computation period shall be determined for such purpose solely under the Elapsed Time rules of this Plan.

(2)           If such Service was determined under the other plan using the Elapsed Time method, then the period taken into consideration shall be (i) the number of one-year periods of Service credited to the Employee under such other plan as of the date of the transfer, and (ii) for the computation period which includes the date of transfer, the Hours of Service equivalent to any fractional part of a Year of Service credited to him under such other plan.  In determining such equivalency, the Employee shall be credited with one-hundred-ninety (190) Hours of Service for each month or fraction thereof.

If this Plan is an amendment and continuation of another Qualified Plan or if this Plan is amended and an effect of the amendment is to change the basis on which Years of Service are determined, the foregoing rules shall be applied as if each Employee had transferred employment on the effective date of such amendment.

If no election is made on the Adoption Agreement, the Plan will define a Year of Service as a twelve (12) consecutive month period in which an individual has completed 1,000 Hours of Service under the hours counting method.

ARTICLE II
ELIGIBILITY REQUIREMENTS

2.1           Eligibility
Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Employees hired after the Effective Date of the Plan, upon meeting the eligibility requirements, shall become Participants on the applicable Entry Date.  For amended and restated Plans, Employees who were Participants in the Plan prior to the Effective Date will continue to participate in the Plan, regardless of whether the Employee satisfies the eligibility requirements in the restated or amended Plan, unless otherwise elected in the Adoption Agreement.  If no age and Service requirement are elected in the Adoption Agreement, an Employee will become a Participant on the date the individual first performs an Hour of Service for the Employer.  The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan.

(a)           In the event that an Employee has satisfied the eligibility requirements, but is not employed on the applicable Entry Date, such Employee will become a Participant for the purpose(s) for which an Employee had previously qualified upon his or her rehire.

(b)           Except as otherwise provided in the Adoption Agreement, all Years of Service will be counted for purposes of determining whether an Employee has satisfied the Plan’s Service eligibility requirement, if any.  If a Participant has a Break in Service or Period of Severance, Service before that Break in Service or Period of Severance shall be reinstated as of the date the Employee is credited with an Hour of Service after incurring such Break in Service or Period of Severance.

(c)           In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been in an eligible class.

(d)           A former Participant shall be eligible to authorize Elective Deferrals or Roth Elective Deferrals and may make other Employee Contributions as permitted under the Plan as of the date on which the individual is rehired.  Such contributions shall resume immediately (or as soon as administratively feasible) on or after his or her date of rehire.  A former Employee who had become a Participant for the purpose of Employer contributions shall again become a Participant with respect to Employer Contributions on the date on which the individual is rehired.

(e)           An Employee who has become a Participant under the Plan will remain a Participant for as long as an account is maintained under the Plan for his or her benefit, or until his or her death, if earlier.

(f)           Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee terminates employment with the Employer or is no longer a member of an eligible class of Employees.

(g)           An Employee’s eligibility to make Elective Deferrals or Roth Elective Deferrals under a cash or deferred arrangement may not be conditioned upon the completion of more than one (1) Year of Service or the attainment of an age greater than twenty-one (21).  An Employee’s eligibility to receive Matching Contributions, Qualified Matching Contributions, or Qualified Non-Elective Contributions may be conditioned upon the completion of up to two (2) Years of Service.  No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an Employee’s Elective Deferrals or Roth Elective Deferrals.

2.2           Determination Of Eligibility
The Plan Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information provided by the Employer.  Such determination shall be conclusive and binding on all Employees except as otherwise provided herein or by operation of law.

2.3           Change In Classification Of Employment
In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees (as elected by the Employer in the Adoption Agreement), Elective Deferrals, Roth Elective Deferrals and/or other Employee contributions will cease as soon as administratively practicable after the Participant becomes ineligible. Such Participant shall participate for the purpose(s) for which the Participant had previously qualified immediately (or as soon as administratively feasible) upon his or her return to an eligible class of Employees.

2.4           Participation
A Year of Service for participation in the Plan is an eligibility computation period during which an Employee completes the Hours of Service requirement (1,000 hours or less) elected by the Employer in the Adoption Agreement.  If the Plan utilizes the Elapsed Time method of crediting Service, an eligibility computation period for which the Employee receives credit for a Year of Service will be determined under the Service crediting rules of paragraph 1.100.  Plans that require Employees to complete more than one (1) Year of Service in order to become a Participant must fully vest such Employee upon becoming a Participant in the Plan.

The initial eligibility computation period shall be the twelve (12) consecutive month period beginning on the Employee’s employment commencement date (the first day an Employee completes an Hour of Service for the Employer).  The Plan will measure succeeding eligibility computation periods based on the Plan Year, unless otherwise elected in the Adoption Agreement. Where the subsequent computation periods are calculated on the basis of the Plan Year, an Employee who receives credit for the required number of Hours of Service during the initial computation period and then earns an additional Year of Service credit during the Plan Year commencing during the subsequent twelve (12) month period will be credited with two (2) Years of Service for purposes of eligibility to participate.  Years of Service and Breaks in Service shall be measured on the same eligibility computation period.

An Employer may specify in the Adoption Agreement a Service requirement for eligibility for participation in the Plan after completion of a specified number of months or Hours of Service.  Any Service requirement based on months of Service may not require an Employee to complete more than one (1) Year of Service (1,000 Hours of Service) in a twelve (12) consecutive month period, or if applicable, two (2) Years of Service.

2.5           Employment Rights
Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.6           Service With Controlled Groups
All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) shall be credited for purposes of determining an Employee's eligibility to participate.

2.7           Leased Employees
A Leased Employee shall be treated as an Employee of the recipient Employer in any Plan established under a Standardized Adoption Agreement, unless specifically excluded under the provisions of the next subparagraph.  A Leased Employee will be considered an Employee of the recipient Employer for purposes of participation in any Plan established under a Nonstandardized Adoption Agreement, unless otherwise elected by the Employer in the Adoption Agreement.  Contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan sponsored by the leasing organization providing:

(a)           a non-integrated Employer contribution rate of at least 10% of Compensation [as defined in Code Section 415(c)(3)], but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b),

(b)           immediate participation, and

(c)           full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's Non-Highly Compensated work force.  The Plan Administrator must apply this paragraph consistent with Code Sections 414(n) and 414(o) and the Regulations issued thereunder.  The Employer must specify in an addendum to the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization.

2.8           Thrift Plan
The Employer may make an election in the Adoption Agreement to require Employee after-tax contributions (Required After-tax Contributions) as a condition of participation in the Plan.  The Employer shall notify each eligible Employee of his or her eligibility for participation prior to the appropriate Entry Date.  The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan.  Such authorization shall be returned to the Employer within the time prescribed.  The Employee may decline participation by so indicating in accordance with the procedures prescribed by the Employer.  If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on any subsequent Entry Date.

2.9           Target Benefit Plan
A Target Benefit Plan may be established by executing a Target Benefit Plan Adoption Agreement.  The Employer shall notify each eligible Employee of his or her eligibility for participation prior to the appropriate Entry Date.  The Employer will make contributions for each Participant in level annual contributions that will fund the Participant’s target benefit at the Plan’s Normal Retirement Age.

2.10           Davis-Bacon Plan
A Davis-Bacon Plan may be established by executing a Davis-Bacon Plan Adoption Agreement.  The Employer shall notify each Employee covered by any Davis-Bacon or prevailing wage contract of his or her eligibility for participation prior to the appropriate Entry Date.  The Employer will make contributions for each Participant in accordance with the formula or any public contract subject to the Davis-Bacon Act or to any other Federal, state or municipal prevailing wage law as specified in the Adoption Agreement or any schedule attached thereto.  The contribution schedule shall take into account each Participant’s hourly rate, employment category, employment classification, and such other factors the Davis-Bacon contract may specify.

For the purposes of this paragraph, Employees covered by a Davis-Bacon or prevailing wage contract will be those who are not included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives.

2.11           Waiver Of Participation
Effective with the initial adoption or upon the amendment or restatement of this Plan, otherwise eligible Employees may not execute a waiver of participation.  Any properly executed waivers of participation executed prior to the adoption of the Plan shall be grandfathered and such waiver shall be valid in full force and effect.

An Employee or Participant will continue to earn credit for each Year of Service for eligibility or vesting purposes he or she completes and his or her account (if any) will share in the gains or losses of the Plan during the periods he or she elects not to participate.

2.12           Omission Of Eligible Employee
If, in any Plan Year, an Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his or her Employer for the Plan Year has been made, the Employer shall make any such correction regarding the Employee’s eligibility under one of the IRS approved correction programs.

2.13           Inclusion Of Ineligible Employee
If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included, the Employer shall make any such correction regarding the Employee’s eligibility under one of the IRS approved correction programs.

2.14           Participating Employer
The term Participating Employer means any entity which is part of a controlled group or affiliated service group, as those terms are defined in Code Sections 414(b), (c) and (m),or is otherwise required to be aggregated under Code Section 414(o) that adopts this Plan with the consent of the Employer.  An Employee’s transfer to or from any Employer or Participating Employer will not affect his or her Participant’s Account Balance, total Years of Service (Periods of Service) and total Years of Service as a Participant (Periods of Service as a Participant).  A Participating Employer shall be subject to the following provisions:

1.           Whenever a right or obligation is imposed upon the Employer by the terms of the Plan, the same shall extend to the Participating Employer as the “Employer” under the Plan and shall be separate and distinct from that imposed upon the Employer.  It is the intention of the parties that the Participating Employer shall be a party to the Plan and treated in all respects as the Employer thereunder, with its employees to be considered as the Employees or Participants as the case may be, thereunder.  However, the participation of the Participating Employer in the Plan shall in no way diminish, augment, modify or in any way affect the rights and duties of the Employer, its Employees and Participants under the Plan.

(b)           The Trustee(s) and/or Custodian(s) agree to receive and allocate contributions made to the Plan by the Employer and by the Participating Employer, as well as to do and perform all acts that are necessary to keep records and accounts of all funds held for Participants who are employees.

(c)           The Participating Employer shall be construed as having adopted the Plan in every respect as if said Plan had this date been executed between the Participating Employer and the Trustee and/or Custodian, except as otherwise expressly provided herein or in any amendment that may subsequently be adopted hereto.

(d)           All actions required by the Plan to be taken by the Employer shall be effective with respect to the Participating Employer. The Participating Employer hereby irrevocably designates the Employer as its agent for such purposes.

(e)           Contributions made by any such Participating Employer will be held in a common Trust Fund with contributions made by the Employer, and contributions shall be available to pay the benefits of a Participant or Beneficiary who is an Employee of the Plan Sponsor or any such Participating Employer.

ARTICLE III
EMPLOYER CONTRIBUTIONS

3.1           Contribution Amount
The Employer shall make periodic contributions to the Plan in accordance with the contribution formula or formulas elected in the Adoption Agreement.

The Employer’s contribution (if any) may consist of (1) cash; (2) qualifying Employer securities or qualifying Employer real property as defined in Section 407(d) of ERISA, provided the acquisition of such qualifying Employer securities or qualifying real property securities satisfies the requirements of Section 408(e) of ERISA; or (3) any other unencumbered property that is permitted under Code Section 4975 and is subject to the consent of the Trustee and/or the Custodian made to the Plan on a discretionary basis.  No contribution of property may be made to any Plan established hereunder which would result in a prohibited transaction.

The Employer shall also make Matching Contributions, Top-Heavy minimum contributions and any other Employer contribution for the benefit of Participants who are covered by USERRA.  Employer Matching Contributions under USERRA shall be made in the Plan Year for which the Participant exercises his or her right to make-up Elective Deferrals, Roth Elective Deferrals and/or other Employee contributions for prior years.  Top-Heavy minimum contributions and other Employer contributions for USERRA protected Service shall be made during the Plan Year in which the individual returns to employment with the Employer.  Employer contributions required under USERRA are not increased or decreased with respect to Plan investment earnings for the period to which such contributions relate.  The Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

If the Employer’s Non-Elective Contribution utilizes permitted disparity the following rules shall apply, as determined by the election made by the Employer in the Adoption Agreement.  Only one plan maintained by the Employer may provide for permitted disparity.  Any Plan utilizing a Safe Harbor formula may not apply the Safe Harbor Contribution to the integrated allocation formula.

(a)           Excess Integrated Allocation Formula –  If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another plan covering the same Employees, paragraphs (1) and (2) below may be disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in paragraph (3) below.

(1)           Step One:  Contributions and Forfeitures will be allocated to each Participant’s account in the ratio that each Participant’s total Compensation bears to all Participants’ total Compensation but not in excess of 3% of each Participants Compensation Participants will receive an allocation not to exceed 3% of their Compensation.

(2)           Step Two:  Any remaining Employer contributions will be allocated up to a maximum of 3% of excess Compensation of all Participants to Participants who have Compensation in excess of the Integration Level (excess Compensation) as defined in the Adoption Agreement.  Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants.    If Employer contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation in excess of the Integration Level.  To determine this uniform allocation percentage, the Employer must take the remaining contribution and divide that amount by the total excess Compensation of Participants.

(3)           Step Three:  Any remaining Employer contributions will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants.  Participants may only receive an allocation of up to 2.7% of their Compensation plus Excess Compensation, under this allocation step. If the Integration Level defined  in the Adoption Agreement is  less than or equal to the greater of  $10,000 or 20% of the maximum, the 2.7% need not be reduced.  If the amount specified is greater than the greater of $10,000 or 20% of the Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%.  If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.  If Employer contributions are insufficient to fund to this level, the Employer must determined the uniform allocation percentage to allocate to those Participants who have Compensation up to the Integration Level and Excess Compensation.  To determine this uniform allocation percentage, the Employer must take the remaining contributions and divide that amount by the total Compensation including Excess Compensation of Participants.

(4)           Step Four:  Any remaining Employer contributions will be allocated to all Participants in the ratio that each Participant's Compensation bears to all Participants' Compensation.

(b)           Base Integrated Allocation Formula –  To the extent that such contributions are sufficient they shall be allocated first, as a designated percentage of each eligible Participant's Compensation, plus a designated percentage of Compensation in excess of the Integration Level (as defined in the Adoption Agreement).   The percentage of excess Compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act.  If the Employer specifies an Integration Level in the Adoption Agreement which is lower than the Taxable Wage Base (for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted.  If the Plan's Integration Level is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the TWB, the excess percentage is 4.3%.  If the Plan's Integration Level is greater than 80% of the TWB but less than 100% of the TWB, the excess percentage is 5.4%.

3.2           Overall Permitted Disparity Limits

1.           Annual Overall Permitted Disparity Limits - Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another Qualified Plan or Simplified Employee Pension Plan, as defined in Code Section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures under a Plan established under a Standardized Adoption Agreement will be allocated to the account of each Participant who either completes more than 500 Hours or Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that each Participant’s total Compensation bears to the total Compensation of all Participants.

2.           Cumulative Permitted Disparity Limits - Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is thirty five (35) total cumulative permitted disparity years.  Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, and any other Qualified Plan or Simplified Employee Pension Plan (whether or not terminated) ever maintained by the Employer.   For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.  If the Participant has not benefited under a Defined Benefit or Target Benefit Plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

Compensation for purposes of this paragraph shall mean Compensation as elected in the Adoption Agreement.

3.3           Contribution Amount For A SIMPLE 401(k) Plan
If the Employer has executed the SIMPLE 401(k) Adoption Agreement, the provisions of the following paragraphs shall apply for a Plan Year if the Employer is an Eligible Employer and no contributions are made or benefits accrued for services during the Plan Year on behalf of any Eligible Employee under any other plan, contract, pension or trust described in Code Section 219(g)(5)(A) or (B) maintained by the Employer.  To the extent that other provisions of the Plan are inconsistent with the SIMPLE 401(k) provisions, the SIMPLE 401(k) provisions shall govern.

(a)           SIMPLE 401(k) Matching Contribution Formula –  For each Plan Year, the Employer shall contribute and allocate to each Eligible Employee’s account an amount equal to the Employee’s Elective Deferral contribution up to a limit of 3% of the Employee’s Compensation for the full Plan Year.  If the Employer elects in the Adoption Agreement to make the Non-Elective Contribution as specified in paragraph 3.3(b) below, this Matching Contribution will not be made.

(b)           SIMPLE 401(k) Non-Elective Contribution Formula –  For any Plan Year, the Employer may elect to contribute a Non-Elective Contribution of 2% of Compensation for the full Plan Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the SIMPLE 401(k) Plan Adoption Agreement) for the Plan Year.  The allocation thereof shall be unrelated to any Participant Elective Deferral contributions made hereunder.  If the Employer elects in the Adoption Agreement to make the Non-Elective Contribution for a Plan Year, the Employer shall not make the Matching Contribution described in paragraph 3.3(a) above with respect to the same Plan Year.  The Employer shall notify Eligible Employees within a reasonable period of time (before the sixtieth day) prior to the beginning of each Plan Year of its election to make the 2% Non-Elective Contribution in lieu of the Matching Contribution.

(c)           The provisions of the Plan implementing the limitations of Code Section 415 apply to contributions made pursuant to paragraphs 3.3(a) (other than Catch-Up Contributions) and 3.3(b).

(d)           In the event that the contribution and allocation formula above results in an Excess Annual Addition, such excess shall be corrected as provided for at paragraph 10.3.  The Employer’s contribution for any Plan Year shall be subject to the overall limitations on allocations contained in Article X.

(e)           No other Employer or Employee contributions may be made to the SIMPLE 401(k) Plan for the Plan Year other than Elective Deferrals described in paragraph 4.8, Matching or Non-Elective Contributions described in paragraphs 3.3(a) and (b), and Rollover Contributions described in Regulations Section 1.402(c)-2, Q&A-1(a).

(f)           In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

(g)           All benefits attributable to contributions described in paragraphs 3.3(a) and (b) are nonforfeitable at all times, and all previous contributions made under the Plan provisions are nonforfeitable as of the beginning of the Plan Year the SIMPLE 401(k) provisions apply.

3.4           Responsibility For Contributions
Neither the Trustee (or the Custodian, if this is a Custodial Plan), nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed from its general assets is in accordance with the Code and the provisions elected in the Adoption Agreement.  The Employer shall have sole responsibility in this regard.  The Trustee, or Custodian if this is a Custodial Plan, shall be accountable solely for contributions actually received.  The Employer shall have the responsibility to determine whether the Contribution is within the limits of Article X.

3.5           Return Of Contributions
Contributions made to the Plan by the Employer shall be irrevocable except as provided below:

(a)           Any contribution forwarded to the Trustee and/or Custodian due to a mistake of fact, provided that the contribution is returned to the Employer within one (1) year of the date of the contribution.  The Trustee and/or Custodian will not increase the amount of the Employer contribution returnable under this paragraph 3.5 for any earnings attributable to the contribution but the Trustee and/or Custodian will reduce the amount returned to the Employer for any losses incurred attributable to the excess contribution.

(b)           In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution dependent on the initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)           Contributions forwarded to the Trustee or Custodian are presumed to be deductible and are conditioned on their deductibility.  Contributions that are determined by the Internal Revenue Service to not be deductible will be returned to the Employer within one (1) year after the disallowance and reduced by any losses.

3.6           Merger Of Assets From Another Plan

1.           The Employer may in its sole discretion direct the Trustee or Custodian to accept assets from another Defined Contribution Plan, or to transfer assets to another Defined Contribution Plan, provided that such transfer satisfies the requirements of Code Section 414(l) and the Regulations thereunder. The Employer, Plan Administrator, Trustee or Custodian shall have the right to refuse to accept or transfer assets for any reason, provided that nothing in this paragraph 3.6 shall give the Trustee or Custodian the right to refuse to make a direct transfer of an Eligible Rollover Distribution if requested to do so by a Participant in accordance with paragraph 6.12.

2.           When the transferor plan is a money purchase pension plan and the transferee plan (the Plan established under this document), is not a money purchase pension plan as set forth in Code Section 401(a)(11)(B)(iii)(III), the Qualified Joint and Survivor Annuity option may not be eliminated at least with respect to the benefits which are transferred.

When the transferor plan is a profit-sharing, stock bonus or cash or deferred arrangement [401(k) plan] which included the Qualified Joint and Survivor Annuity provisions but was not required to do so, upon the transfer of those assets, the transferee plan may be amended to entirely eliminate the annuity option.

3.7           Coverage Requirements
For purposes of coverage testing, a Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulation Section 1.410(b)-3(a).  If during the Plan Year, the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan established under a Nonstandardized Adoption Agreement would fail to meet the requirements of Regulation Section 410(b)(1) or 410(b)(2)(A)(i), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who did not meet the hours requirement, as may be necessary to satisfy the applicable tests under the Code Sections referenced above.  The Participants who will become eligible to share in the contribution will be those active Participants when compared to Participants who are similarly situated, are those who have completed the greatest number of Hours of Service in the Plan Year.  If after such allocation, the coverage requirements of the Code are still not satisfied, allocation shall continue to be made to Participants with decreasing Hours of Service until the coverage requirements of the ratio percentage test of Code Section 410(b)(1)(A) are satisfied.

If after the application of the correction procedure in the preceding paragraph the coverage requirements are still not satisfied, the Employer may apply the same correction procedure first  to those Participants who are not employed by the Employer on the last day of the Plan Year and did not meet the hours requirements and then an otherwise excludable class of Employees until the coverage requirements of the ratio percentage test of Code Section 410(b)(1)(A) are satisfied.

The preceding paragraph will not be construed to permit the reduction of any Participant’s account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements.  Instead, the Employer shall make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Employer’s contribution, even if it would cause the contributions of the Employer for the applicable Plan Year to exceed the amount which is deductible by the Employer for such Plan Year under Code Section 404.   Any adjustments pursuant to this paragraph will be considered a retroactive amendment of the Plan that was adopted by the last day of the Plan Year.

Specifically excluded from the Code Section 410(b) coverage tests are those Employees who are excluded from participation in the Plan for the entire Plan Year which includes those Employees whose retirement benefits are subject to a collective bargaining agreement, nonresident aliens, those Employees excluded from Plan participation by age and Service requirements imposed by the Plan and those Employees who incur a Separation from Service during the applicable Plan Year and for the Plan Year fail to complete more than five hundred (500) Hours of Service or three (3) consecutive calendar months under the Elapsed Time method.

After the end of the Plan Year, the correction method for any coverage failure must be done in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) program for which they are eligible.  EPCRS is currently described in Revenue Procedure 2006-27.

3.8           Eligibility For Contribution
The Employer will determine in the Adoption Agreement the conditions that Participants must meet in order to receive an allocation of an Employer contribution and any forfeitures, subject to the following:

(a)           In a Plan established under a Standardized Adoption Agreement, a Participant who is employed on the last day of the Plan Year will share in the allocation of the Employer contribution in that Plan Year without regard to the Participant’s Hours of Service.

A Participant in a Plan established under a Standardized Adoption Agreement, who completed more than five hundred (500) Hours of Service, ninety-one (91) consecutive calendar days, or three (3) consecutive calendar months under the Elapsed Time method will share in the allocation of Employer contributions for the Plan Year, regardless of whether employed on the last day of the Plan Year.

(b)           In a Plan established under a Nonstandardized Adoption Agreement, the Employer will elect in the Adoption Agreement whether any Employer contribution shall be allocated to any Participant who does not complete the necessary Hours of Service, requisite number of days, or consecutive calendar months requirement elected in the Adoption Agreement, subject to the Top-Heavy minimum contribution requirements, if applicable.

In a Plan established under a Nonstandardized Adoption Agreement, the Employer will elect in the Adoption Agreement whether a Participant will receive an allocation of the Employer’s contribution if not employed on the last day of the Plan Year, or if applicable, the end of the Plan Year quarter.

(c)           The Employer may elect in the Standardized or Nonstandardized Adoption Agreement any other conditions a Participant must meet to receive an allocation of a contribution under the Plan established hereunder.

(d)           The Adoption Agreements that accompany this Basic Plan Document #01 have been generally designed to satisfy Code Section 401(a)(4) as a designed-based safe harbor.  Designed-based safe harbor contribution formulas include those that provide a uniform allocation as either a percentage of Compensation or a dollar amount.  Non-designed-based safe harbor contribution formulas include a uniform points and age-based allocation formulas. The Target Benefit Plan formulas have been designed to comply with Treasury Regulations Section 1.401(a)(4)-8(b)(3).

3.9           Cross-Tested Allocation Formula
Unless otherwise elected in the Adoption Agreement, when a cross-testing formula has been elected, Employer contributions for a Plan Year will be allocated to each Employee of the Employer who has met the allocation accrual requirements as specified in the Adoption Agreement.  The general nondiscrimination test under Regulations Section 1.401(a)(4)-2(c)(1) must be satisfied using equivalent accrual rates [within the meaning of Regulations Section 1.401(a)(4)-8(b)(2)] that are substituted for each Employee’s allocation rate in the determination of rate groups.  The allocation rate for any Employee is equal to the sum of Employer Non-Elective Contributions and any forfeitures allocated to the Employee’s account, divided by the Employee’s Compensation as defined in paragraph 1.17.  When calculating equivalent accrual rates for purposes of nondiscrimination testing, a standard interest rate and standard mortality table [within the meaning of the definitions in Regulations Section 1.401(a)(4)-12] must be used.

As elected by the Employer in the Adoption Agreement, the Employer will determine the total amount of contributions for each Plan Year and either (1) allocate such total amount to participant groups (the “Participant Group Allocation Method”) or (2) allocate such total amount using age weighted allocation rates (the “Age Weighted Allocation Method”).  Employer contributions will be allocated to each eligible Participant.

(a)           Participant Group Allocation Method -  If the Employer has elected the Participant Group Allocation method in the Adoption Agreement, each eligible Participant of the Employer will constitute a “separate allocation group” for purposes of allocating contributions.  Only a limited number of allocation rates are permitted, and the number of allocation rates cannot be greater than the maximum allowable number of allocation rates.  The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible Non-Highly Compensated Employees (eligible NHCEs) and the allowable number of allocation rates for eligible Highly Compensated Employees (eligible HCEs).   The allowable number of allocation rates for eligible HCEs is equal to the number of eligible HCEs, limited to twenty-five (25).  The allowable number of eligible NHCEs is equal to the number of eligible HCEs, limited to twenty-five (25).  The allowable number of NHCE allocation rates depends on the number of eligible NHCEs, limited to twenty-five (25).  The allocation will be made as follows:

(1)           First, the total amount of contributions is allocated among the deemed aggregated allocation groups in portions determined by the Employer.  A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate.  Second, within each deemed aggregated allocation group, the allocated portion is allocated to each Participant in the ratio that such Participant’s Compensation as defined in paragraph 1.17, bears to the total Compensation of all Participants in the group.  An allocation rate is the amount of contributions allocated to a Participant for a Plan Year expressed as a percentage of Compensation, as defined in paragraph 1.17.  The number of eligible NHCEs to which a particular allocation rate applies must reflect a reasonable classification of Participants, and no Participant can be assigned to more than one (1) deemed aggregated allocation group for a Plan Year.

(2)           For Plans with only one (1) or two (2) eligible NHCEs, the allowable number of NHCE allocation rates is one (1).  For Plans with three (3) to eight (8) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed two (2).  For  Plans with nine (9) to eleven (11) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed three (3).  For Plans with twelve (12) to nineteen (19) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed four (4).  For Plans with twenty (20) to twenty-nine (29) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed five (5).  For Plans with thirty (30) or more eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed the number of eligible NHCEs divided by five (5) (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed twenty-five (25).

(b)           Age Weighted Allocation Method - If the Age Weighted Allocation Method is selected in the Adoption Agreement, the total Employer contribution will be allocated to each eligible Participant such that the equivalent benefit accrual rate for each Participant is identical.  The equivalent benefit accrual rate is the annual annuity commencing at the Participant’s testing age, expressed as a percentage of the Participant’s Compensation as defined in paragraph 1.17 which is provided from the allocation of Employer contributions and forfeitures for the Plan Year, using standardized actuarial assumptions that satisfy 1.401(a)(4)-12 of the Income Tax Regulations.  The Participant’s testing age is the later of Normal Retirement Age, or the Participant’s current age.

The allocation methodology used in determining a Participant’s individual allocation must satisfy one of the following three allocation rules:

(c)           Minimum Allocation Gateway –  Each eligible Non-Highly Compensated Employee has an allocation rate that is equal to the lesser of five percent (5%) of the Employee’s Compensation (as defined in paragraph 1.17), or one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate.  The allocation rate for each group of Highly Compensated Employees will be as stated in an addendum to the Adoption Agreement.

(d)           Broadly Available Allocation Rates –  Each allocation rate will be currently available [within the meaning of Regulations Section 1.401(a)(4)-4(b)(2)] to a group of Employees that satisfies Code Section 410(b) without regard to the average benefit percentage test.  If two allocation rates are permissively aggregated under Regulations Section 1.401(a)(4)-4(d)(4), they are aggregated and treated as a single allocation rate.  The ability to disregard the age and service conditions of Regulations Section 1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this paragraph.  The allocation rate for each group of Employees will be as stated in the addendum to either the new comparability cash or deferred profit sharing or new comparability profit sharing Adoption  Agreement(s) (whichever is applicable).

(e)           Gradually Increasing Age Or Service Schedule – Each allocation rate increases smoothly at regular intervals within a series of bands based solely on age, based solely on Years of Service, or based on the number of points representing the sum of age and Service (age and Service points), as designated in the Adoption Agreement, such that the same allocation rate applies to all Employees whose age, Years of Service, or age and Service points are within each band.  If age-only bands are used, all Participants younger than age twenty-five (25) are deemed to be in the first band.  If the age and Service point band is used, all Participants with a sum of age and Service that is less than twenty-five (25) are deemed to be in the first band.

The specific categories of Participant should be such that resulting allocations are provided in a definite predetermined formula that complies with Regulations Section 1.401-1(b)(1)(ii).  The number of allocation rates must not exceed the maximum allowable number of allocation rates.  Highly Compensated Employees may each be in separate allocation groups.  Eligible Non-Highly Compensated Employees must be grouped using allocation rates specified in the Adoption Agreement, or as stated in an addendum to the new comparability cash or deferred or  new comparability profit sharing Adoption Agreement (whichever is applicable).  The grouping of eligible Non-Highly Compensated Employees must be done in a reasonable manner and should reflect a reasonable classification in accordance with Regulations Section 1.410(b)(4)-4(b).  Standard interest rates and standard mortality table assumptions in accordance with Regulations Section 1.401(a)(4)-12 must be used when testing the Plan for satisfaction of nondiscrimination requirements.  In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Regulations Section 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

Standard interest rates and mortality table assumptions in accordance with Regulations Section 1.401(a)(4)-12 must be used when testing the Plan for satisfaction of the nondiscrimination requirements.  A table of age-weighted factors that comply with the previous sentence may also be used.

3.10           Target Benefit Plan Contribution
The Employer’s annual contribution to a Target Benefit Plan shall be determined by a Stated Benefit Formula and corresponding factor tables contained in the Adoption Agreement and shall be allocated to Participants as provided in paragraph 5.3.  This notwithstanding, the Employer’s contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X and shall not be less than the minimum contribution required at Article XIV for Top-Heavy Plans.

3.11           Davis-Bacon Plan Contribution
The Employer will irrevocably contribute the amount determined in accordance with the contribution formula or formulas elected on the Davis-Bacon Adoption Agreement.  An Employer may take credit for purposes of the Davis-Bacon Act or any other Federal, state or municipal Davis-Bacon prevailing wage law at the hourly rate specified in an addendum attached to the Davis-Bacon Adoption Agreement.  Contributions made by the Employer to the Plan for the Davis-Bacon work performed by the Employer’s covered Employees during the Plan Year may be used as an offset for any Employer contributions to be made to another Defined Contribution Plan sponsored by the Employer.  “Davis-Bacon or Prevailing Wage Contributions” may be treated as Qualified Non-Elective Contributions, which become nonforfeitable and that are distributable only in accordance with the distribution provisions (other than Hardships) that are applicable to Elective Deferrals, Roth Elective Deferrals and Qualified Matching Contributions. Contributions made on behalf of Participants who do not perform prevailing wage work cannot be used as a credit towards meeting the Employer’s obligation under the prevailing wage or Davis-Bacon plan.

3.12           Uniform Dollar Contribution
The Employer’s contribution to a Plan utilizing a uniform dollar allocation formula for a Plan Year shall be the same dollar amount to each Participant regardless of Compensation, Years of Service, age or any other variable set forth in the Adoption Agreement.

3.13           Uniform Points Contribution
The Employer’s contribution to a Plan utilizing a uniform points allocation formula for a Plan Year shall be in the same ratio that each Participant’s points, as elected in the Adoption Agreement, bears to the total points awarded to all Participants for the Plan Year.

3.14           403(b) Matching Contribution
If a tax-exempt Employer elects in the 401(k) Adoption Agreement to make a Matching Contribution based on the Employee’s Elective Deferral or Roth Elective Deferral contributions under the Code Section 403(b) Plan, the Employer shall make a Matching Contribution to the Matching Contribution Account of those Participants who make Elective Deferrals or Roth Elective Deferrals (while an Employee and a Participant in the Plan) and who are eligible under the Adoption Agreement to receive the Matching Contribution.  Any such Matching Contribution made to the Plan will be allocated under the formula elected in the Adoption Agreement.  In the event the rate of Matching Contribution is determined to be discriminatory in favor of one or more Highly Compensated Employees, that part of the Matching Contribution as is necessary to make such rate nondiscriminatory shall be forfeited.  Any such amount forfeited shall be disregarded under the Plan’s provisions relating to Code Sections 401(k)(3) and 401(m)(2).

ARTICLE IV
EMPLOYEE CONTRIBUTIONS

4.1           Voluntary After-tax Contributions
If elected by an Employer in the Adoption Agreement, a Participant may make Voluntary After-tax Contributions to the Plan. These contributions are not excludable from the Participant’s gross income.  Such contributions must be made in a uniform and nondiscriminatory manner.  Such contributions are subject to the limitations on Annual Additions and are subject to ACP nondiscrimination testing.  Any Voluntary After-tax Contribution shall not be a condition precedent to the contribution or allocation of any Employer contribution to the Participant.  Under any Plan established hereunder and if permitted in the Plan’s loan policy document, a Participant may repay a defaulted loan from the Plan with voluntary after-tax dollars. The Employer may permit buy-back of amounts previously forfeited with after-tax dollars even if Voluntary After-tax Contributions are not permitted in the Plan.  Any buy-back of amounts previously forfeited must be subject to uniform and nondiscriminatory rules that do not operate in favor of Highly Compensated Employees.  Repayment of loans made to a Participant and buy-backs of cash-outs as described in Code Section 411(a)(7)(B) will not be considered Annual Additions as described in Regulations Section 1.415-6(b)(6). These amounts are not subject to the limitation contained in Code Section 401(m) in the year in which made, as they are not considered Annual Additions pursuant to Code Section 415.

4.2           Required After-tax Contributions
If elected by the Employer in the Adoption Agreement, each Eligible Participant shall be required to make Required After-tax Contributions to the Plan as a condition of participation in the Plan.  Such contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee and/or Custodian.  A Participant may discontinue participation or change his or her contribution percentage in accordance with either an election on the Adoption Agreement or uniform and nondiscriminatory rules established by the Employer.  If a Participant discontinues his or her contributions, such Participant may not again authorize such contributions until a change is permitted in accordance with uniform and nondiscriminatory rules established by the Employer. The Employer may reduce a Participant's contribution percentage if required to satisfy the ACP Test described in Article XI.

4.3           Qualified Voluntary Contributions
A Participant may no longer make Qualified Voluntary Contributions to the Plan for taxable years beginning after December 31, 1986.  Amounts already contributed may remain in the Plan until distributed to the Participant.  Such amounts will be maintained in a separate account that will be nonforfeitable at all times.  The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.5.  No part of the Qualified Voluntary Contribution Plan account will be used to purchase life insurance.  Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making written application to the Plan Administrator.

4.4           Rollover Contributions
Unless elected otherwise in the Adoption Agreement, a Participant/Employee may make a Rollover Contribution to a Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Plan or an individual retirement account (IRA) qualified under Code Section 408 where the IRA was used as a conduit from a Qualified Plan provided:

(a)           the amount distributed to the Participant/Employee is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant/Employee,

(b)           the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant/Employee or the joint lives (or joint life expectancies) of the Participant/Employee and the Participant's/Employee’s Beneficiary, or for a specified period of ten (10) years or more,

(c)           the amount distributed is not a required minimum distribution under Code Section 401(a)(9),

(d)           if the amount distributed included property, such property is rolled over only upon the Trustee, Custodian and/or Employer’s approval, or if sold, the proceeds of such property may be rolled over,

(e)           the amount distributed would otherwise be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), and

(f)           unless otherwise elected in the Adoption Agreement, the amount rolled over does not include any amounts contributed on an after-tax basis by the Participant to the Qualified Plan.

(g)           If elected by the Employer in the Adoption Agreement, the Plan will accept Participant Rollover Contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement.

(h)           The Plan Administrator shall be held solely responsible for determining the tax-free status of any Rollover Contribution made to this Plan, and the Trustee and/or Custodian shall have no responsibility for any such determination.

(i)           A Participant or an Employee may arrange for the direct transfer of his or her entire benefit from another Qualified Plan to the Plan established hereunder.  Such transfer shall be made for any reason and may be in cash and/or in-kind.  The Employer, the Trustee and/or Custodian, if applicable, in their sole discretion shall have the right to refuse to accept a transfer for any reason including but not limited to the following reasons: that such assets do not comply operationally; the proposed transfer would result in a prohibited transaction; the assets are not readily marketable; or they are not compatible with the Employer's investment policy objectives.  If necessary, for accounting and recordkeeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

(j)           In the event the Employer accepts a Transfer Contribution from a Plan in which the Participant or Employee was directing the investment of his or her account, the Employer may, if the Employer determines that it is appropriate and not in violation of the nondiscrimination rules under Regulation Section 1.401(a)(4)-4, permit the Participant or Employee to continue to direct his or her investments in accordance with paragraph 12.7 with respect only to such Transfer Contribution.

(k)           Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under the Plan established hereunder permits a distribution prior to the Employee’s Normal Retirement Age, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414, to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).

(l)           Unless otherwise elected in the Adoption Agreement, an Employee is not required to be a Participant in order to make a Rollover or Transfer Contribution.

(m)           If elected in the Adoption Agreement, the Plan shall accept a Direct Rollover from another Roth Elective Deferral Account under a retirement plan as described in Code Section 402A(e)(1). When a portion of a distribution is from a Roth Elective Deferral Account, the rollover of any such distribution pursuant to Code Section 402A(c)(3) must be accomplished through a Direct Rollover and can only be made to a plan qualified under Code Section 401(a) which agrees to separately account for the amount not includible in income.  The transferring Plan shall report the amount of the investment in the contract (contributions as well as associated earnings) and the first year of the five (5) year period to the plan established hereunder.  For purposes of this paragraph, the five (5) taxable year period of Plan participation is the period of five (5) consecutive taxable years that begins with the first day of the first taxable year in which the Participant makes a designated Roth Elective Deferral to any designated Roth Elective Deferral Account established for the Participant under the plan and ends when five (5) consecutive taxable years have been completed.  For this purpose, the first taxable year in which a Participant makes a designated Roth Elective Deferral is the year in which the amount is first includible in the Participant’s gross income.

4.5           Voluntary Direct Transfers Between Plans
A Participant or Employee shall be able to transfer amounts up to his or her entire benefit between qualified Defined Contribution Plans [other than a direct transfer described in Code Section 401(a)(31)] without regard to whether the Participant’s benefit is immediately distributable or results in the elimination or reduction of Code Section 411(d)(6) protected benefits.  Such a transfer does not violate Code Section 411(d)(6) if the following requirements are met:

(a)           The plan from which the benefits are transferred must provide that the transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his or her entire benefit to another qualified Defined Contribution Plan.  As an alternative to the transfer, the Participant must be offered the opportunity to retain the Participant’s Code Section 411(d)(6) protected benefits under the Plan [or if the Plan is terminating, to receive any optional form of benefit for which the Participant is eligible under the Plan as required by Code Section 411(d)(6)].

(b)           The transferring plan must be the same plan type as the Plan sponsored by the Employer.  When benefits are being transferred from a qualified cash or deferred arrangement under Code Section 401(k), the benefits must be transferred to a qualified cash or deferred arrangement under Code Section 401(k).  Money purchase pension plans must be transferred to money purchase pension plans. Benefits transferred from a profit-sharing plan other than a 401(k) plan or employee stock ownership plan may be transferred to any type of Defined Contribution Plan, even if the event is not one that allows a distribution.

(c)           This type of elective transfer is only available for transfers made on or after September 6, 2000, even if the transaction or change of employment occurred prior to that date.

(d)           If the conditions outlined in (a), (b), and (c) above are met, the Employer’s Plan is not required to protect optional forms of benefits available under the prior plan with respect to any benefit transferred [except as required by the Qualified Joint and Survivor Annuity requirements under Code Sections 401(a)(11) and 417]. Such a transfer is not a protected optional form of benefit, but rather is a “right or feature” under Regulation Section 1.401(a)(4)-4(e).

4.6           Elective Deferrals In A 401(k) Plan

(a)           Elective Deferrals are Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation.  With respect to any taxable year, a Participant’s Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any Plan described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.  For Plan Years beginning after 2005, the term “Elective Deferrals” includes both pre-tax Elective Deferrals and Roth Elective Deferrals.  Pre-tax Elective Deferrals are a Participant’s Elective Deferrals that are not includible in the Participant’s gross income at the time deferred.  Elective Deferrals or Roth Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

(b)           A Participant may enter into a Salary Deferral Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed the dollar limit under Code Section 402(g), as adjusted under Code Section 415(d), for the Applicable Calendar Year, or the percentage or dollar amount of Compensation specified in the Adoption Agreement except to the extent permitted under paragraph 4.7 and Code Section 414(v), if applicable.  The dollar limitation contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years.  After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4).  Any such adjustments will be in multiples of $500.

(c)           Any Salary Deferral Agreement may not be effective earlier than the latest date of the following:

(1)           The date of the Participant’s entry (or reentry) into the Plan;

(2)           the execution of the Participant’s Salary Deferral Agreement;

(3)           the date the Employer adopts the 401(k) Plan by executing the Adoption Agreement;

(4)           the Effective Date of the Elective Deferral or Roth Elective Deferral provisions as specified in the Adoption Agreement;

(5)           The first Entry Date after the Participant becomes subject to the Plan’s Automatic Enrollment Provisions.

 (d)           Any such contribution shall be credited to the Employee's Elective Deferral or Roth Elective Deferral account, whichever is applicable.  A Participant may terminate deferrals at any time.  A Participant may amend his or her Salary Deferral Agreement to increase or decrease his or her deferral percentage upon notice in accordance with the provisions in the Adoption Agreement or such other uniform and nondiscriminatory procedures. The Employer shall determine the permitted frequency of such changes, which shall be no less frequently than once each calendar year.  Any such election will be effective as soon as practicable following the receipt of the notification by the Employer in accordance with uniform and nondiscriminatory procedures established and communicated to the Participants.  The Participant shall notify the Employer of any change in his or her deferral election in writing or in such other form or manner as permitted.  The Employer may, notwithstanding any limit to the contrary in the Adoption Agreement, limit the maximum deferral percentage for any Employee including but not limited to Highly Compensated Employees.  If a Participant terminates his or her agreement, such Participant shall be permitted to put a new Salary Deferral Agreement into effect as provided in the Adoption Agreement or any other uniform and nondiscriminatory procedures established.  The Employer may also amend or terminate said agreement on notice to the affected Participant, if required to maintain the qualified status of the Plan.

(e)           If permitted by the Employer, a Participant who has not authorized the Employer to withhold the maximum annual deferral amount pursuant to Code Section 402(g) and who desires to increase the total amount withheld for a Plan Year may authorize the Employer to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods.  In no event may the amounts withheld under the Salary Deferral Agreement plus any additional amount deferred pursuant to this paragraph, exceed the lesser of 100% of a Participant's Compensation or any other limitation elected in the Adoption Agreement by the Employer.

(f)           If the Plan permits Voluntary After-tax Contributions and the Employer has elected in the Adoption Agreement that all or any portion of amounts previously withheld under any Salary Deferral Agreement may be recharacterized as Voluntary After-tax Contributions within the Plan Year, such Elective Deferrals may be so recharacterized.

(g)           Elective Deferrals and Roth Elective Deferrals shall be deposited in the Plan’s Trust as soon as administratively feasible after being withheld from the Participant's Compensation at the earliest date on which the contributions can reasonably be segregated from the Employer’s general assets, but no later than the time prescribed by the Code, ERISA or by applicable Treasury or Department of Labor Regulations.

(h)           Elective Deferrals contributed to the Plan as either pre-tax Elective Deferrals or Roth Elective Deferrals may not be reclassified as the other type of deferral.

(i)           Roth Elective Deferrals may be treated as Catch-Up Contributions.

(j)           Employer Contributions generally may not be deemed as Elective Deferrals or Roth Elective Deferrals if they are remitted to the Trust before the payroll date associated with services rendered or before the services have been performed.  An exception to the foregoing timing rule on deposits to the Trust is available where the earlier remittance of Elective Deferral or Roth Elective Deferral amounts is on account of bona fide administrative considerations (as more fully described in the Income Tax regulations), and that the timing of such remittance is not made for the principal purpose of accelerating deductions.

4.7           Catch-Up Contributions
Employees who are eligible to make Elective Deferrals or Roth Elective Deferrals under this Plan and who have attained age fifty (50) before the end of their taxable year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.  “Catch-Up Contributions” are Elective Deferrals or Roth Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age fifty (50) or over by the end of their taxable years.  An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals or Roth Elective Deferrals without regard to Catch-Up Contributions, such as the limits on annual additions, the dollar limitation on Elective Deferrals or Roth Elective Deferrals  under Code Section 402(g) (not counting Catch-Up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3).  Catch-Up Contributions for a Participant for a taxable year may not exceed:

(a)           the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year, or

(b)           when added to other Elective Deferrals or Roth Elective Deferrals, seventy-five percent (75%) of the Participant’s Compensation for the taxable year.

The dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years.  After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.  Different limits apply to Catch-Up Contibutions under SIMPLE 401(k) Plans.  Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy).  Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals or Roth Elective Deferrals made after 2001.

4.8           Elective Deferrals In A SIMPLE 401(k) Plan
If the Employer has executed a SIMPLE 401(k) Adoption Agreement, the following provisions shall apply:

(a)           An Eligible Employee may enter into a Salary Deferral Agreement with the Employer authorizing the Employer to withhold a portion of such Eligible Employee’s Compensation, not to exceed the limitation on Elective Deferrals in effect for the calendar year.  The limitation on Elective Deferrals is $6,000 for 2000, $6,500 for 2001, $7,000 for 2002 and increasing by $1,000 for each year thereafter up to $10,000 for 2005 and later years.  After 2005, the $10,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 408(p)(2)(E).  Any such adjustments will be in multiples of $500.  No Eligible Employee shall be permitted to make Elective Deferrals under this Plan, or any other Qualified Plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect in at the beginning of such taxable year.  The $6,000 limit may be reduced if an Eligible Employee contributes pre-tax contributions to Qualified Plans of other employers.

(b)           In addition to any other election periods provided, each Participant may make or modify his Salary Deferral Agreement during the sixty (60) day election period immediately preceding each January 1.

(c)           For the Plan Year in which an Eligible Employee becomes eligible to make Elective Deferrals under the SIMPLE 401(k) Plan provisions, the sixty (60) day election period requirement of paragraph 4.8(b) above is deemed satisfied if the Eligible Employee may make or modify a Salary Deferral Agreement election during a sixty (60) day period that includes either the date the Employee becomes eligible, or the day before.

(d)           An Eligible Employee may amend his or her Salary Deferral Agreement to increase or decrease the percentage upon proper and timely notice to the Employer. The Employer shall determine the permitted frequency of such changes.  An Eligible Employee may terminate his or her Salary Deferral Agreement at any time during the Plan Year upon notice to the Employer.  If an Eligible Employee terminates his or her Salary Deferral Agreement, such Eligible Employee will be permitted to execute a new Salary Deferral Agreement in accordance with the provisions elected in the Adoption Agreement or any other uniform and nondiscriminatory procedure.  The Employer may also amend or terminate any Salary Deferral Agreement on notice to the affected Eligible Employee, if required to maintain the qualified status of the Plan.

(e)           If permitted by the Employer, a Participant who has not authorized the Employer to withhold at the maximum annual deferral amount and desires to increase the total amount withheld for a Plan Year, such Participant may authorize the Employer to withhold an amount up to 100% of his or her Compensation for one or more pay periods.  In no such event may the amounts withheld under the Salary Deferral Agreement, plus any additional amount deferred pursuant to this paragraph, exceed the lesser of 100% of a Participant’s Compensation.  A Participant may terminate their Salary Deferral Agreement at any time.

(f)           Elective Deferrals shall be deposited in the Plan’s Trust as soon as administratively feasible after being withheld from the Participant's Compensation at the earliest date on which the contributions can reasonably be segregated from the Employer’s general assets but no later than the time prescribed by the Code, ERISA or by applicable Treasury or Department of Labor Regulations.

(g)           The Employer will notify each Eligible Employee prior to the sixty (60) day election period described in paragraph 4.8(b) that he or she can make an Elective Deferral or modify a prior election during that period.

(h)           The notification described in this subparagraph will indicate whether the Employer will provide a Matching Contribution described in paragraph 3.3(a) or a 2% Non-Elective Contribution described in paragraph 3.3(b).

(i)           The Plan is not treated as a Top-Heavy Plan under Code Section 416 for any Plan Year for which the SIMPLE 401(k) Plan provisions apply.

(j)         Except to the extent permitted under subparagraph (k) below, the Adoption Agreement, EGTRRA §631 and Code Section 414(v), the maximum salary reduction contribution that can be made to this Plan is the amount determined under Code Section 408(p)(2)(A)(ii) for the calendar year.

(k)           Beginning in 2002, if elected by the Employer in the Adoption Agreement, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age fifty (50) before the end of the calendar year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Allowable Catch-Up Contributions are $500 for 2002, increasing by $500 for each year thereafter up to $2,500 for 2006.  After 2006, the $2,500 limit will be adjusted by the Secretary of the Treasury for cost-of living increases under Code Section 414(v)(2)(C).  Any such adjustments will be in multiples of $500.  Catch-Up Contributions are otherwise treated the same as other Elective Deferrals.  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 401(k)(11), 408(p)(2)(A)(ii), 410(b) and 415(c) as applicable, by reason of the making of such Catch-Up Contributions.

(l)           The ADP and ACP tests described in Article XI are treated as satisfied for any Plan Year in which this paragraph applies.

4.9           Roth Elective Deferrals In A 401(k) Plan
If elected by the Employer in the Adoption Agreement, eligible Employees (“Participants”) may make a designated Roth contribution to a 401(k) Plan as described in Code Section 402A.  The term designated Roth contribution (which for purposes of this Plan shall also be referred to as a “Roth Elective  Deferral”) shall mean an Elective Deferral made under a qualified cash or deferred arrangement that qualifies as a “qualified” Roth contribution Plan pursuant to Code Section 402A(b) and, to the extent permitted under the Plan, is:

(a)           designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective  Deferral;

(b)           treated by the Employer as includible in the Participant’s income at the time the Employee would have received the amount in cash if the Participant had not made the cash or deferred election (i.e., by treating the contributions as wages subject to applicable withholding requirements); and

(c)           maintained by the Plan in a separate account.

Under the separate accounting requirement of this paragraph, contributions and withdrawals of Roth Elective Deferrals must be credited and debited to a Roth Elective Deferral Account maintained for the Participant who made the designation and the Plan must maintain a record of the Participant’s investment in the contract (i.e., Roth Elective Deferrals that have not been distributed) with respect to the Participant’s Roth Elective Deferral Account.  In addition, gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to the Roth Elective Deferral Account and other accounts under the Plan.  Forfeitures may not be allocated to the Roth Elective Deferral Account.  The separate accounting requirement applies at the time the Roth Elective Deferral is contributed to the Plan and must continue to apply until the Roth Elective Deferral Account is completely distributed.  No contributions other than designated Roth Elective Deferrals and Rollover Contributions described in Code Section 402A(c)(3)(B) are permitted to be allocated to a designated Roth Elective Deferral account.

A Roth Elective Deferral must satisfy the requirements applicable to Elective Deferrals made under a qualified cash or deferred arrangement.  A Roth Elective Deferral must satisfy the requirements of Regulations Section 1.401(k)-1(c) and (d) and is treated as an Employer Contribution for purposes of Code Sections 401(a), 401(k), 402, 404, 409, 411, 412, 415, 416 and 417.  Additionally, Roth Elective Deferrals are treated as Elective Deferrals for purposes of the ADP Test and are subject to the rules of Code Section 401(a)(9)(A) and (B) in the same manner as an account that contains pre-tax Elective Deferrals.  The rules regarding the frequency of elections apply in the same manner to both pre-tax Elective Deferrals and designated Roth Elective Deferrals.  Thus, an Employee must have an effective opportunity to make (or change) an election to make Roth Elective Deferrals at least once during each Plan Year.

The Employer may make Matching Contributions based on a Participant’s Roth Elective Deferrals based on a formula elected in the Adoption Agreement.  Matching Contributions shall not be allocated to any Roth Elective Deferral account. Any Matching Contribution shall be allocated to the Participant’s Matching Contribution Account.  Roth Elective Deferrals may be treated as Catch-Up Contributions.

4.10           Automatic Enrollment

(a)           If the Employer so elects in the Adoption Agreement, each Employee eligible under the Employer’s Code Section 401(k) cash or deferred arrangement shall automatically become a Participant in the Plan as of the first Entry Date after satisfying the Plan’s eligibility requirements.  The default deferral contributions are to be treated as pre-tax Elective Deferrals. The Employer may elect in the Nonstandardized Adoption Agreement to apply the automatic enrollment provisions to current Employees and Participants or only to Employees hired on or after the Effective Date of the adoption of or the amendment to the Plan providing for the automatic enrollment provisions.  If the Employer elects the provision to apply to current Employees, the Employer will apply the automatic enrollment provision to Employees  who have not made an affirmative election to defer an amount to the Plan, including a zero (0) amount.

(b)           After satisfying the Plan’s eligibility requirements, each Employee will have his or her Compensation automatically reduced by the percentage elected in the Adoption Agreement.  These amounts will be contributed to the Plan.  An election by the Employee not to make Elective Deferrals or to contribute a different percentage may be made at any time.  The election is effective for the first pay period and subsequent pay periods (until superseded by a subsequent election) if filed when the Employee is hired, or within a reasonable period thereafter ending before the Compensation for the first pay period is currently made available.  In the event an Employee has Elective Deferrals withheld pursuant to this provision and no investment directive has been received, any cash received shall be invested as provided for in paragraph 13.6  herein or another appropriate vehicle.  If an Employee elects to receive cash in lieu of Elective Deferrals and the election is made when the Employee is hired or within a reasonable period thereafter ending before the Compensation is currently available, then no Elective Deferrals for the first pay period or subsequent pay periods are made on the Employee’s behalf to the Plan until the Employee makes a subsequent affirmative election to reduce his or her Compensation.  Elections filed at a later date are effective as soon as administratively feasible pursuant to the election in the Adoption Agreement.

(c)           If so elected in the Adoption Agreement, for those current Participants who are deferring at a percentage or dollar amount less than the amount elected on the Adoption Agreement, the Employer will in the first payroll period after the effective date of the amendment reduce the Participant’s Compensation by the difference between the Participant’s current deferral election and the election as stated on the Adoption Agreement.

(d)           At the time an Employee is hired, the Plan Administrator shall provide the Employee a notice that explains the automatic enrollment provision.  This notice will also explain the Employee’s right to elect to have no such Elective Deferrals made to the Plan or to alter the amount of those contributions.  This notice will include the procedure for exercising the right and the timing for implementation of any such election.  The Plan Administrator shall provide each Participant in the Plan with an annual notice of his or her Elective Deferral percentage and each Participant’s right to change the percentage, including the procedure for exercising that right and the timing for implementation of any such election.  Prior to an Employee’s automatic enrollment becoming effective, the Plan Administrator will provide such Employee with appropriate guidance as to the procedures then in effect, for the Employee to make alternative elections referenced above.  Each Employee deferring Compensation pursuant to this paragraph shall be deemed to have consented to an Elective Deferral contribution in the amount specified by the Employer in the Adoption Agreement, unless he/she has filed an election to the contrary with the Plan Administrator pursuant to the Plan’s administrative procedures.

(e)           The Employer who has adopted the automatic enrollment provisions may adopt an administrative policy that increases the automatic deferral default amount each year in which the automatic enrollment provision is in effect.  Unless the Employer specifies a different incremental amount, the automatic deferral default amount shall be no less than 3% in the first full year of a Participant’s participation in the Plan, increasing to no less than 4% in the next following Plan Year, no less than 5% in the second following Plan Year, and no less than 6% in all subsequent  years.

4.11           RESERVED

4.12           Make-Up Contributions Under USERRA
A Participant who has the right to make-up Elective Deferrals, Roth Elective Deferrals, Voluntary After-tax Contributions and/or Required After-tax Contributions under USERRA shall be permitted to increase his or her Elective Deferral with respect to a make-up year without regard to any provision limiting contributions for such Plan Year.  Make-up contributions shall be limited to the maximum amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year.  Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five (5) years or three (3) times the period of military service.

ARTICLE V
PARTICIPANT ACCOUNTS

5.1           Separate Accounts
The Plan Administrator or its agent shall establish a separate recordkeeping account for each Participant showing the fair market value of his or her Plan benefits.  Each Participant's account may be separated for recordkeeping purposes into the following sub-accounts:

1.	Employer contributions:

(1)           Non Safe-Harbor Matching Contribution Formula 1 Contributions

(2)           Non Safe-Harbor Matching Contribution Formula 2 Contributions

(3)           Qualified Matching Contributions

(4)           Qualified Non-Elective Contributions

(5)           Non-Elective Contributions Formula 1 Contributions

(6)           Non-Elective Contributions Formula 2 Contributions

(7)           Safe Harbor Matching Contributions

(8)           Safe Harbor Non-Elective Contributions

(9)           Davis-Bacon Contributions

(10)         Target Benefit Contributions

(11)         SIMPLE 401(k) Matching Contributions

(12)         SIMPLE 401(k) Non-Elective Contributions

(13)	Money Purchase Pension Plan Contributions

(b)           Employee contributions:

(1)           Voluntary After-tax Contributions

(2)           Qualified Voluntary Contributions

(3)           Elective Deferrals [other than Roth Elective  Deferrals]

1.           Roth Elective Deferrals

2.           Required After-tax Contributions
3.           Rollover Contributions

4.           Transfer Contributions

5.           Elective Deferrals in a SIMPLE 401(k) Plan

6.           Deemed Traditional IRA Contributions

7.           Deemed Roth IRA Contributions

5.2           Valuation Date
The Trustee shall value the Trust at the fair market value as of each Valuation Date and those Valuation Dates elected in the Adoption Agreement or as directed in writing by the Plan Administrator.

The fair market value of securities listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date.  If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities will be valued at the prices at which they were last traded prior to the Valuation Date.  Any unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker.  To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

All allocations for a particular Plan Year will be made as of the last Valuation Date(s) of that Plan Year or such other dates determined by the Plan Administrator.

5.3           Allocations To Participant Accounts
As of each Valuation Date elected by the Employer in the Adoption Agreement and/or on any date within the allocation period selected in writing by the Plan Administrator, each Participant's account shall be adjusted to reflect:

(a)           the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

(b)           any Employee contributions,

(c)           any repayment of amounts previously distributed to a Participant upon a separation from Service and repaid by the Participant since the last Allocation Date,

(d)           the Participant's proportionate share of any investment earnings and increase in the fair market value of the Trust since the last Allocation Date, and

(e)           loan repayments of principal and interest.

The Employer shall deduct from each account:

(f)           any withdrawals or payments made from the Participant's account since the last Allocation Date,

(g)           the Participant's proportionate share of any decrease in the fair market value of the Trust since the last allocation Date, and

(h)           the Participant's proportionate or “per capita” share of any fees and expenses paid from the Plan.

5.4           Allocating Employer Contributions

(a)           The Employer must specify in the Adoption Agreement the manner in which the Employer’s contribution shall be allocated to Participants including any minimum contribution for Top-Heavy Plans.  Employer contributions shall be allocated to all Participants eligible to receive a contribution as provided in the Adoption Agreement.

(b)           Notwithstanding any provision of this Plan to the contrary, Participants will accrue the right to share in allocations of Employer contributions with respect to periods of qualified military service as provided in Code Section 414(u).

(c)           At the end of each Plan Year the Plan Administrator shall re-determine any Matching Contribution for each Participant based on his or her eligible annual Compensation in accordance with the Matching Contribution formula elected by the Employer in the Adoption Agreement.  Any Participant for whom any Matching Contribution has not been sufficiently made in accordance with the Matching Contribution formula elected by the Employer shall receive an additional Matching Contribution so that the total annual deferrals (whether pre-tax or after-tax) reflected as a percentage of eligible annual Compensation are matched in accordance with the Matching Contribution formula (“true-up” of Matching Contributions) selected by the Employer in the Adoption Agreement.  If no election is made in the Adoption Agreement, no true-up of Matching Contributions will occur.

5.5           Allocating Investment Earnings And Losses
Account balances are adjusted to reflect actual income and investment gains and losses from the period beginning on the day following the last Valuation Date and ending on the current Valuation Date.  Each Participant's account shall receive a proportionate share of the actual income and investment gains and losses during the period.  The value of accounts for allocation purposes shall be based on the value of all Participant accounts (without regard to any portion of any such account attributable to segregated investments) as of the last Valuation Date less withdrawals, distributions and expenses plus any contributions including deferrals (whether pre-tax or after-tax) if any, paid from the Trust since the last Valuation Date.  Investment gains and losses shall be credited to all Participant accounts having a balance on the Valuation Date regardless of the vested status of such account and regardless of the Participant's employment status.  The Plan Administrator shall also have the right to adopt an alternative procedure for allocating income and investment gains and losses provided that such alternative procedure is uniform and does not discriminate in favor of Highly Compensated Employees.  Any change in procedure shall be effective as of the next following Valuation Date or such other date as agreed to by the Employer and the Plan Administrator.  Accounts with segregated investments shall receive the income or loss on such segregated investments.  Investment gains or losses are determined separately for each investment alternative offered under the Plan.

(a)           The value of a Participant’s account invested in a mutual fund (Registered Investment Company) will equal the value of a share in such fund multiplied by the number of shares credited to the Participant’s account.

(b)           In the case of any pooled investment vehicle, earnings, gains or losses on the pooled investment vehicle will be allocated among the Participant’s accounts in proportion to the value of each Participant’s account invested in that investment vehicle immediately prior to the Valuation Date.  The gain or loss attributed to each investment vehicle will be credited to or charged against the Participants’ account.  Alternatively, the Plan Administrator or his designate may establish unit values for each pooled investment vehicle offered under the Plan in accordance with uniform procedures established by the Plan Administrator for this purpose.  The value of the portion of a Participant’s account invested in a pooled investment vehicle will equal the value of a unit in such investment vehicle multiplied by the number of units credited to the account.

(c)           In the case of any investment that is held specifically for a Participant’s account, any gain or loss on such investment will be charged or credited to that Participant’s account.

5.6           Allocation Adjustments
The Plan Administrator or his designate, if applicable, shall have the right to re-determine the value of Participant accounts if a previous allocation or valuation was performed incorrectly.  Such re-determination shall be made without regard to the reason for the incorrect allocation.  Such reasons may include, but are not limited to, incorrect contribution or Employee information provided by the Employer or representative of the Employer, incorrect valuation of Plan assets, incorrect determination of investment income and gains or losses, improper interpretation of the Plan's allocation formulas or procedures, erroneous omission of Top-Heavy minimum contributions and failure to transmit, receive or interpret amendments to the allocation formulas, methods or procedures.  Subject to express limits that may be imposed under the Code, the Plan Administrator reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of means of transmission of data, force majeure, the failure of any Service Provider to timely receive values or prices, or to correct for its errors omissions or the errors or omissions of any Service Provider).  After having made any necessary adjustments, the Plan Administrator or his designate, if applicable, may issue either revised or adjusted statements to Participants with an explanation of the allocation adjustments.

5.7           Participant Statements
The Plan Administrator shall prepare a statement for each Participant not less frequently than annually.  Statements may be prepared more frequently, as may be agreed between the Plan Administrator and the Service Provider or other entity responsible for the maintenance of Plan records or for valuing Plan assets.  Each statement shall show the additions to and subtractions from the Participant's account for the period since the last such statement and shall show the fair market value of the Participant's account as of the current statement date.

5.8           Changes In Method And Timing Of Valuing Participants’ Accounts
If necessary or appropriate, the Plan Administrator may establish different or additional uniform and nondiscriminatory procedures for determining the fair market value of Participant’s accounts under the Plan.

5.9           Roth Elective Deferral Account
The Roth Elective Deferral account is the required separate account maintained to record the contribution and withdrawal of a Participant’s Roth Contributions and other adjustments as required by the Plan.  Forfeitures may not be allocated to a Roth Elective Deferral Account and no contributions other than designated Roth Elective Deferrals will be allocated. If elected in the Adoption Agreement, Direct Rollover contributions described in Code Section 402A(c)(3) are permitted to be allocated to the Roth Elective Deferral Account.  Each Participant’s Roth Elective Deferral Account shall continue to be maintained and administered separately until it is completely distributed.  Income, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to the Participant’s Roth Elective Deferral Account and other accounts under the Plan to ensure that the Roth Elective Deferral account maintains a record of the Participant’s interest in the Plan.

ARTICLE VI
RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1           Normal Retirement Benefits
A Participant shall be entitled to receive the balance held in his or her account upon attaining his or her Normal Retirement Age or at such earlier dates as the provisions of this Article VI and the Adoption Agreement may permit.  If a Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Participant. If the Employer elects otherwise in the Adoption Agreement, distribution shall be made to such Participant at his or her request prior to his or her actual retirement.  Distribution shall be made in the normal form, or if elected, in one of the optional forms of payment provided in the Adoption Agreement.

6.2           Early Retirement Benefits
If elected in the Adoption Agreement, an Early Retirement benefit may be available to individuals who meet the age and Service requirements that are specified in the Adoption Agreement.  A Participant who attains his or her Early Retirement Date will become fully vested, regardless of any vesting schedule which otherwise might apply.  If a Participant separates from Service with a nonforfeitable benefit before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3           Benefit Upon Death
Upon the death of a Participant prior to termination of employment, or upon the death of a terminated Participant prior to distribution of his or her Vested Account Balance, his or her Beneficiary will be entitled to the Participant’s Vested Account Balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution.  A Participant who dies prior to attainment of Normal Retirement Age but before termination of employment will become fully vested, regardless of any vesting schedule which otherwise might apply.  If any Beneficiary who is alive on the date of the Participant’s death dies before receiving the entire death benefit to which he or she is entitled, the balance of the death benefit will be distributed to the Beneficiary’s Beneficiary in accordance with paragraph 7.6.  The Plan Administrator’s determination that a Participant has died and that a particular person has a right to receive a death benefit will be final.  Distribution will be made in accordance with paragraph 7.6.

6.4           Benefit Upon Disability
If a Participant suffers a Disability prior to termination of employment and terminates employment with the Employer as a result of that Disability, or if a terminated Participant suffers a Disability prior to a distribution of his or her Vested Account Balance, he or she will be entitled to his or her Vested Account Balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution.  A Participant who retires prior to attainment of Normal Retirement Age but before termination of employment on account of a Disability will become fully vested, regardless of any vesting schedule which otherwise might apply.

6.5           Benefits On Termination Of Employment

(a)           If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the other forms of payment provided hereunder and by the Employer in the Adoption Agreement.  If applicable, the Early Retirement benefit provisions may be elected.  Notwithstanding the preceding, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

(b)           For purposes of this Article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination.  If the Participant is reemployed prior to incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance, he or she will be deemed to have immediately repaid such distribution.  Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

(c)           If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph and resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to both Employer Contributions and Employee Contributions including Elective Deferrals and/or Roth Elective Deferrals on or before the earlier of the date the Participant incurs five (5) consecutive one (1) year Breaks in-Service following the date of distribution or five (5) years after the first date on which the Participant is subsequently reemployed.  In such event, the Participant's account shall be restored to the value thereof at the time the distribution was made.  The account may be further increased by the Plan’s income and investment gains and/or losses on the undistributed amount from the date of the distribution to the date of repayment.

(d)           If a Participant terminates employment with a Vested Account Balance greater than $5,000, and elects (with his or her Spouse's consent, if required) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non-vested portion will be treated as a forfeiture.  The Participant (and his or her Spouse, if required) must consent to any distribution when the Vested Account Balance described above exceeds $5,000.

(e)           A Participant whose Vested Account Balance is greater than $5,000 shall have the option to postpone payment of his or her Plan benefits until his or her Required Beginning Date.  If elected in the Adoption Agreement, any balance in a Participant's account resulting from his or her Employee contributions listed at paragraph 5.1(b), not previously withdrawn, may be withdrawn by the Participant immediately following separation from Service.

(f)            Unless elected otherwise in the Adoption Agreement, if a Participant’s Vested Account Balance is $1,000 or less, after the Participant’s termination of employment, the distributions shall be in a lump sum and any non-vested amounts shall be immediately forfeited. Such distribution shall be paid to the Participant as soon as practicable after complying with the Federal tax withholding rules without the need for spousal consent.  Terminated Participants receiving an involuntary distribution of $200 or more must be notified of their right to have such amounts directly rolled over to an IRA or Qualified Plan of their choosing.

If elected in the Adoption Agreement, when a terminating Participant or Employee does not make a timely election with respect to the cash-out distribution of amounts greater than $1,000 but less than or equal to $5,000, [pursuant to Code Sections 411(a)(7), 411(a)(11) and 417(e)(7)], the Plan Administrator shall make a Direct Rollover into an individual retirement account or annuity (“IRA”).  The Plan Administrator will select the IRA trustee or custodian, establish the IRA, and make the initial IRA investment selection.

If elected in the Adoption Agreement, when the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan, as specified by the Participant, or does not elect to receive the distribution directly, the Plan Administrator shall pay the distribution in a Direct Rollover to an individual retirement plan that is designated by the Plan Administrator and is communicated to the Plan Participant. The extent to which Rollover Contributions will be included or excluded in determining the value of the Participant’s Vested Account Balance for purposes of the Plan’s involuntary cash-out rules will be governed by the election made in the Adoption Agreement.  Rollover Contributions will always be considered in determining if the $1,000 automatic rollover threshold has been exceeded.

If elected in the Adoption Agreement, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and the earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).  If the value of the Participant‘s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance, subject to this paragraph. Eligible Rollover Distributions from a Participant's Roth Elective Deferral Account are taken into consideration in determining whether the total amount of the Participant’s account balances under the Plan exceeds the $1,000 threshold for purposes of mandatory distributions from the Plan.

(g)           If elected by the Employer in the Adoption Agreement, this paragraph shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement.

A Participant’s Elective Deferrals, Roth Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed.

(h)           A Direct Rollover of a distribution from a Roth Elective Deferral Account under this Plan will be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

The Plan shall not provide for a Direct Rollover (including an automatic rollover) of distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account are not taken into consideration in determining whether distributions from a Participant's other accounts are reasonably expected to total less than $200 during a year.

(i)           If the Plan permits partial distributions, a Participant shall be permitted to designate all or any portion of such distribution to be from the Roth Elective Deferral Account.  This provision does not apply to a return of Excess Contribution or a distribution of Excess Elective Deferrals.

6.6           Restrictions On Immediate Distributions

(a)           An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age sixty-two (62).

(b)           If payment in the form of a Qualified Joint and Survivor Annuity is required and the value of a Participant's Vested Account Balance exceeds $5,000, or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance.

(c)           If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of a Participant’s Vested Account Balance exceeds $5,000, and the account balance is immediately distributable, only the Participant must consent to any distribution of such account balance.

(d)           The consent of the Participant and/or the Spouse shall be obtained in writing or in such other form accepted by the Plan Administrator within the ninety (90) day period ending on the Annuity Starting Date, which is the first day of the first period for which an amount is paid as an annuity or in any other form.  The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

(e)           If the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Regulations Section 1.411(a)-11(c) is given provided that:

(1)           the Plan Administrator clearly informs the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)           the Participant after receiving the notice affirmatively elects a distribution.

If a distribution is one to which Code Section 417 does apply, the distribution may commence less than thirty (30) days, but not less than seven (7) days after the notice required under Regulations Section 1.411(a)-11(c) is given, provided that the conditions of sub-paragraphs (1) and (2) above are satisfied with regard to both the Participant and the Participant’s Spouse.

8.           Notwithstanding the foregoing, only the consent of the Participant to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity is required while the account balance is immediately distributable.  Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant must consent to the distribution of an account balance that is immediately distributable.  Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415 or constitutes Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.  In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

(g)           For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant’s Vested Account Balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B).

(h)           Any Plan established hereunder which is making distributions to any former Employee, Participant or surviving Spouse may charge reasonable Plan administrative expenses to the account of that former Employee, Participant or surviving Spouse, but only if the administrative expenses are apportioned on a pro-rata basis, i.e., the expenses are based on the amount in each account of a former Employer, Participant or surviving Spouse receiving benefits from the Plan, (or another reasonable basis that complies with the requirements of Title I of ERISA).  However, the allocation of Plan expenses still must meet the nondiscrimination rules of Code Section 401(a)(4).

6.7           Normal And Optional Forms Of Payment

(a)           The normal form of payment for a profit sharing, 401(k) or SIMPLE 401(k) plan shall be designated in the Adoption Agreement.  If no election is made in the Adoption Agreement, the Plan will default to the normal form of benefit being a lump sum, and the safe harbor provisions of paragraph 8.7 shall apply.

(b)           A Plan other than a money purchase pension plan, a target benefit plan or a profit-sharing plan required to provide a Joint and Survivor benefit may be amended to eliminate or restrict optional payment forms provided that a single lump sum payment option remains available.  The remaining lump sum must have the same (or less restrictive) timing of distribution, medium of distribution and eligibility conditions that were available for the eliminated forms of payment.

Each optional form of benefit provided under a Prototype Plan (other than any that have been prospectively eliminated) must be currently available to all Employees benefiting under the Plan.  This is the case regardless of whether a particular form of benefit is the actuarial equivalent of any other optional form of benefit under the Plan.  Code Section 411(d)(6) prevents a Plan from being amended to eliminate or restrict optional forms of benefits and any other Code Section 411(d)(6) protected benefits with respect to benefits attributable to Service before the amendments except as expressly provided under the Regulations Section 1.411(d)-4.

(c)           For money purchase and target benefit plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under Article VIII.  Effective January 1, 2002, the Employer may elect in the Adoption Agreement to eliminate any periodic payment options that are not required by the Qualified Joint and Survivor Annuity rules such as but not limited to installment payments.

(d)           The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing another option available under the Plan.

(e)           As elected in the Adoption Agreement, a Participant shall (with the consent of his or her Spouse, if applicable) have the right to receive his or her benefit in a single lump sum or in installment payments.  Installment payments need not be equal or substantially equal until such time as the individual reaches his or her Required Beginning Date.  Installment payments which are intended to be equal or substantially equal can be made monthly, quarterly, semi-annually or annually based on any period not extending beyond the joint and survivor life expectancy of the Participant and his or her Beneficiary.

(f)           Benefits payable under the Plan may be distributed in cash or in-kind as elected in the Adoption Agreement.  The Employer may also elect on the Adoption Agreement to limit a Participant’s right to receive distributions in the form of marketable securities (other than Employer securities) and to require distributions in the form of cash only.  Only the right to receive a distribution in the form of cash, Employer securities and/or other property that is not marketable is protected.

(g)           A Plan that permits its Participants to receive in-kind distributions may limit the available in-kind distributions to the investments listed in the Adoption Agreement and only to the extent the investments are held in the Participant’s account at the time of the distribution. A Plan may be amended to limit the investments that may be distributed in-kind.  The amendment must include all investments (other than marketable securities for which cash may be substituted) that are held in a Participant’s account at the time of the amendment and for which the Plan, prior to such amendment, allowed for distribution of those investments in kind. The right to an in-kind distribution for investments held at the time of the distribution would only have to be protected to the extent such investment was in the Participant’s account at the time the amendment was adopted or effective, if later.

(h)           Promissory notes of Participants may be distributed in-kind pursuant to the Employer’s loan policy document.

(i)           Distribution of benefits payable in the form of installments shall be paid in cash.

(j)           The Plan Administrator shall have the sole responsibility to determine the propriety, amount, and form of any distribution made under the terms of this Plan and such determination will be final.  Upon such determination, the Plan Administrator shall direct the Trustee and/or Custodian in writing or by any such other means as expressly agreed upon, to make such a distribution.

6.8           Distribution In Event Of Incapacity
If any person who is entitled to receive a distribution of benefits (the “Payee”) suffers from a Disability or is under a legal incapacity, payments may be made in one or more of the following ways as directed by the Plan Administrator:

(a)           to the Payee directly; or

(b)           to the guardian or legal representative of the Payee’s person or estate.

The Plan Administrator’s determination of the minority or incapacity of any Payee will be final.

6.9           Commencement Of Benefits

(a)           Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

(1)           the Participant attains age sixty-five (65) (or Normal Retirement Age if earlier),

(2)           the tenth anniversary of the year in which the Participant commenced participation in the Plan, or

(3)           the Participant terminates Service with the Employer.

(b)           Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable within the meaning of paragraph 6.6 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

6.10           In-Service Withdrawals
If elected in the Adoption Agreement, an Employer may elect to permit a Participant in the Plan to make an in-service withdrawal, subject to any limitation(s) specified in the Adoption Agreement.

(a)           Unless indicated otherwise on the Adoption Agreement, a Participant may withdraw all or any part of the fair market value of his or her Voluntary or Required After-tax Contributions as described in Article IV, other than Elective Deferrals or Roth Elective Deferrals, upon request to the Plan Administrator.  No amount of the Employer’s Contribution will be forfeited solely as a result of a Participant’s withdrawal of an amount pursuant to this paragraph 6.10.  Unless indicated otherwise in the Adoption Agreement, Rollover and Transfer Contributions, and the income allocable to each, may be withdrawn at any time.

(b)           Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable) and pursuant to the Employer’s election in the Adoption Agreement, a Participant may be eligible to withdraw any part of his or her Qualified Voluntary Contribution account by making application to the Plan Administrator.  A request to withdraw amounts pursuant to this paragraph must be consented to by the Participant’s Spouse, unless the Plan satisfies the safe harbor under paragraph 8.7 hereof.  Spousal consent, if required, shall comply with the requirements of paragraph 6.6 relating to immediate distributions.

(c)           A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto.  Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon.  The amount of the earnings to be withdrawn is determined by using the formula: DA [1-(V ÷ V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto.  The aggregate value of the Participant’s Vested Account Balance derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, includes the proceeds of insurance contracts, if any, on the Participant’s life.  The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

(d)           Under a Profit Sharing Plan and to the extent that the Employer elects in the Adoption Agreement, the Participant is required to satisfy at least one of the following conditions to make an in-service withdrawal of all or any part of the Participant’s vested Non-Safe Harbor Matching Contributions and Non-Elective Contributions.

(1)           An Employee who has been a Participant in the Plan for at least five (5) years may, prior to separating from Service with the Employer, elect to withdraw all or any part of the vested Non-Safe Harbor Matching Contributions and Non-Elective contributions.

(2)           Vested Non-Safe Harbor Matching and Non-Elective Contributions which have been in the Plan for at least two (2) years may be withdrawn.

(3)           A Participant who has attained age 59½ may, prior to separation from Service, elect to withdraw all or any part of their vested Non-Safe Harbor Matching Contributions and Non-Elective contributions.

(4)           A Participant may only withdraw amounts which are 100% vested.

(5)           The Employer may require any or all of these conditions to be satisfied prior to an in-service distribution being made from the Plan.

(e)           Unless otherwise elected by the Employer in the Adoption Agreement, Elective Deferrals, Roth Elective Deferrals, Qualified Non-Elective Contributions, Safe Harbor Matching and Non-Elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant earlier than upon severance of employment (separation from Service for Plan Years beginning before 2002), death, or Disability.  Such amounts may also be distributed upon:

(1)           termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan [as defined in Code Section 4975(e)(7)] or a Simplified Employee Pension Plan [as defined in Code Section 408(k)], or a SIMPLE IRA plan [as defined in Code Section 408(p)], a Plan or contract described in Code Section 403(b) or a Plan described in Code Section 457(b) or (f) at any time during the period beginning on the date of Plan termination and ending twelve (12) months after all assets have been distributed from the Plan.  Such distribution must be made in a lump sum;

(2)           the attainment of age 59½ in the case of a profit-sharing plan; or

(3)           the Hardship of a Participant as described in paragraph 6.11.

(f)           An in-service withdrawal shall not be eligible for redeposit to the Trust.  A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer contribution he or she would otherwise be eligible to receive.  Payment will be made in accordance with the administrative policy set by the Employer.

(g)           Money purchase pension plans and target benefit plans shall allow in-service withdrawals only after the Participant’s attainment of the Normal Retirement Age provided it is so specified in the Adoption Agreement.

(h)           Notwithstanding any provisions of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, Disability, or separation from Service, and prior to Plan termination, the optional form of benefit shall not be available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).

(i)           If elected in the Adoption Agreement, a Participant may withdraw any amount not in excess of the vested amount of Non-Elective Contributions, Elective Deferrals, Roth Elective Deferrals and Matching Contributions, if the withdrawal is made after the Participant attains age 59½.

(j)           If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

(1)           a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

1.           at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:  X = P [AB + D] – D.  For purposes of applying the formula:  "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution.

           (k)           Effective August 17, 2006, a Participant who is ordered or called to active duty after September 11, 2001 and prior to December 31, 2007 may take a Qualified Reservist Distribution if the following are satisfied:

(1)	the distribution consists solely of Elective Deferrals in a Code Section 401(k) Plan;

(2)           the Participant was ordered or called to active duty for a period in excess of one hundred and seventy nine (179) days or for an indefinite period; and

(3)           the distribution from the Plan is made during the period which begins on the date of such order or call and ends at the close of the active duty period.

The ten percent (10%) early withdrawal penalty tax will not apply to a Qualified Reservist Distribution, which meets requirements stated above.

(l)           Unless elected otherwise on the Adoption Agreement, the Plan Administrator may implement on a uniform and nondiscriminatory basis an ordering rule for in-service withdrawals from a Participant’s account attributable to pre-tax Elective Deferrals or Roth Elective Deferrals.

6.11           Hardship Withdrawals
If elected in the Adoption Agreement, a Participant may request a Hardship withdrawal as provided in this paragraph. If applicable, Hardship withdrawals are subject to the spousal consent requirements in Code Sections 401(a)(11) and 417.  A request to make a withdrawal on account of Hardship must be consented to by the Participant's Spouse unless the Plan satisfies the safe harbor provisions under paragraph 8.7 hereof.  Spousal consent, if required, shall comply with the requirements of paragraph 6.6 relating to immediate distributions.

If elected in the Adoption Agreement, a Participant shall be permitted to make a Hardship withdrawal of any amount attributable to the vested portion of Elective Deferrals or Roth Elective Deferrals (and any earnings credited to a Participant’s account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989).  Unless elected otherwise in the Adoption Agreement, vested Non-Elective Contributions, Matching Contributions, Rollover Contributions, Transfer Contributions and the income allocable to each (without regard to attainment of age 59½ or Disability) may be available for Hardship withdrawal if the Participant establishes that an immediate and heavy financial need exists and the withdrawal is necessary to satisfy such financial need. A Participant may withdraw all or any part of the fair market value of his or her Voluntary or Required After-tax Contributions due to a Hardship upon request to the Plan Administrator.  Such request shall be made in accordance with procedures adopted by the Plan Administrator or his or her designate, who shall have sole authority to authorize and direct a Hardship withdrawal pursuant to the following rules:

(a)           For purposes of this paragraph, an immediate and heavy financial need of the Employee is one which cannot reasonably be relieved by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.  In any event, a Hardship distribution may not be requested in excess of the amount of the immediate and heavy financial need described at paragraph (b) including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(b)           An immediate and heavy financial need exists when the Hardship withdrawal will be used to pay the following:

(1)           expenses incurred or necessary for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) of the Participant, his or her Spouse, children and other dependents;

(2)           the cost directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant;

(3)           payment of tuition and related educational expenses (including but not limited to expenses associated with room and board) for up to the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents [as defined in Code Section 152, and for the taxable years beginning or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)];

(4)           the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence;

The following reasons constituting an immediate and heavy financial need that permit a Hardship Withdrawal application shall apply for Plan Years beginning after December 31, 2005, unless adopted earlier by the Employer:

(5)           payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, child or dependent [as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)]; or

(6)           expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)           A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the need may be relieved from other resources that are reasonably available to the Participant.    For purposes of this paragraph, the Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant.  However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act (or comparable state law) is not treated as a resource of the Participant.

If the Plan Administrator approves a request for a Hardship withdrawal, funds shall be withdrawn from the contribution sources as elected in the Adoption Agreement unless provided otherwise by the Plan Administrator in an administrative procedure.  Liquidation of a Participant’s assets for the purpose of a Hardship withdrawal will be allocated on a pro-rata basis across all the investment alternatives in a Participant’s account, unless otherwise provided by a directive from the Plan Administrator or by the Plan Participant.

If Elective Deferrals (including Roth Elective Deferrals, if any), Voluntary After-tax, or Required After-tax Contributions are withdrawn under 6.11(b) above, such amounts will be suspended for all plans maintained by the Employer (other than benefits under Code Section 125 plans) for six (6) months after the receipt of the Hardship distribution.  The Code Section 402(g) limit for 2002 does not have to be reduced with respect to a Participant who has received a Hardship distribution in calendar year 2001.

           (d)           The Plan Administrator may implement on a uniform and nondiscriminatory basis an ordering rule for Hardship withdrawals from a Participant’s account attributable to pre-tax Elective Deferrals or Roth Elective Deferrals.

(e)           Effective August 17, 2006, if Hardship withdrawals are permitted in the Plan, the Plan’s Hardship withdrawal provisions shall apply to the Participant’s Beneficiary in addition to the Participant’s Spouse or dependent.  The Beneficiary to which this applies must have an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

6.12           Direct Rollovers

(a)           This paragraph applies to distributions made after December 31, 2001.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  If an Eligible Rollover Distribution is less than $500, a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.

(b)           This paragraph applies to distributions made on or after January 1, 1993, and prior to January 1, 2002.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(c)           Definitions

(1)           Eligible Rollover Distribution – An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or Life Expectancy) of the Distributee or the joint lives (or Joint Life Expectancies) of the Distributee and the Distributee's Designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any Hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998, the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.  For purposes of this paragraph, any amount that is distributed on account of Hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(2)           Eligible Retirement Plan – An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a Qualified Plan described Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(3)           Distributee – A Distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

(4)           Direct Rollover – A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(d)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan or individual retirement account specified by the Participant in a Direct Rollover.  Any portion of a distribution that is not paid directly to an Eligible Retirement Plan or individual retirement account, pursuant to such Participant’s direction shall be distributed to the Participant.  For purposes of this paragraph, a surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA) or to another Qualified Plan in which the alternate payee is a participant.

(e)           If the entire Vested Account Balance is not eligible for a Direct Rollover of benefits as described in (a) above, the Participant may either make an elective transfer of the entire Vested Account Balance pursuant to the procedure described at paragraph 4.5 or a Direct Rollover of the portion which can be rolled over as described in (a) above and an elective transfer of the rest as described in paragraph 4.5 herein.

(f)           After December 31, 2001, the elective transfer of distributable benefits will be available only if the Direct Rollover provisions of Code Section 401(a)(31) would not be available to transfer the Participant’s entire Vested Account Balance to the transferee plan.  This elective transfer option will only be available in the following circumstances:

1.           The Plan does not have a single sum distribution option available. The benefits are distributable only in a periodic payment method.

2.           The distribution includes benefits that are not eligible for rollover treatment, including benefits attributable to after-tax contributions, required minimum distributions or other amounts that have previously been included in income.

For purposes of this paragraph, a portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary After-tax Contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified Defined Contribution Plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(g)           When a portion of a distribution is from a Roth Elective Deferral account, the rollover of any such distribution pursuant to Code Section 402A(c)(3) must be accomplished through a Direct Rollover and can only be made to a plan qualified under Code Section 401(a) which agrees to separately account for the amount not includible in income.  The transferring Plan shall report the amount of the investment in the contract (contributions as well as associated earnings) and the first year of the five (5) year period to the recipient plan so that the recipient plan will not need to rely on the information from the Distributee.

For purposes of this paragraph, the five (5) taxable year period of Plan participation is the period of five (5) consecutive taxable years that begins with the first day of the first taxable year in which the Participant makes a designated Roth Elective Deferral to any designated Roth Elective Deferral Account established for the Participant under the same plan and ends when five (5) consecutive taxable years have been completed.  For this purpose, the first taxable year in which a Participant makes a designated Roth Elective Deferral is the year in which the amount is first includible in the Participant’s gross income.

(h)           A Direct Rollover of a distribution from a Roth Elective Deferral Account under this Plan will be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).  The Plan shall not provide for a Direct Rollover (including an automatic rollover) of distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account are not taken into consideration in determining whether distributions from a Participant's other accounts are reasonably expected to total less than $200 during a year.

6.13           Participant’s Notice
In the event that a Participant’s benefit becomes payable under Plan terms or if a Participant requests distribution of his or her benefit, the Plan Administrator shall provide such Participant with a notice regarding distribution of such benefit.  The notice shall describe any Plan related information regarding the distribution including the Joint and Survivor Annuity requirements provided at paragraph 6.6(d), if applicable, the normal and optional forms of payment provided at paragraph 6.7, and the information required in connection with an Eligible Rollover Distribution.  Information in connection with an Eligible Rollover Distribution shall include the right to have the funds transferred directly to another Qualified Plan or individual retirement account, the income tax withholding requirements, the rollover rules with respect to amounts distributed to the Participant, the default Direct Rollover provisions of Vested Account Balances greater than $1,000 but less than or equal to $5,000 (including any other appropriate information such as the name and address, and telephone number of the IRA Trustee and information regarding IRA maintenance and withdrawal fees and how the IRA funds will be invested), and the general tax rules which apply to such distributions.  Such notice shall be provided to the Participant within the time period prescribed at paragraph 6.6(d) hereof or, if the safe harbor provisions of paragraph 8.7 are applicable, not less than thirty (30) days prior to the Annuity Starting Date, subject to a waiver period of a lesser number of days if elected by the Participant and if applicable, their Spouse.  A default Direct Rollover will occur not less than thirty (30) days and not more than ninety (90) days after such notice with the explanation of the default Direct Rollover is provided to the separating Participant.

6.14           Assets Transferred From Money Purchase Pension Plans
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit shall not be available with respect to benefits attributable to assets (including the associated post-transfer earnings) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).

6.15           Assets Transferred From A Code Section 401(k) Plan
If the Plan receives a direct transfer (by merger or otherwise) of Elective Deferrals or Roth Elective Deferrals  (or amounts treated as Elective Deferrals) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Deferrals.

ARTICLE VII
DISTRIBUTION REQUIREMENTS

7.1           Joint And Survivor Annuity Requirements
All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2           Designation Of Beneficiary
If a Participant completes or has completed a Beneficiary designation in which the Participant designates his or her Spouse as the Beneficiary, and the Participant and the Participant’s Spouse are legally divorced subsequent to the date of such designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation by completing a new Beneficiary designation form.

1.           For purposes of the Plan, a Beneficiary is the person or persons designated as such in accordance with Code Section 401(a)(9) and the Regulations thereunder by the Participant or by the Participant’s surviving Spouse if the Participant’s surviving Spouse is entitled to receive distributions under the Plan.  Such a designation by the Participant’s surviving Spouse, however, shall relate solely to the distributions to be made under the Plan after the death of both the Participant and the surviving Spouse.  A Beneficiary designation shall be communicated to the Plan Administrator on a form or other type of communication acceptable to the Plan Administrator for use in connection with the Plan, signed by the designating person, and subject to the last sentence of this subparagraph (a), filed with the Plan Administrator in accordance with this paragraph not later than thirty (30) days after the designating person’s death.  The form may name individuals, trusts or estates to take upon the contingency of survival and may specify or limit the manner of distribution thereto.  In the event a Participant or the Participant’s surviving Spouse, as the case may be, fails to properly designate a Beneficiary (including, as improper, a designation to which the Participant’s surviving Spouse did not properly consent) or in the event that no properly designated Beneficiary survives the Participant or the Participant’s surviving Spouse, as applicable, then the Beneficiary of such person shall be his surviving Spouse or, if none, his issue per stirpes or, if no issue, the Participant’s surviving parents in equal shares, or if no surviving parents, then to the Participant’s estate.

The Beneficiary designation last accepted by the Plan Administrator during the designating person’s lifetime before such distribution is to commence shall be controlling and, whether or not fully dispositive of the vested portion of the account of the Participant involved, thereupon shall revoke all such forms previously filed by that person.

2.           Notwithstanding subparagraph (a), the designation by a married Participant of any Beneficiary other than the Participant’s Spouse, or the change of any such Beneficiary to a new Beneficiary other than the Participant’s Spouse, shall not be valid unless made in writing and consented to by the Participant’s Spouse.  The Spouse’s consent to such designation must be made in the manner described in this paragraph.

3.           Any Beneficiary designation made and in effect under a Qualified Plan immediately prior to that Plan’s amendment and continuation in the form of this Plan shall be deemed to be a valid Beneficiary designation filed under this Plan to the extent consistent with this Plan.  If such Beneficiary designation was made with respect to a Qualified Plan that permitted the Participant to designate without spousal consent a Beneficiary to receive 50% of the Participant’s account balance in the event of the Participant’s death, with respect to such Beneficiary designation under this Plan, this paragraph shall be applied by application of 50% of the vested portion of the Participant’s account toward the purchase of a Qualified Pre-Retirement Survivor Annuity and the balance of the Participant’s account shall be paid to the Designated Beneficiary pursuant to the provisions of Article VIII.  In such event, the amount of Voluntary After-tax Contributions applied to the purchase of the annuity shall be in the same proportion as the Voluntary After-tax Contributions bear to the entire Participant’s account.

(d)           In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits which may be payable in the event of the Beneficiary’s death prior to the receipt of all the Participant’s death benefits to which the Beneficiary was entitled.

(e)           Notwithstanding any provision in this section, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

7.3           Minimum Distribution Requirements
All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the Regulations issued thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-(G).  The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.  Life Expectancy and joint and last survivor life expectancies are computed by using the expected return multiples found in Regulations Section 1.72-9.  The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

7.4           Limits On Distribution Periods
As of the First Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

1.	the life of the Participant,

2.	the life of the Participant and a Designated Beneficiary,

3.	a period certain not extending beyond the life expectancy of the Participant, or

4.	a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.

7.5           Required Beginning Date
The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date as defined at paragraph 1.94.

7.6           Death Of Participant Before Distributions Begin
If the Participant dies before required distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)           If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in the Adoption Agreement, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)           If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)           If there is no Designated Beneficiary as of the date of the Participant’s death who remains a Beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)           If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this paragraph 7.6, with the exception of paragraph 7.6(a), will apply as if the surviving Spouse were the Participant.

For purposes of this paragraph and paragraphs 7.10 and 7.11, unless subparagraph 7.6(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If subparagraph 7.6(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under paragraph 7.6(a).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date [or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under paragraph 7.6(a)], the date distributions are considered to begin is the date distributions actually commence.

7.7           Forms Of Distributions
Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with paragraph 7.8 through paragraph 7.11.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the corresponding Treasury Regulations.

7.8           Amount Of Required Minimum Distribution For Each Distribution Calendar Year
During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(a)           the quotient obtained by dividing the Participant’s account balance including Roth Elective Deferrals by the distribution period set forth in the Uniform Lifetime Table found in Regulations Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)           if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

7.9           Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death
Required minimum distributions will be determined under this paragraph and paragraph 7.8 beginning with the first Distribution Calendar Year and continuing up to and including the Distribution Calendar Year that includes the Participant’s date of death.

7.10           Death On Or After Required Distributions Begin

(a)           Participant Survived By Designated Beneficiary –  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)           The Participant’s remaining life expectancy is calculated in accordance with the Single Life Table found in Regulations Section 1.401(a)(9)-9, Q&A-1, using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(2)           If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated in accordance with the Single Life Table found in Regulations Section 1.401(a)(9)-9, Q&A-1, for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one (1) for each subsequent calendar year.

(3)           If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.

(b)           No Designated Beneficiary –  If the Participant dies on or after the date required distributions begin and there is no Designated Beneficiary as of the Participant’s death who remains a Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated under the Single Life Table, using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

7.11           Death Before Date Required Distributions Begin

(a)           Participant Survived By Designated Beneficiary –  If the Participant dies before the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph 7.10.

(b)           No Designated Beneficiary –  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of the date of death of the Participant who remains a Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)           Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin –  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under paragraph 7.6(a), this paragraph shall apply as if the surviving Spouse were the Participant.

7.12           Prior Pre-Retirement Distribution Options

(a)           Elimination of Pre-Retirement Age 70½ Distribution Option – The pre-retirement age 70½ distribution option will only be eliminated for Employees who reach age 70½ in or after a calendar year that begins after the later of December 31, 1998, or the date of adoption of this amended Plan.  The pre-retirement age 70½ distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) begin at a time during the period that begins on or after January 1 of the calendar year in which an Employee reaches age 70½ and ends April 1 of the immediately following calendar year.

(b)           Election to Defer – If the Plan Administrator offered an election to defer distributions, a Participant who is not a 5% owner who reaches age 70½ in years after 1995 and who made the election by April 1 of the calendar year following the year in which he or she reached age 70½ (or by December 31, 1997, in the case of a Participant who reached age 70½ in 1996) may defer distribution until the calendar year following the calendar year in which his or her retirement occurs.  If the Plan Administrator does not offer such an election, or if the election is offered but not made, the Participant will begin receiving distributions by April 1st of the calendar year following the year in which he or she reaches age 70½ (or by December 31, 1997 in the case of a Participant who reached age 70½ in 1996).

(c)           Election to Suspend – If the Plan Administrator offered an election to suspend distributions, a Participant who is not a 5% owner who reached age 70½ prior to 1997 and who made the election may stop distributions and recommence by April 1 of the calendar year following the year in which the Participant actually retires.  In such an event, the Plan Administrator may elect that a new Annuity Starting Date will begin upon the distribution recommencement date.

7.13           Transitional Rules

1.           Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner may be made in accordance with all of the following requirements, regardless of when such distribution commences:

(1)           the distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984,

(2)           the distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant,

(3)           such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984,

(4)           the Participant had accrued a benefit under the Plan as of December 31, 1983, and

(5)           the method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)           A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)           For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) through (5) above.

(d)           If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Code Section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982.  For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations Section 1.401(a)(9)-2.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).  In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.

7.14           Distributions To Minors And Individuals Who Are Legally Incompetent
Benefits payable to either a minor or an individual who has been declared legally incompetent shall be paid, at the direction of the conservator appointed either under a court order or applicable state law that permits such an individual to be a court appointed guardian for the benefit of said minor or incompetent.

7.15           Unclaimed Benefits

(a)           The Plan Administrator shall notify Participants or Beneficiaries by certified or registered mail sent to his or her last known address of record with the Employer when their benefits become distributable as provided at paragraph 6.10 hereof.  If a Participant or Beneficiary does not respond to the notice within ninety (90) days of the date of the notice, the Plan Administrator may take reasonable steps to locate the Participant or Beneficiary including, but not limited to, requesting assistance from the Employer, Employees, Social Security Administration and/or the Internal Revenue Service.

(b)           If the Participant cannot be located after a period of twelve (12) months, or such other period determined by the Plan Administrator, the Plan Administrator shall treat the benefit as a forfeiture pursuant to paragraph 9.8.  The forfeiture provisions of this subparagraph 7.15(b) apply only to the Participant’s or Beneficiary’s account balance which is less than $1,000.  If the Employer does not make a contribution for the Plan Year during which the forfeiture takes place, such amount shall first be applied to pay Plan expenses and, if there are no such expenses, it shall then be allocated to eligible Participant accounts as if the amount were the Employer’s contribution for such Plan Year.

(c)           If a Participant or Beneficiary later makes a claim for such benefit, the Plan Administrator shall validate such claim and provide the Participant or Beneficiary with all notices and other information necessary for the Participant or Beneficiary to perfect the claim.  If the Plan Administrator validates the claim for benefits, the Participant’s account balance shall be restored to the benefit amount treated as a forfeiture.  Such benefit shall not be adjusted for investment earnings or losses during the period beginning on the date of forfeiture and ending on the date of restoration.  The funds necessary to restore the Participant’s account will first be taken from amounts eligible for reallocation or other disposition as forfeitures with respect to the Plan Year.  If such funds do not exist or if such funds are insufficient, the Employer will make a contribution prior to the date on which the benefit is payable to restore such Participant’s account.  Such benefit shall be paid or commence to be paid in the same manner as if the benefit was eligible for distribution on the date the claim for benefit is validated.

(d)           The Plan Administrator shall follow the same procedure in locating and subsequently treating as a forfeiture the benefit of a Participant or Beneficiary whose benefit has been properly paid under Plan terms but where the Participant or Beneficiary has not negotiated the benefit check(s).

(e)           Notwithstanding the foregoing, the Plan Administrator may establish alternative procedures for locating and administering the benefits of missing Plan Participants, including but not limited to re-establishing the Participant’s account.

(f)            In the event of a Plan termination, the Plan Administrator shall apply such search methods for locating missing Participants as described in the Department of Labor Field Assistance Bulletin 2004-02 as it considers in its sole discretion appropriate under the circumstances.

(g)           In making distributions from a terminating Plan on behalf of Participants who are either determined to be missing or who otherwise fail to elect a method of distribution in connection with the termination of the Plan, the Plan Administrator shall comply with the relevant requirements of proposed Treasury Regulation §2550.404a-2, without regard to the amount involved in the rollover distribution.

(h)            Unless elected otherwise in the Adoption Agreement, if a terminated Participant cannot be located, the Participant’s Vested Account Balance is in excess of $1,000 but not greater than $5,000, and no Participant election has been made regarding the disposition of his or her Vested Account Balance, the automatic rollover provisions of Code Section 401(a)(31)(B) as contained in paragraph 6.5 shall be applied to said account.

7.16           TEFRA 242(b) Election
Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

ARTICLE VIII
JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1           Applicability Of Provisions
The provisions of this Article shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer and such other Participants as provided in paragraph 8.8.

8.2           Payment Of Qualified Joint And Survivor Annuity
Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a Participant’s Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity.  For this purpose, a Qualified Joint and Survivor Annuity with respect to an unmarried Participant’s Vested Account Balance will be paid in the form of a straight life annuity.  A straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.  The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan, if any.

8.3           Payment Of Qualified Pre-Retirement Survivor Annuity
Unless an optional form of benefit has been elected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant’s Vested Account Balance shall be paid in the form of a life annuity for the life of the surviving Spouse.  The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.  If no election has been made within the Election Period prior to the Participant’s death, the surviving Spouse shall have the right to select an optional form of benefit after the Participant’s death.  Such election will only be permitted if the surviving Spouse is provided with a notice similar to that required under paragraph 8.5 except that the notice will be modified to explain a life annuity rather than a Qualified Joint and Survivor Annuity.

A Participant who does not meet the age thirty-five (35) requirement set forth in the Election Period as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).  Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5.  Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35).  Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4           Qualified Election
A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity.  Any such election shall not be effective unless:

1.           the Participant’s Spouse consents in writing to the election,

2.           the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent unless the Spouse expressly permits designations by the Participant without any further spousal consent,

3.           the Spouse’s consent acknowledges the effect of the election, and

4.           the Spouse’s consent is witnessed by a Plan representative or notary public.

A Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent unless the Spouse expressly permits designations by the Participant without any further spousal consent.  If it is established to the satisfaction of the Plan Administrator that the Participant is unmarried or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse cannot be obtained) shall be effective only with respect to such Spouse.  A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.  A Participant may revoke a prior waiver without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5           Notice Requirements For Qualified Joint And Survivor Annuity
In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

1.           the terms and conditions of a Qualified Joint and Survivor Annuity,

2.           the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit,

3.           the rights of a Participant’s Spouse, and

4.           the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

The Annuity Starting Date may be less than thirty (30) days after and may be before receipt of the written explanation described in the preceding paragraph provided that:

5.           the Plan Administrator clearly informs the Participant and the Participant’s Spouse that they have a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; and

6.           the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration to the seven (7) day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.

8.6           Notice Requirements For Qualified Pre-Retirement Survivor Annuity
In the case of a Qualified Pre-Retirement Survivor Annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity.  The applicable period for a Participant is whichever of the following periods ends at the latest date:

(a)           the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35),

(b)           a reasonable period ending after the individual becomes a Participant, or

(c)           a reasonable period ending after this Article first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age thirty-five (35).  If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.  In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation.

8.7           Special Safe Harbor Exception For Certain Profit-Sharing Or 401(k) Plans
This paragraph shall apply to a Participant in a profit-sharing or 401(k) plan, and to any distribution, made on or after the first day of the first Plan Year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary Contributions, as maintained on behalf of a Participant in a money purchase pension plan or target benefit plan, if the following conditions are satisfied:

1.                      the Participant does not elect payments in the form of a life annuity, and

2.                      on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s Surviving Spouse, but if there is no surviving Spouse, or if the Surviving Spouse has consented to, in a manner conforming to a Qualified Election, then to the Participant’s Beneficiary.

3.           The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90) day period following the date of the Participant’s death.  The account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.

(d)           If a Plan is otherwise exempt from the Qualified Joint and Survivor Annuity requirements, the Qualified Joint and Survivor Annuity requirements are not triggered unless the Participant in the Plan actually elects a life annuity as a distribution option.

(e)           These safe harbor rules shall not be applicable to a Participant in a profit-sharing or 401(k) plan if the Plan is the recipient of assets as the result of a merger with a plan which was subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit, unless separate accounts or separate accounting was monitored for the assets of the merged plan.

(f)           Money purchase and target benefit plans are required to include the Qualified Joint and Survivor Annuity option.  These Plans may eliminate any periodic payment options that are not required by the Qualified Joint and Survivor Annuity rules such as installment payments.

(g)           The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant’s waiver of the Qualified Pre-Retirement Survivor Annuity.

(h)           Profit-sharing plans that satisfy all of the requirements of this paragraph so that the Plan is not required to provide a Qualified Joint and Survivor Annuity for the Participant, but do provide such annuity (even if the annuity is the normal form), may replace the Qualified Joint and Survivor Annuity with payment in a single-sum distribution form that is otherwise identical to such annuity in accordance with the requirements under the Regulations Section 1.411(d)-4.

(i)           For purposes of this paragraph, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(b); in the case of a profit-sharing plan, Vested Account Balance shall have the same meaning as provided in paragraph 1.119.

(j)           If this paragraph 8.7 is operative, then all other provisions of this Article VIII other than paragraph 8.8 are inoperative.

8.8           Transitional Rule
Special transitional rules apply to Participants who were not receiving benefits on August 23, 1984.

(a)           Notwithstanding the other requirements of this Article and subject to the requirements of Article VII, Distribution Requirements, distribution on behalf of any Employee, including a more than 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)           The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)           The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(3)           Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(4)           The Employee had accrued a benefit under the Plan as of December 31, 1983.

(5)           The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

(b)           A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(c)           For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs 8.8(a) and (a)(5).

(d)           If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(e)           In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.

8.9           Automatic Joint And Survivor Annuity And Early Survivor Annuity
Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least ten (10) years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity in accordance with all of the following requirements:

(a)           If benefits in the form of a life annuity become payable to a married Participant who:

(1)           begins to receive payments under the Plan on or after Normal Retirement Age, or

(2)           dies on or after Normal Retirement Age while still working for the Employer, or

(3)           begins to receive payments on or after the Qualified Early Retirement Age, or

(4)           separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period.  The Election Period must begin at least six (6) months before the Participant attains Qualified Early Retirement Age and end not more than ninety (90) days before the commencement of benefits.  Any election will be in writing and may be changed by the Participant at any time.

(b)           A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death.  If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death.  Any election under this provision will be in writing and may be changed by the Participant at any time.  The Election Period begins on the later of:

(1)           the ninetieth day before the Participant attains the Qualified Early Retirement Age, or

(2)           the date on which participation begins, and ends on the date the Participant terminates employment.

For purposes of this paragraph, Qualified Early Retirement Age is defined at paragraph 1.85 herein.

8.10           Annuity Contracts
Any annuity contract distributed under this Plan must be nontransferable.  The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

ARTICLE IX
VESTING

9.1           Employee Contributions
A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Roth Elective Deferrals, Catch-Up Contributions, Voluntary After-tax Contributions, Required After-tax Contributions, Qualified Voluntary Contributions, Required After-tax Contributions, Rollover and Transfer Contributions, plus the earnings thereon.  No forfeiture of Employer contributions (including any minimum contributions made under paragraph 14.2) will occur solely as a result of a Participant’s withdrawal of any Employee contributions.  Separate accounts for each contribution source will be maintained for each Participant.  Each account will be credited with the applicable contributions and earnings thereon.

9.2           Employer Contributions
A Participant shall always have a 100% vested and nonforfeitable interest in any Qualified Matching Contributions, Qualified Non-Elective Contributions, Safe Harbor Matching Contributions, and Safe Harbor Non-Elective Contributions made by the Employer, plus the earnings thereon.  Separate accounts for each contribution source will be maintained.  A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to other Employer contributions in accordance with the schedule selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement (provided the Participant has not terminated employment prior to death), on retirement due to Disability, or on termination of the Plan.  Any contributions made on behalf of a Participant with a Disability within the meaning of Code Section 22(e)(3) at the election of the Employer must be fully vested when made.  Effective for Plan Years beginning in 2002, Employer Matching Contributions are subject to the minimum vesting requirements of Code Section 411 and must satisfy either a three (3) year cliff vesting schedule or a two (2) to six (6) year graded vesting schedule as elected by the Employer.

Vested Matching Contributions (including Qualified Matching Contributions) will be subject to forfeiture if the contributions to which they relate are determined to be Excess Deferrals (unless the Excess Deferrals are for Non-Highly Compensated Employees), Excess Contributions, or Excess Aggregate Contributions.

9.3           Vesting Of Employer Contributions In A SIMPLE 401(k) Plan
A Participant shall have a 100% vested and nonforfeitable interest in his or her account attributable to any Employer contributions made under a SIMPLE 401(k) Plan.  All previous contributions made under the Plan shall become nonforfeitable as of the first day of the Plan Year during which the SIMPLE 401(k) provisions first apply.

9.4           Computation Period
The vesting computation period used for determining Years of Service and Breaks in Service when calculating the vesting of a Participant means any twelve (12) consecutive month period as elected in the Adoption Agreement during which an Employee completes the number of Hours of Service (not to exceed 1,000) as specified in the Adoption Agreement.  Alternatively, if the Plan elects the Elapsed Time method of crediting Service, the vesting computation period for which the Employee receives credit for a Year of Service will be determined under the Service crediting rules of paragraph 1.100.

9.5           Requalification Prior To Five Consecutive One-Year Breaks In Service
Subject to Article VI, the account balance of a Participant who is re-employed prior to incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account.  The Vested Account Balance of such Participant shall be determined by multiplying the Participant’s account balance (adjusted to include any distribution or redeposit made under paragraph 6.5) by such Participant’s vested percentage.  All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant’s vested percentage.

9.6           Requalification After Five Consecutive One-Year Breaks In Service
Subject to Article VI, if a Participant was not fully vested prior to termination of employment and is re-employed after incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made.  The Participant’s deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Trust.  When computing the Participant’s vested portion of the new account, all pre-break and post-break Service shall be counted.  However, notwithstanding this provision, no such former Participant who has had five (5) consecutive one (1) year Breaks in Service or Periods of Severance shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.7           Calculating Vested Interest
A Participant’s vested and nonforfeitable interest, as determined by the Plan Administrator shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date concurrent with or preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date.  The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.5 and not repaid.  The Participant’s vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant.  The Participant’s vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Trust up to the Valuation Date preceding or coinciding with payment.

9.8           Forfeitures
Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement or as set forth in an amendment in the form of an addendum to the Adoption Agreement.  The reallocation or other disposition of a non-vested benefit may only occur if the Participant has received payment of his or her entire vested benefit from the Plan, if the Participant has incurred five (5) consecutive one (1) year Breaks in Service, or a deemed cash-out has occurred.  A Participant who is zero percent (0%) vested shall have a deemed cash-out distribution on the date of the Participant's separation from Service and shall not be entitled to an allocation of any forfeitures (if reallocated) of any portion of his account balance or of any other Participant who has terminated Service in the same or prior Plan Year.  A Participant who is less than 100% vested who receives a distribution will in the year of his or her termination of Employment receive an allocation of forfeitures unless the Participant fails to satisfy the Allocation Requirements elected in the Adoption Agreement.  If the vested portion of a Participant’s account balance is not distributed by the end of the second Plan Year after such Participant’s termination of employment, forfeiture of the non-vested portion of the Participant’s account balance may not take place until such Participant has incurred five (5) consecutive one (1) year Breaks in Service.   While awaiting reallocation or other disposition, the Plan Administrator or his designate, if applicable, shall have the right to leave the non-vested benefit in the Participant’s account or may transfer the non-vested benefit to a forfeiture suspense account.  Amounts held in a forfeiture suspense account may share in any increase or decrease in fair market value of the assets of the Trust in accordance with Article V of the Plan.  The Plan Administrator or his designate shall make such determination, if applicable.

If a Participant’s account balance is forfeited prior to five (5) consecutive one (1) year Breaks in Service, the amount necessary to restore the account balance to a Participant will be obtained from one of the following sources: current Plan Year’s forfeitures; an additional Employer contribution; or earnings on investments for the applicable Plan Year, as determined by the Plan Administrator.  For purposes of this paragraph, if the value of a Participant’s Vested Account Balance is zero (0), the Participant shall be deemed to have received a distribution of his or her Vested Account Balance.

A Highly Compensated Employee’s Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

Benefits with respect to Participants who cannot be located as provided at paragraph 7.15 hereof will be treated in the same manner as a forfeiture.  If any Participant’s vested account balance is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

9.9           Amendment Of Vesting Schedule
No amendment to the Plan shall have the effect of decreasing a Participant’s Vested Account Balance determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.  Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Employee’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Employee with at least three (3) Years of Service with the Employer may elect, during the election period defined herein, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment.  For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting “five (5) Years of Service” for “three (3) Years of Service” where such language appears.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(a)           sixty (60) days after the amendment is adopted,

4.   sixty (60) days after the amendment becomes effective, or

5.           sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Trustee.

Should the Trustee notify the Participants involved, the Plan may be charged for the costs incurred.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit.  Notwithstanding the preceding sentence, a Participant’s account balance may be reduced to the extent permitted under Code Section 412(c)(8) relating to financial Hardships.  For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s account balance with respect to benefits attributable to Service before the amendment, shall be treated as reducing an accrued benefit.

Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit.  The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular form of benefit if the amendment satisfies the condition in (d) below:

(d)           The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit restricted.  For purposes of this condition, a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

9.10          Service With Controlled Groups
All Years of Service with all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)], or members of an affiliated service group [as defined in Code Section 414(m)] of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o), shall be considered for purposes of determining a Participant’s nonforfeitable percentage.

9.11          Compliance With Uniformed Services Employment And Reemployment Rights Act Of 1994
Notwithstanding any provision of this Plan to the contrary, Years of Service for vesting will be credited to Participants with respect to periods of qualified military service as provided in Code Section 414(u).

ARTICLE X
LIMITATIONS ON ALLOCATIONS

10.1           Maximum Annual Additions
In general, for purposes of applying the limitations in this Article, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. For Limitation Years beginning before January 1, 2002, the maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)           the Defined Contribution Dollar Limitation, or

(b)           twenty-five percent (25%) of the Participant’s Compensation (as elected in the Adoption Agreement)  for the Limitation Year.

For Limitation Years beginning on or after January 1, 2002, except to the extent permitted under paragraph 4.7 and under Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year beginning after December 31, 2001 shall not exceed the lesser of:

(c)           $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(d)           100% of the Participant’s Compensation (as elected in the Adoption Agreement), within the meaning of Code Section 415(c)(3), for the Limitation Year.

The Compensation limit referred to in (b) and (d) above shall not apply to any contribution for medical benefits after separation from Service [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] that is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is twelve (12).

10.2           Participation In This Plan Only
If the Participant does not participate in and has never participated in another Qualified Plan, a Welfare Benefit Fund, individual medical account as defined in Code Section 415(l)(2), or a Simplified Employee Pension Plan as defined in Code Section 408(k) maintained by the adopting Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.  Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

10.3           Disposition Of Excess Annual Additions
If there is an Excess Annual Addition due to an error in estimating a Participant’s Compensation for a Limitation Year under paragraph 10.1, an error in estimating the amount of Elective Deferrals or Roth Elective Deferrals of the Participant, or as a result of the allocation of forfeitures, the excess will be distributed to the affected Participant in the following order:

1.           Any Voluntary or Required After-tax Contributions plus the investment earnings thereon, to the extent they would reduce the excess, shall be returned to the Participant.

(b)           Simultaneously, with the return of any Voluntary or Required After-tax Contributions (plus attributable earnings), any associated Employer Matching Contribution(s) plus the investment earnings thereon that relate to the returned Voluntary or Required After-tax Contributions, to the extent they would reduce the excess, will be held unallocated in a suspense account.

(c)           Elective Deferrals and/or Roth Elective Deferrals plus the investment earnings thereon shall be returned to the Participant to the extent they would reduce the excess.  Unless elected otherwise in the Adoption Agreement, Roth Elective Deferrals will be returned next to the extent they would reduce the excess.

(d)           Simultaneously with the return of the Elective Deferrals or Roth Elective Deferrals (plus attributable earnings), any associated Employer Matching Contribution(s) plus the investment earnings thereon that relate to the returned Elective Deferrals or Roth Elective Deferrals, to the extent they would reduce the excess, will be held unallocated in a suspense account.  If the Participant is not covered by the Plan at the end of the Limitation Year, the Plan Administrator will apply the suspense account to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year until the Excess Annual Addition is eliminated. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated to Participant accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. If a suspense account is in existence at any time during a Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains or losses.

(e)           If, after the application of subparagraphs (a) through (d) an excess still exists, the excess will be held unallocated in a suspense account.  If the Participant is not covered by the Plan at the end of the Limitation Year, the Plan Administrator will apply the suspense account to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year until the Excess Annual Addition is eliminated. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated to Participant accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. If a suspense account is in existence at any time during a Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains or losses.

10.4           Participation In Multiple Defined Contribution Plans
The Annual Additions that may be credited to a Participant’s account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount.  With respect to this Plan, the Maximum Permissible Amount is reduced by the Annual Additions credited to a Participant’s account under any other qualified Master or Prototype Defined Contribution Plans, Welfare Benefit funds, individual medical accounts as defined in Code Section 415(l)(2), Simplified Employee Pension Plans, and Code Section 403(b) annuity contracts purchased for certain Employees that may be maintained by the Employer which provide an Annual Addition for the same Limitation Year.  If the Annual Additions with respect to the Participant under other Defined Contribution Plans, Welfare Benefit funds, individual medical accounts and Simplified Employee Pension Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under this Plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.  Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1.  As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.  If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with this paragraph as though the other plan were a Master or Prototype Plan unless the Employer specifies other limitations in the Adoption Agreement.

10.5           Disposition Of Excess Annual Additions Under Two Plans
If a Participant’s Annual Additions under this Plan and such other plans as described in the preceding paragraph would result in an Excess Annual Additions for a Limitation Year due to an error in estimating a Participant’s Compensation for a Limitation Year under paragraph 10.4 or as a result of forfeitures, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Simplified Employee Pension Plan will be deemed to have been allocated first and then Annual Additions to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated next regardless of the actual Allocation Date.  If an Excess Annual Addition was allocated to a Participant on a Valuation or Allocation Date of this Plan that coincides with a valuation or allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of:

1.           the total Excess Annual Additions allocated as of such date, times

2.           the ratio of:

(1)           the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to

(2)           the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in paragraph 10.3.

10.6           Participation In This Plan And A Defined Benefit Plan Prior To January 1, 2000
For Limitation Years beginning prior to January 1, 2000, where the Employer maintained, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction was limited to 1.0 in any Limitation Year.  For any Plan Year prior to January 1, 2000 during which the Plan was Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions were calculated in accordance with Code Section 416(h) and the Annual Additions that may have been credited to the Participant’s account under this Plan for any Limitation Year were limited in accordance with the Adoption Agreement in effect at the time.

ARTICLE XI
NONDISCRIMINATION TESTING

11.1           General Testing Requirements
With respect to each Plan Year, an Employer’s Plan which offers a Code Section 401(k) cash or deferred arrangement and any contributions made thereunder must satisfy the Average Deferral Percentage Test (“ADP Test”) and, if applicable, the Average Contribution Percentage Test (“ACP Test”).  Under each of these tests, the Average Deferral Percentage (ADP) and the Average Contribution Percentage (ACP) for Highly Compensated Employees may not exceed the ADP and ACP for Non-Highly Compensated Employees by more than the amount permitted by application of the basic limit or the alternative limit.  These limits are described at paragraphs 11.2 and 11.4 herein.  If the ADP or ACP for Highly Compensated Employees exceeds the basic limit or the alternative limit, the applicable average for Highly Compensated Employees either must be reduced to the maximum permitted under the most liberal limit or the average of the Non-Highly Compensated Employees must be increased.

The reduction in the average is determined in accordance with paragraph 11.7 herein.  In lieu of reducing the applicable average for the Highly Compensated Employees, the Employer may elect to make an additional Qualified Non-Elective Contribution (“QNEC”) and/or a Qualified Matching Contribution (“QMAC”) for Non-Highly Compensated Employees to increase their ADP and/or ACP to the point where the Plan satisfies the ADP and/or the ACP Test.  These qualified contributions are described at paragraph 11.11 herein.  Any Plan established under this Basic Plan Document #01 and associated Adoption Agreement may use different testing methods for the ADP and the ACP Tests provided the Plan established hereunder does not permit the recharacterization of Excess Contributions or Excess Elective Deferrals to be used in the ACP Test or permit the use of Qualified Matching Contributions in the ADP Test.

11.2           ADP Testing Limitations

1.           Prior Year Testing  – If elected by the Employer in the Adoption Agreement, the ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year must satisfy the basic limit set forth in (1) or the alternative limit set forth at (2):

(1)           The ADP for the Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 1.25; or

(2)           The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the Prior Plan Year by more than two (2) percentage points.

For the first Plan Year of a Plan where the Plan permits a Participant to make Elective Deferrals or Roth Elective Deferrals and the Plan is not a successor Plan, for purposes of the foregoing limits, the Prior Plan Year’s Non-Highly Compensated Employees’ ADP shall be 3%, unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s ADP for these Participants.

2.           Current Year Testing  – If no election is made by the Employer in the Adoption Agreement, or if so elected by the Employer in the Adoption Agreement, the ADP limits in (1) and (2), above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees.  Once made, the Employer can switch to Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

Contributions taken into account for a Plan Year must be allocated to the Participant’s account on a day within the Plan Year.

11.3           Special Rules Relating To Application Of The ADP Test

(a)           A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(b)           The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Roth Elective Deferrals (and QNEC or QMAC, or both, if treated as Elective Deferrals for purposes of the ADP Test) allocated to his or her accounts under two (2) or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such QNECs or QMACs, or both) were made under a single arrangement.  If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated.  For Plan Years beginning before 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if the Regulations issued under Code Section 401(k) require mandatory disaggregation.

(c)           In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan.  If more than 10% of the Employer’s Non-Highly Compensated Employees are involved in a Plan coverage change as defined in Regulations Section 1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employee ADP for the Prior Plan Year will be made in accordance with such Regulations, unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method.  Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

(d)           The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of QNECs or QMACs, or both, used in such test.

(e)           For purposes of the ADP Test, Elective Deferrals, Roth Elective Deferrals, QNECs and QMACs must be made before the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate.

(f)           A Plan may adopt a uniform written administrative policy that permits a Highly Compensated Employee who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Contributions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two.  In the event that no such administrative policy is adopted, Excess Contributions will be first attributed to pre-tax Elective Deferrals, and, if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.4           ACP Testing Limitations
Employee contributions and Matching Contributions must meet the nondiscrimination requirements of Code Section 401(a)(4) and the ACP Test of Code Section 401(m).  Safe Harbor Contributions are taken into account for a Plan Year under the ACP Test in accordance with Treasury Regulations Section 1.401(m)-1(b)(4)(ii)(A).  If Employee contributions (including any Elective Deferrals recharacterized as Voluntary After-tax Contributions) or Matching Contributions are made in connection with a cash or deferred arrangement, the ACP Test is in addition to the ADP Test under Code Section 401(k).  QMACs and QNECs used to satisfy the ADP Test may not be used to satisfy the ACP Test.

(a)           Prior Year Testing – If elected by the Employer in the Adoption Agreement, the ACP for a Plan Year for eligible Participants who are Highly Compensated Employees for each Plan Year and the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year must satisfy one of the following tests:

(1)           The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 1.25; or

(2)           The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 2.0, provided that the ACP for eligible Participants who are Highly Compensated Employees does not exceed the ACP for eligible Participants who were Non-Highly Compensated Employees in the Prior Plan Year by more than two (2) percentage points.

For the first Plan Year of a Plan where this Plan permits any eligible Participant to make Employee contributions, provides for Matching Contributions, or both, and the Plan is not a successor Plan, for purposes of the foregoing limits, the Prior Plan Year’s Non-Highly Compensated Employees’ ACP shall be 3% unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s ACP for these Participants.

(b)           Current Year Testing – If no election is made by the Employer in the Adoption Agreement, or if so elected by the Employer in the Adoption Agreement, the ACP limits in (1) and (2), above, will be applied by comparing the current Plan Year’s ACP for eligible Participants who are Highly Compensated Employees for the Plan Year with the current Plan Year’s ACP for eligible Participants who are Non-Highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transaction period described in Code Section 410(b)(6)(C)(ii).

11.5           Special Rules Relating To The Application Of The ACP Test

1.           A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.           For Plan Years beginning before 2002, if one or more Highly Compensated Employees participated in both a cash or deferred arrangement and a plan subject to the ACP Test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeded the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participated in a cash or deferred arrangement may have been reduced in accordance with paragraph 11.7 so that the limit was not exceeded.  The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts was reduced was treated as an Excess Aggregate Contribution.  The ADP and ACP of the Highly Compensated Employees was determined after any corrections required to meet the ADP and ACP Tests and were deemed to be the maximum permitted under such tests for the Plan Year.  Multiple use of the Aggregate Limit did not occur if either the ADP or ACP of the Highly Compensated employees did not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.  The restrictions on multiple use of the Aggregate Limit do not apply for Plan Years beginning after 2001.

3.           For purposes of this paragraph, the ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under a single plan or arrangement.  If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different Plan Years, all such plans and arrangements shall be aggregated.  For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if their disaggregation is mandatory under the Regulations issued under Code Section 401(m).

(d)           Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(m)-2, a distribution of Excess Aggregate Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals.  However, the income allocable to a corrective distribution of Excess Aggregate Contributions that are Roth Elective Deferrals is taxed in the same manner as income allocable to a corrective distribution of Excess Aggregate Contributions that are not Roth Elective  Deferrals.

(e)           In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the ACP of eligible Participants as if all such plans were a single plan.  If more than 10% of the Employer’s Non-Highly Compensated Employees are involved in a Plan coverage change as defined in Regulations Section 1.401(m)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees ACP for the Prior Plan Year will be made in accordance with such Regulations, unless the Employer has elected in the Adoption Agreement to use the Current Year testing method.  Plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year and use the same ACP testing method.

(f)           For purposes of the ACP Test, Employee contributions are considered to have been made for the Plan Year in which contributed to the Plan. Matching Contributions and QMACs and QNECs, if applicable, will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(g)           The determination and treatment of the ACP of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(h)           Contribution Percentage Amounts shall mean the sum of the Employee contributions, Matching Contributions and QMACs (to the extent not taken into account for the purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year.  Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.  If elected, the Employer may include QNECs in the contribution percentage amounts.  The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test.

(i)           Employee contributions shall mean any contribution (other than Roth Elective Deferrals) made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

 (j)           Forfeitures Arising from Failure of the ADP Test. In the event the Plan fails the ADP Test and Excess Contributions are returned to Highly Compensated Employees, any corresponding Matching Contributions that are not returned because of a simultaneous failure of the ACP Test (Excess Aggregate Contributions) shall be forfeited, even if vested, from the Matching Contribution Account of the affected Highly Compensated Employees. Unless otherwise elected in the Adoption Agreement, such forfeited amounts shall be first used to reduce Employer Contributions that otherwise would be made for the Plan Year. If such forfeited amounts exceed the amount of the Employer’s intended contribution, any such excess shall be allocated to the Matching Contribution Account of each Non-Highly Compensated Employee who made an Elective Deferral (including Roth Elective Deferrals, if applicable) or an Voluntary After-tax Contribution, in the ratio that each such Employee’s Compensation bears to the total Compensation of all such Non-Highly Compensated Employees for that Plan Year. Forfeitures of Excess Aggregate Contributions will be applied at the end of the Plan Year in which they occurred and shall not be allocated to the account of any Highly Compensated Employee.

11.6           Recharacterization
If elected by the Employer in the Adoption Agreement Elective Deferrals allocated to a Highly Compensated Employee as excess Contributions will be recharacterized.  Recharacterization is permitted only when Voluntary After-tax Contributions are permitted.  A Participant may treat his or her Excess Contributions allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan.  Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals.  A Highly Compensated Employee may not recharacterize an Excess Contribution to the extent that such amount in combination with other Employee contributions made by that Employee would exceed any stated limit under the Plan on Employee contributions.  Roth Elective Deferrals may not be recharacterized as Voluntary After-Tax Contributions.

The amount of recharacterization is determined using the ratio leveling method and the Excess Contribution uses the dollars leveling method.  Excess Contributions to be recharacterized are reduced by Excess Deferrals previously distributed.  Recharacterization must occur no later than two and one-half (2½) months after the last day of the Plan Year for which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.  Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

1.	Calculation And Distribution Of Excess Contributions And Excess Aggregate Contributions

1.           Reducing The Average For Highly Compensated Employees – If necessary, the ADP and/or ACP for Highly Compensated Employees must be reduced to the maximum allowed by the applicable limit at paragraphs 11.2 and 11.4.  Excess ACP amounts are determined after determining the amount of Excess Contributions treated as Employee Contributions due to recharacterization.  The average is reduced on a step-by-step leveling basis beginning by reducing the ADP or the ACP for the Highly Compensated Employee with the highest percentage until the average is reduced to the maximum allowed or until the ADP or ACP for such Highly Compensated Employee is lowered to that of the Highly Compensated Employee with the next highest percentage.  This process continues until the ADP and/or the ACP is lowered to the maximum allowed for the Plan Year.  The excess dollar amount attributable to each affected Highly Compensated Employee is then totaled for purposes of corrective distributions determined at paragraph (b) below.

2.           Corrective Distributions To Highly Compensated Employees – The total amount to be distributed as determined under paragraph (a) is allocated to Highly Compensated Employees on the basis of the dollar amount included for such Employee in the numerator of the ADP or ACP, as applicable.  The distribution for each affected Highly Compensated Employee is determined on a leveling basis similar to that described at paragraph (a) except that the process is based on dollars rather than percentages.  Excess Contributions and Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amount of Employer contributions taken into account in calculating the ADP or ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions and Excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contribution and Excess Aggregate Contributions.  After correcting distributions are allocated, it is not necessary to recompute the Highly Compensated Employee averages to determine if they satisfy the ADP Test and/or the ACP Test.  Distributions of Excess Contributions and Excess Aggregate Contributions are to be made in accordance with paragraphs 11.9 and 11.10.

3.           Corrective Distributions Attributable To Roth Elective Deferrals - Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(k)-2, a distribution of Excess Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals.  However, the income allocable to a corrective distribution of Excess Contributions that are Roth Elective  Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Contributions that are pre-tax Elective Deferrals.

11.8           Distribution Of Excess Elective Deferrals

(a)           No Participant shall be permitted to defer under this Plan with respect to a calendar year more than the maximum dollar amount permitted under Code Section 402(g), as indexed, for such calendar year.  If a Participant defers more than the maximum allowed due to mistake of fact, such Excess Elective Deferrals or Roth Elective Deferrals  shall be distributed to the Participant no later than April 15 following the calendar year to which the excess is attributable.  If a Participant who participates in this Plan and in another plan which permits Elective Deferrals or Roth Elective Deferrals defers more than the Code Section 402(g) maximum, such Participant shall have the right to notify one or both plans by March 1 of the calendar year following the year to which the excess is attributable requesting a distribution of the Excess Elective Deferrals or Roth Elective Deferrals.  A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to the Plan, contract, or arrangement of the Employer.  If distribution is requested, the applicable plan(s) shall make distribution of the Excess Elective Deferrals or Roth Elective Deferrals, plus any income and minus any loss allocable thereto, no later than April 15 following the calendar year to which the excess is attributable.  Excess Elective Deferrals or Roth Elective Deferrals that are distributed on a timely basis shall not be considered Annual Additions for the Limitation Year during which such amounts are deferred.

(b)           Excess Elective Deferrals or Roth Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals or Roth Elective Deferrals is the sum of (1) income or loss allocable to the Participant’s Elective Deferral account or Roth Elective Deferral (and if applicable, the QNEC or QMAC account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals or Roth Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals or Roth Elective Deferrals (and QNECs or QMACs, or both, if any of such contributions are included in the ADP Test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of the distribution if the distribution occurs after the fifteenth (15th) of such month.

(c)           The amount a Participant receives as a distribution of his or her Excess Elective Deferrals or Roth  Elective Deferrals  is includible in income with respect to the taxable year to which the excess is attributable.

(d)           Any income attributable to the Excess Elective Deferrals or Roth Elective Deferrals determined in (b) above shall be includible in income with respect to the taxable year in which the excess is distributed.

(e)           Additionally, if so elected by the Employer in the Adoption Agreement, effective with the Plan Year beginning with or after January 1, 2006, Excess Elective Deferrals may be recharacterized as Catch-Up Contributions.

 (f)           A distribution of Excess Elective Deferrals is not includible in gross income to the extent it represents a distribution of designated Roth Elective Deferrals.  However, the income allocable to a corrective distribution of Excess Elective Deferrals that are designated Roth Elective Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Elective Deferrals that are not designated as Roth Elective Deferrals.

4.           The Plan Administrator may adopt a uniform written administrative policy that permits a Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Elective Deferrals, are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two.  In the event that no such administrative policy is adopted, Excess Elective Deferrals will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.9           Distribution Of Excess Contributions

(a)           Notwithstanding any other provision of the Plan, Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed to affected Participants no later than the last day of the Plan Year following the Plan Year to which the Excess Contributions are attributable except to the extent such Excess Contributions are classified as Catch-Up Contributions.  Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated.  To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions.  If such excess amounts (other than Catch-Up Contributions) are distributed more than two and one-half (2½) months after the last day of the Plan Year to which the excess amounts are attributable, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

(b)           Excess Contributions, including any amount recharacterized as a Voluntary After-tax Contribution, shall be treated as Annual Additions with respect to the Plan Year to which the excess is attributable, even if distributed.

(c)           Excess Contributions shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to Excess Contributions allocated to each Participant is the sum of (1) income or loss allocable to the Participant’s Elective Deferral or Roth Elective Deferral Account (and, if applicable, the QNEC Account or the QMAC Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals or Roth Elective Deferrals (and QNECs or QMACs, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if the distribution occurs after the fifteenth (15th) of such month.  A Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant’s accounts.  For Plan Years beginning before 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution could be disregarded in determining income or loss.

(d)           Excess Contributions shall be distributed from the Participant’s Elective Deferral or Roth Elective Deferral Account and QMAC Account (if applicable) in proportion to the Participant’s Elective Deferrals or Roth Elective Deferral and QMACs (to the extent used in the ADP Test) for the test year.  Excess Contributions shall be distributed from the Participant’s QNEC Account only to the extent that such Excess Contributions exceed the Participant’s Elective Deferrals or Roth Elective Deferrals and QMACs Account for the applicable test year.

(e)           Under a Plan established under a Davis Bacon Adoption Agreement, the return of an Excess Contribution which represents contributions made pursuant to a Davis Bacon or prevailing wage contract shall be reported as additional wages paid to the affected Participant.

(f)           A distribution of Excess Contributions is not includible in gross income to the extent it represents a distribution of designated Roth Elective Deferrals.  However, the income allocable to a corrective distribution of Excess Contributions that are designated Roth Elective Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Contributions that are not designated as Roth Elective Deferrals.

(g)           A Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the, Excess Contributions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two.  In the event that no  election is made by the Participant, Excess Contributions will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.10           Distribution Of Excess Aggregate Contributions

(a)           Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.  Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage and continuing in descending order until all the Excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.

(b)           If such Excess Aggregate Contributions are distributed more than two and one-half (2½) months after the last day of the Plan Year in which such excess amount arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.  Excess Aggregate Contributions shall be treated as Annual Additions for purposes of Article X, Limitations On Allocations, even if distributed.

(c)           Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of the distribution.  The income or loss allocable to the Excess Aggregate Contributions allocated to each Participant is the sum of (1) income or loss allocable to each Participant’s Employee contribution account, Matching Contribution Account, QMAC Account (if any, and if all amounts therein are not used in the ADP Test) and, if applicable, QNEC Account and the Elective Deferral Account of the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year end the denominator is the Participant’s account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(d)           Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed first from the Participant’s Voluntary After-tax Contribution account, if any, then the Required After-tax Contribution Account, if any, then the vested Matching Contribution Account and QMAC Account (and if applicable the Participant’s QNEC Account, and/or Elective Deferral, Roth Elective Deferral Account, or both).

(e)           Forfeitures of Excess Aggregate Contributions may be reallocated to the accounts of other Participants or applied to reduce Employer contributions.

(f)           Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(m)-2, a distribution of Excess Aggregate Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals.  However, the income allocable to a corrective distribution of Excess Aggregate Contributions that are Roth Elective Deferrals is taxed in the same manner as income allocable to a corrective distribution of Excess Aggregate Contributions that are not Roth Elective Deferrals.

(g)           Employee Contributions shall mean any contribution (other than Roth Elective Deferrals) made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(h)           A Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Aggregate Contributions and Excess Annual Additions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two.  In the event that no election is made by the Participant, Excess Aggregate Contributions will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.11           Qualified Non-Elective And/Or Matching Contributions
The Employer may make a QNEC or QMAC for Non-Highly Compensated Employees to increase the ADP and/or ACP to the point where the Plan passes the ADP Test and/or the ACP Test.  The following rules apply with respect to such contributions:

(a)           A QNEC or QMAC used in the ADP Test may not also be included in the ACP Test.

(b)           If testing is done on the basis of Current Plan Year data, QNECs and/or QMACs must be made and credited to Participant accounts not later than the last day of the twelve (12) consecutive month period following the end of the Plan Year being tested.

(c)           If testing is done on the basis of Prior Plan Year data for Non-Highly Compensated Employees, QNECs and/or QMACs for such Employees must be contributed not later than the last day of the Plan Year being tested.

(d)           If the Employer makes Non-Elective Contributions which are not designated as Qualified Non-Elective Contributions at the time of the contribution to the Plan, the Plan Administrator may re-designate such contributions as Qualified Non-Elective Contributions if the contributions otherwise satisfy the requirements of a Qualified Non-Elective Contribution.

(e)           The Employer’s QNEC or QMAC Contribution will be allocated to a group of Non-Highly Compensated Participants.  These contributions shall only be taken into account for a Plan Year for such Non-Highly Compensated Participant only to the extent any such contribution does not exceed the greater of:

(1)           5% of the Participant’s 414(s) Compensation;

(2)           the Participant's Elective Deferrals or Roth Elective Deferrals for that year; and

(3)           the product of two (2) times the Plan's representative Matching Contribution rate and the Participant's Elective Deferrals or Roth Elective Deferrals for that  Plan Year.

For purposes of this paragraph, the Plan's representative Matching Contribution rate is the lowest matching rate for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals or Roth Elective Deferrals for the Plan Year (or, if greater, the lowest matching rate for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals  or Roth Elective Deferrals for the Plan Year).

For purposes of this paragraph, the Matching Contribution rate for a Participant generally is the Matching Contributions made for such Participant divided by the Participant's Elective Deferrals or Roth Elective Deferrals for the Plan Year. If the Matching Contribution rate is not the same for all levels of Elective Deferrals pr Roth Elective Deferrals or a Participant, the Participant's Matching Contribution rate is determined assuming that a Participant’s Elective Deferrals  or Roth Elective Deferrals are equal to 6% of Compensation.

If a Plan provides a Matching Contribution with respect to the sum of the Participant’s Employee contributions and Elective Deferrals or Roth Elective Deferrals, that sum is substituted for the amount of the Participants Elective Deferrals or Roth Elective Deferrals of this paragraph and Participants who make either Employee Contributions or Elective Deferrals or Roth Elective Deferrals are taken into account under this paragraph. Similarly, if a Plan provides a Matching Contribution with respect to the Participant's Employee contributions, but not to the Participant’s Elective Deferrals or Roth Elective Deferrals, the Participant's Employee contributions are substituted for the amount of the Participant's Elective Deferrals or Roth Elective Deferrals and Participants who make Employee contributions are taken into account.

(f)           For purposes of this paragraph, the applicable contribution rate for an eligible Non-Highly Compensated Participant is the sum of the Qualified Matching Contributions taken into account under this paragraph for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Participant for the Plan Year, divided by the eligible Non-Highly Compensated Participant’s Compensation for the same period.

(g)           Notwithstanding anything herein to the contrary, Qualified Non-Elective Contributions that are made in connection an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (45 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10% of that Non-Highly Compensated Employee’s Compensation.   This exception applies to both the ADP and ACP Test.

(h)           Qualified Matching Contributions satisfy this paragraph only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP Test for the Plan Year under the rules of Regulations Section 1.401(m)-2(a)(5)(ii).

(i)           Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account under this paragraph where such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulations Section 1.401(k)-4.  Matching Contributions that are made pursuant to Regulations Section 1.401(k)-3(c) cannot be taken into account under the ADP Test.  Similarly, if a plan switches from the Current Year testing method to the Prior Year testing method pursuant to Regulations Sections 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the Current Year testing method for a Plan Year may not be taken into account under the Prior Year testing method for the next Plan Year.

(j)           If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, in lieu of distributing Excess Contributions as provided in paragraph 11.6, or Excess Aggregate Contributions as provided in paragraph 11.7, and to the extent elected by the Employer in the Adoption Agreement, the Employer will make a QNEC on behalf of Participants that is sufficient to satisfy the ADP Test and the ACP Test.  QNECs will be allocated either to all Participants or only to Participants who are Non-Highly Compensated Employees, as elected by the Employer in the Adoption Agreement, in the ratio in which each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

11.12           Nondiscrimination Tests In A SIMPLE 401(k) Plan
The ADP/ACP Tests described this Article XI are treated as satisfied for any Plan Year for which the Employer has adopted and complied with the provisions of the SIMPLE 401(k) Adoption Agreement.

11.13           Safe Harbor 401(k) Plan Rules Of Application

(a)           The Employer may elect in a cash or deferred adoption agreement to apply the safe harbor 401(k) plan provisions found in paragraphs 11.13 through 11.19.  Except as otherwise permitted, an Employer must elect the Safe Harbor Plan provisions and must satisfy the notice requirements of paragraph 11.19 prior to the beginning of the Plan Year to which the Safe Harbor provisions will be applied. The Employer must apply the Safe Harbor provisions for the entire Plan Year [which shall be at least twelve (12) months long], including any short Plan Year.  An Employer who elects in the Adoption Agreement and operationally satisfies the Safe Harbor provisions of paragraphs 11.13 through 11.19 is not subject to the nondiscrimination requirements of paragraph 11.2.  An Employer who elects to provide additional Matching Contributions as set forth in paragraph 11.17 will be subject to the nondiscrimination provisions of paragraph 11.4, unless the additional Matching Contributions satisfy the ACP Test safe harbor provisions in paragraph 11.17.

(b)           The Employer may elect in the Adoption Agreement either to make a Safe Harbor Non-Elective Contribution on behalf of each eligible Employee who is eligible to participate in the Plan, or to make a Safe Harbor Matching Contribution on behalf of each eligible Employee who is eligible to participate in the Plan and who is making Elective Deferrals or Roth Elective Deferrals.  A Plan intending to satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11) (a “Safe Harbor CODA”) generally must satisfy such requirements, including the notice requirement, for the entire Plan Year.

(c)           The Safe Harbor Non-Elective Contribution that will be made on behalf of each eligible Employee who is eligible to participate in the Plan will be equal to at least 3% of the Employee’s Compensation.

(d)           The Safe Harbor Matching Contribution shall be made under the Basic Matching Formula or an Enhanced Matching Formula as described below.

(1)           Basic Matching Contribution Formula – The Basic Matching Formula provides a Matching Contribution on behalf of each eligible Employee who is making Elective Deferrals or Roth Elective Deferrals  to the Plan in an amount equal to 100% of the amount of the Employee’s Elective Deferrals or Roth Elective Deferrals that do not exceed 3% of the Employee’s Compensation and 50% of the amount of the Employee’s Elective Deferrals or Roth Elective Deferrals that exceed 3% of the Employee’s Compensation but do not exceed 5% of the Employee’s Compensation. A Plan satisfying the ADP Safe Harbor using the Basic Matching Formula automatically satisfies the ACP Test, if no Voluntary After-tax Contributions or other Matching Contribution is made under the Plan.

(2)           Enhanced Matching Formula – The Enhanced Matching Formula provides a Matching Contribution on behalf of each Eligible Employee who is making Elective Deferrals or Roth Elective Deferrals to the Plan under a formula that, at any rate of Elective Deferrals or Roth Elective Deferrals provides an aggregate amount of Matching Contributions at least equal to the aggregate amount of Matching Contributions that would have been provided under the Basic Matching Formula.  In no event shall the aggregate amount of Matching Contributions under an Enhanced Matching Formula exceed 6% of an eligible Employee’s Compensation. Under the Enhanced Matching Formula, the rate of Matching Contributions may not increase as a Participant’s rate of Elective Deferrals or Roth Elective Deferrals increases. A Plan satisfying the ADP Safe Harbor using the Enhanced Matching Formula under which Matching Contributions made with respect to Elective Deferrals or Roth Elective Deferrals that are not made in excess of 6% of the eligible Employee’s Compensation, automatically satisfies the ACP Test if no Voluntary After-tax Contributions or other Matching Contribution is made under the Plan.

(3)           Additional Discretionary Matching Contribution – An Employer may elect in the Adoption Agreement to provide an additional discretionary Matching Contribution. Any such contribution cannot exceed 4% of a Participant’s Compensation.  This is a limit on the total Matching Contribution formula, and is not a limit on the percentage of Compensation which is deferred and taken into account under the matching formula.

(4)           Limitation On Matching Contributions To Highly Compensated Employees – The Matching Contribution requirement will not be satisfied if, at any rate of Elective Deferrals or Roth Elective Deferrals, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is making Elective Deferrals or Roth Elective Deferrals under the Plan is greater than the rate of Matching Contributions that would apply with respect to any Non-Highly Compensated Employee who is making Elective Deferrals or Roth Elective Deferrals to the Plan and who has the same rate of Elective Deferrals or Roth Elective Deferrals.

11.14           Safe Harbor 401(k) Plan Definitions

1.           “ACP Test Safe Harbor” is the method described in paragraph 11.17 for satisfying the ACP Test of Code Section 401(m)(2).

(b)           “ACP Test Safe Harbor Matching Contributions” are Matching Contributions described in paragraph 11.15.

(c)           “ADP Test Safe Harbor”  is the method described in paragraph 11.16 for satisfying the ADP Test of Code Section 401(k)(3).

(d)           “ADP Test Safe Harbor Contributions” are Matching Contributions and Non-Elective Contributions described in paragraph 11.15.

(e)           “Compensation” is defined in paragraph 1.17 with no dollar limit other than the limit imposed by Code Section 401(a)(17) as it applies to the Compensation of a Non-Highly Compensated Employee.  Solely for purposes of determining the Compensation subject to a Participant’s Salary Deferral Agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternate definition is a reasonable definition with the meaning of Regulations Section 1.414(s)-1(d)(2), and permits each Participant to elect sufficient Elective Deferrals or Roth Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under this Plan.

(f)           “Eligible Employee” means an Employee eligible to make Elective Deferrals or Roth Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals or Roth Elective Deferrals but for a suspension due to a Hardship distribution described in paragraph 6.11 or to statutory limitations, such as Code Sections 402(g) and 415.

(g)           “Matching Contributions” are contributions made by the Employer on account of an Eligible Employee’s Elective Deferrals or Roth Elective Deferrals.

11.15           Required Restrictions On Safe Harbor 401(k) Contributions

(a)           Safe Harbor Matching Contributions and Safe Harbor Non-Elective Contributions are Matching and Non-Elective Contributions respectively, that are:

(1)           nonforfeitable within the meaning of Treasury Regulations Section 1.401(k)-1(c),

(2)           subject to the distribution restrictions of Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), and

(3)           used to satisfy the Safe Harbor 401(k) Contribution requirements.

(b)           Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), such contributions (and earnings thereon) must not be distributable earlier than severance from employment (separation from Service for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59½.  Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d)(2)(ii), these contributions shall not be eligible for distribution for reasons of Hardship.  A Plan electing to use either of the Safe Harbor Matching or the Safe Harbor Non-Elective Contribution provisions shall not require that an Employee be employed on the last day of the Plan Year or impose an hourly requirement in order for the Employee to be eligible to receive a Safe Harbor Matching Contribution or a Safe Harbor Non-Elective Contribution.

(c)           Such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).

(d)           Safe Harbor Matching or Safe Harbor Non-Elective Contributions cannot be used to satisfy the Safe Harbor Contribution requirements with respect to more than one (1) Plan.  Similarly, a cash or deferred arrangement will not fail to satisfy the requirement of this paragraph (d) if it is added to an existing profit-sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during that year provided that:

(1)           The plan is not a successor plan; and

(2)           The cash or deferred arrangement is made effective no later than three (3) months prior to the end of the Plan Year.

(e)           A Plan will fail to satisfy the ADP Test Safe Harbor or the ACP Test Safe Harbor for a Plan Year unless the Plan Year is twelve (12) months in duration or in the case of the first Plan Year of a newly established Plan (other than a successor Plan), the Plan Year is at least three (3) months in duration (or any shorter period in the case of a newly established Employer that establishes the Plan as soon as administratively feasible after the Employer came into existence).  If the Employer amends an existing Defined Contribution Plan to offer the Safe Harbor provisions, the 401(k) arrangement of the Plan must be at least three (3) months in duration.

(f)           If the Safe Harbor provisions are an amendment and restatement of an existing Plan, any contributions made prior to the adoption of the Safe Harbor provisions which are subject to a vesting schedule will continue to vest according to the vesting schedule in effect prior to the amendment or restatement of the Plan.

(g)           A Plan that has a short Plan Year as a result of changing its Plan Year will not fail to satisfy the requirements of this paragraph section merely because the Plan Year has less than twelve (12) months, provided that:

(1)           The Plan would satisfy the requirements of this section for the immediately preceding Plan Year; and

(2)           The Plan satisfies the requirements of this section [determined without regard to the notice requirement for the immediately following Plan Year or for the immediately following twelve (12) months if the immediately following Plan Year is less then twelve (12) months].

(h)           A Plan that terminates during a Plan Year will not fail to satisfy the requirements of this paragraph merely because the final Plan Year is less than twelve (12) months, provided that the Plan satisfies the requirement of this section through the date of termination and either:

(1)           The Plan satisfied the notice requirements of this paragraph treating the termination of the Plan as a reduction or suspension of Safe Harbor Matching Contributions, other than the requirement that Employees have a reasonable opportunity to change their cash or deferred elections and, if applicable, Employee contribution elections; or

(2)           The Plan termination is in connection with a transaction described in Code Section 410(b)(6)(C) or the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(d).

11.16           ADP Test Safe Harbor

1.           The Employer may elect in the Adoption Agreement to make Basic Safe Harbor Matching Contributions, Enhanced Safe Harbor Matching Contributions or Safe Harbor Non-Elective Contributions to this Plan or to another Defined Contribution Plan as indicated in the Adoption Agreement.

(b)           Notwithstanding the requirement in subparagraph 11.16(a) above that the Employer make the ADP Test Safe Harbor Contributions to the Defined Contribution Plan indicated in the Adoption Agreement, such Safe Harbor Contributions will be made to this Plan unless each Employee eligible under this Plan is also eligible under the other Plan and the other Plan has the same Plan Year as this Plan, this Plan is established under a Nonstandardized Adoption Agreement, and complies with the requirements of paragraph 11.20.

(c)           The Participant’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment (separation from service, for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or, in the case of a profit-sharing plan, the attainment of age 59½.

11.17           ACP Test Safe Harbor
The Employer maintaining a 401(k) Plan may elect in the Adoption Agreement to make additional Matching Contributions in addition to the Safe Harbor Matching Contributions made to the Plan.  These additional Matching Contributions will be subject to the ACP Test Safe Harbor requirements instead of testing the contributions under paragraph 11.4.  The ACP Test Safe Harbor will be satisfied if the following conditions are met:

(a)           no Matching Contribution may be made with respect to a Participant’s Elective Deferrals or Roth Elective Deferrals and/or Voluntary After-tax Contributions which exceed 6% of Compensation;

2.           the amount of any discretionary Matching Contribution made after the 1999 Plan Year shall not exceed 4% of the Participant’s Compensation;

(c)           the rate of Matching Contributions made to the Plan may not increase as the rate of Elective Deferrals or Roth Elective Deferrals increase;

(d)           no Highly Compensated Employee may receive a greater rate of match than a Non-Highly Compensated Employee;

(e)           Matching Contributions used in the ACP Test Safe Harbor will be vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be fully vested at Death, attainment of Normal Retirement or Early Retirement, if applicable, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions.  Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s contribution of such ACP Test Safe Harbor Matching Contributions; and

(f)           Matching Contributions used in the ACP Test Safe Harbor will be vested accordance with a vesting schedule that complies with Code Section 411(a)(12) as elected in the Adoption Agreement.  For Plan Years beginning before 2002, Matching Contributions could be vested according to any vesting schedule that satisfied Section 411(a)(2) [Code Section 416(b), if the Plan was top-heavy].

The Participant’s accrued benefit derived from ACP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment (separation from Service for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing plan, the attainment of age 59½.  In addition, such contributions must satisfy the ACP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).

Effective as of the first day of the 2006 Plan Year, if the Employer has elected in the Adoption Agreement other eligibility requirements, any additional Matching Contributions may be subject to the testing requirements of paragraph 11.4 rather than the Safe Harbor rules of paragraph 11.13.  The testing requirements of paragraph 11.4 will apply in any year that a Non-Highly Compensated Employee fails to receive the required Matching Contribution.

11.18           Safe Harbor 401(k) Status
The Employer may amend a profit-sharing or Code Section 401(k) plan during a Plan Year to comply with the Safe Harbor provisions of this Article for a Plan Year.  In order to comply with these provisions, the Employer must:

1.           use the Current Year testing method;

2.           amend the Plan to add the Safe Harbor provisions no later than thirty (30) days prior to the end of the Plan Year and apply the Safe Harbor provisions for the entire Plan Year;

3.           satisfy the Safe Harbor contribution requirements using the Safe Harbor Non-Elective Contribution;

4.           provide the Safe Harbor notice to Participants prior to the beginning of the Plan Year for which the Plan amendment applies which indicates the Employer will provide Basic or Enhanced Matching Contributions or indicates that the Employer may later amend the Plan to comply with the Safe Harbor provisions by use of the Safe Harbor Non-Elective Contribution;

5.           provide an additional notice to Participants at least thirty (30) days prior to the end of the Plan Year only in the case of Safe Harbor Non-Elective Contribution advising Participants of the amendment; and

6.           actually provide the notice described in (e) above, should the Employer amend the Plan to comply with the Safe Harbor requirements.

A Safe Harbor 401(k) Plan may be amended during a Plan Year to reduce or entirely eliminate on a prospective basis any Safe Harbor Contribution which is either a Basic or Enhanced Matching Contribution conditioned on the Employer providing a notice to the Participants which explains the effect of the amendment and specifies the following:

7.           informs the Participants they will have the opportunity to amend their Salary Deferral Agreements;

8.           the Effective Date of the amendment is specified;

9.           Participants are given the opportunity prior to the Effective Date of the amendment to amend their Salary Deferral Agreement; and

10.           the amendment to the Plan does not take effect until the later of thirty (30) days after the notice of the amendment is provided to the Participant or the date the Employer adopts the amendment.

An Employer who amends a Safe Harbor Plan to either reduce or eliminate the Safe Harbor Matching Contribution under this paragraph or terminates the Plan during the Plan Year, must continue to comply with all of the Safe Harbor requirements of this paragraph until the amendment or Plan termination becomes effective.  The Plan must continue to use the Current Year testing method for the entire Plan Year and satisfy the nondiscrimination test under paragraph 11.2, and if applicable the nondiscrimination tests under paragraph 11.4.

11.19           Safe Harbor 401(k) Notice Requirement
The notice requirement is satisfied if each Eligible Employee is given an annual written notice of the Employee’s rights and obligations under the Plan and the notice provided to the Employee satisfies the content requirement   and the timing requirement as follows:

1.           The notice shall be sufficiently accurate and comprehensive to inform the Employee of the Employee’s rights and obligations under the Plan and written in a manner calculated to be understood by the average Employee eligible to participate in the Plan.  The notice shall accurately describe:

1.           the Safe Harbor Matching or Non-Elective Contribution Formula (including a description of the levels of Matching Contributions, if any, available under the Plan);

2.           any other contributions under the Plan (including the potential for discretionary Matching Contributions) and the conditions under which such contributions are made;

3.           the Plan to which the Safe Harbor Contributions will be made (if different than the Plan containing the cash or deferred arrangement);

4.           the type and amount of Compensation that may be deferred under the Plan;

5.           how to make cash or deferred elections, including any administrative requirements that apply to such elections;

6.           the periods available under the Plan for making cash or deferred elections; and

7.           withdrawal and vesting provisions applicable to contributions under the Plan.

8.           If the notice is provided to eligible Employees within a reasonable period before the beginning of each Plan Year (or in the Plan Year an Employee becomes eligible within a reasonable period before the Employee becomes eligible), the Plan shall satisfy the Safe Harbor notice requirements.  Notwithstanding the foregoing general rule, a notice shall be deemed to have been provided in timely manner if the notice is provided to each Employee who is eligible to participate in the Plan for the Plan Year at least thirty (30) days [but no more than ninety (90) days] before the beginning of the Plan Year.  If an Employee does not receive the notice because he or she only becomes eligible to participate in the Plan after the ninetieth day before the beginning of the Plan Year, the requirement to give the notice will be satisfied if the notice is provided not more than ninety (90) days before the Employee becomes eligible to participate, but in no event later than the date the Employee becomes eligible.  The preceding sentence shall apply in the case of any Employee eligible for the first Plan Year in which an Employee becomes eligible under an existing Code Section 401(k) cash or deferred arrangement.

(c)           In addition to any other election periods provided under the Plan, each eligible Employee may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described above.

(d)           The Plan may provide the Safe Harbor notice in writing or by electronic means.  If provided electronically, the notice must be no less understandable than a written paper document and at the time of delivery of the electronic notice, the Employee is advised that he or she may request to receive the notice in writing at no additional charge.  Supplemental notices may also be given electronically under the same conditions.

(e)           The Plan may also comply with the notice requirements by use of the Summary Plan Description.  The Safe Harbor notice must cross-reference the applicable sections in the Summary Plan Description.  The information which may be contained in the Summary Plan Description, as well as the notice, is the Safe Harbor Contribution Formula, including a description of the levels of Matching Contributions, if any, how to make salary deferral elections, including any administrative requirements that apply to such elections, and the periods available under the Plan for making deferral elections.

11.20           Satisfying Safe Harbor 401(k) Contribution Requirements Under Another Defined Contribution Plan

(a)           General Requirements -  A Safe Harbor Matching or Safe Harbor Non-Elective Contribution may be made to this Plan or to another Defined Contribution Plan maintained by the Employer that satisfies Code Sections 401(a) or 403(a).  The Employer electing this option shall do so by identifying the plan that makes the Safe Harbor Contribution in the Adoption Agreement.  If the Safe Harbor Contributions are made to another Defined Contribution Plan, the Safe Harbor Contribution requirements must be satisfied in the same manner as if the contributions were being made to this Plan.  A Safe Harbor Contribution made to another Defined Contribution Plan shall not satisfy this Safe Harbor requirement unless each Employee eligible to participate in this Plan is eligible to participate in the other Defined Contribution Plan under the same terms and conditions, and this Plan is established under a Nonstandardized Adoption Agreement.

(b)           Same Plan Year Requirement – In order to satisfy the Safe Harbor Contribution requirements, this Plan and the other Defined Contribution Plan to which the Safe Harbor Contribution is to be made must have the same Plan Year.

(c)           Aggregation And Disaggregation Rules - The rules that apply for purposes of aggregating and disaggregating cash or deferred arrangement and Plans under Code Sections 401(k) and 401(m) also apply for purposes of Code Sections 401(k)(12) and 401(m)(11), respectively.  All cash or deferred arrangements included in a Plan are treated as a single cash or deferred arrangement that must satisfy the Safe Harbor Contribution and notice requirements.  Moreover, two (2) Plans within the meaning of Regulations Section 1.410(b)-7(b) that are treated as a single Plan pursuant to the permissive aggregation rules of Regulation Section 1.410(b)-7(d) are treated as a single Plan for purposes of the Safe Harbor requirements.  Conversely, a Plan [within the meaning of Code Section 414(l)] that includes a cash or deferred arrangement covering both collectively bargained employees and non-collectively bargained employees is treated as two (2) separate plans for purposes of Code Section 401(k), and the ADP Safe Harbor need not be satisfied with respect to both plans in order for one (1) of the plans to take advantage of the ADP Test Safe Harbor.  Similarly, if pursuant to Code Section 410(b)(4)(B), an Employer applies Code Section 410(b) separately to the portion of the plan [within the meaning of Code Section 414(l)] that benefits only Employees who satisfy age and Service conditions under the plan that are lower than the greatest minimum age and Service conditions permitted under Code Section 410(a), the Plan is treated as two (2) separate plans for purposes of Code Section 401(k), and the ADP Test Safe Harbor need not be satisfied with respect to both plans in order for one (1) of the plans to take advantage of the ADP Test Safe Harbor.

ARTICLE XII
ADMINISTRATION

12.1           Plan Administrator
The Plan shall be administered by the Plan Administrator who shall have the authority to enforce the Plan on behalf of any persons having or claiming any interest under the Plan and who shall be responsible for the operation of the Plan in accordance with its terms.  The Plan Administrator shall be the “named fiduciary” for purposes of ERISA Section 402(a)(2) with the sole authority to control and manage the operation and administration of the Plan, and will be responsible for complying with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA and, unless the Employer has otherwise designated, shall act as agent for service of legal process with respect to the Plan. The Plan Administrator shall determine by rules of uniform application all questions arising out of the administration, interpretation and application of the Plan which determination(s) shall be conclusive and binding on all parties.  The Employer will serve as Plan Administrator unless an individual or other entity (excluding the Trustee or Custodian, unless they are the Employer sponsoring the Plan) is named to serve in such capacity.  The Plan Administrator may appoint or allocate the duties of the Plan Administrator among several individuals or entities.  The Plan Administrator’s duties shall include:

1.           appointing the Plan’s attorney, accountant, Service Provider, actuary, Trustee, Custodian, investment manager, or any other party needed to administer the Plan;

2.           directing the appropriate party with respect to payments from the Trust;

3.           communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures;

4.           maintaining all necessary records for the administration of the Plan, nondiscrimination testing, and filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency;

5.           reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a);

6.           establishing a funding policy and investment objectives consistent with the purposes of the Plan and ERISA;

7.                      construing and resolving any question of Plan interpretation and questions of fact.  The Plan Administrator’s interpretation of Plan provisions and resolution of questions of facts including eligibility and amount of benefits under the Plan is final and unless it can be shown to be arbitrary and capricious, will not be subject to “de novo” review;

8.           monitoring the activities of the Trustee and the performance of, and making changes when necessary to, the portfolio of the Plan;

9.           obtaining a legal determination of the qualified status of all domestic relations orders and complying with the requirements of the law with regard thereto;

10.           administering any loan program including ensuring that any and all loans made by the Plan are in compliance with the requirements of the Internal Revenue Code and the Regulations issued thereunder, and the Regulations issued by the Department of Labor;

11.           determining from the records of the Employer, the Compensation, Service, records, status, and the other facts regarding Participants and Employees;

(l)           selecting the insurer to provide any life insurance policy to be purchased for any Participant hereunder; and

(m)           the right to employ others, including legal counsel who may, but need not, be counsel to the Employer, to render advice regarding any questions which may arise with respect to its rights, duties and responsibilities under the Plan, and may rely upon the opinions or certificates of any such person.

12.2           Persons Serving As Plan Administrator
If the Employer is no longer in existence, and the Plan or the Employer does not specify the person to take an action or otherwise serve in the place of the Employer in connection with the operation of the Plan, the Plan Administrator shall so act or serve, but if there is no person serving as Plan Administrator, then a successor shall be designated in writing by a majority of Participants whose accounts under the Plan have not yet been fully distributed at such time.  A majority of the legally competent Beneficiaries of a deceased Participant then entitled to receive benefits may exercise a deceased Participant’s right to participate in that designation and shall be considered for that purpose to be one Participant, in the Participant’s place.

12.3           Action By Employer
Any action required of the Employer under the Plan shall be executed by the sole proprietor (if the Employer is a sole proprietorship), by a general partner or member of the Employer (if the Employer is a partnership or limited liability company), or by the board of directors or a duly authorized officer of the Employer (if the Employer is a corporation or other similarly organized business entity).  If the Employer is no longer in existence, and the Plan does not specify the person to take an action, or otherwise serve in the place of the Employer in connection with the operation of the Plan, the Plan Administrator shall so act or serve, but if there is no person serving as Plan Administrator, such action shall be taken by a person selected following the approach referred to in paragraph 12.2.  The Trustee and/or Custodian shall have no responsibility for inquiring into the authority of any person purporting to act on behalf of an Employer and shall not assume any such responsibility.

12.4           Responsibilities Of The Parties

(a)           The Employer and the Plan Administrator shall cooperate with each other in all respects, including the provision to each other of records and other information relating to the Plan, as may be necessary or appropriate for the proper operation of the Plan or as may be required under the Code or ERISA.

(b)           The Plan Administrator may delegate in writing all or any part of the Plan Administrator’s responsibilities under the Plan to agents or others by written agreement communicated to the delegate and to the Employer or, if the Employer is no longer in existence, to such person or persons selected following the approach in paragraph 12.2 and, in the same manner, may revoke any such delegation of responsibility.  Any action of a delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if the Plan Administrator had taken such action.  The delegate shall have the right, in such person’s sole discretion, by written instrument delivered to the Plan Administrator, to reject and refuse to exercise any such delegated authority.  The Trustee and/or Custodian need not act on instructions of such a delegate despite any knowledge of such delegation, but may require the Plan Administrator to directly provide all instructions necessary under the Plan.

(c)           Unless otherwise provided in a separate agreement, responsibility with respect to the investment of the Trust shall be as elected in the Adoption Agreement.  The Trustee and/or Custodian shall invest the amounts allocated to Participants’ accounts pursuant, as applicable, to the elections in the Adoption Agreement, Articles XII and XIII and/or in accordance with investment directions from authorized parties as provided hereunder.

(d)           The Trustee and/or Custodian (or other agent appointed for this purpose) may act upon receipt of directions (including without limitation, directions pursuant to a voice response system, facsimile or other electronic or mechanical means).  The Trustee and/or Custodian shall be fully protected and will incur no liability for doing so.

12.5           Promulgating Notices And Procedures
The Employer and Plan Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate same to the Participants, and the Plan Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways:

(a)           by distribution in hard copy;

(b)           through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan;

(c)           by e-mail, either to a Participant’s personal e-mail address or his or her Employer-maintained e-mail address; and

(d)           by publication on a web-site accessible by the Participant, provided the Participant is notified of the web-site publication.  Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure in a written paper document at no charge.

12.6           Appointment Of Investment Manager
The Employer or its designate may make the appointment of an investment manager in accordance with this Article.  If an investment manager is appointed, such entity or individual must be registered directly or indirectly as an investment manager under the Investment Advisors Act of 1940 or under applicable state law, meet the requirements of ERISA Section 3(38) or be a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform investment management services.  An investment manager shall acknowledge in writing its appointment and fiduciary status hereunder and shall agree to comply with all applicable provisions of this document.  The Employer, Plan Administrator, Trustee and any properly appointed investment manager may execute a written agreement which shall be incorporated by reference into the Plan which delineates the duties, responsibilities and any liabilities of the investment manager with respect to any part of the Trust Fund which the Employer manages.  The investment manager shall have the investment powers granted the Trustee in paragraph 13.8 except to the extent the investment manager’s powers are limited by the investment management agreement.  A copy of the investment management agreement (and any modifications or termination thereof) must be provided to the Trustee or Custodian (in the instance where there is no Trustee).  Written notice of each appointment of an investment manager shall be given to the Trustee or Custodian (in the instance where there is no Trustee) in advance of the effective date of the appointment.  Such notice or agreement shall specify what portion of the Trust Fund will be subject to the investment manager’s discretion.

12.7           Participant Investment Direction
 The Employer may elect in the Adoption Agreement to provide Participants with the option to direct the investment of all or any part of their account balances as specified therein.  The Employer or the Named Investment Fiduciary from time to time shall select the investments to be made available, including the appointment of any investment manager who meets the requirements of ERISA Section 3(38) to manage the assets of any Participant’s account. The Employer or the Named Investment Fiduciary, independent of the Trustee, shall be responsible for reviewing the performance of such investments.  The following administrative procedures shall apply to the administration of investments selected by the Employer or the Employer’s designated Fiduciary:

(a)           The Plan Administrator shall administer the program.

(b)           At the time an Employee becomes eligible for the Plan, he or she shall provide the Plan Administrator an investment designation stating the percentage of his or her contributions to be invested in the available investments.

(c)           A Participant may change his or her election with respect to future contributions by notifying the Employer, or if agreed upon, Trustee and/or Custodian or other Service Provider, as they shall mutually agree, in accordance with the procedures established by the Plan Administrator.

(d)           A Participant may transfer or exchange his or her balance from one investment alternative to another by notifying the Employer, Trustee and/or Custodian or other Service Provider, as they shall mutually agree, in accordance with the procedures established by the Plan Administrator.

(e)           The investment alternatives offered under the Plan may be limited in a uniform and nondiscriminatory manner.  Investments may be restricted to specific investment alternatives selected, including but not limited to, certain mutual funds, investment contracts, collective funds or deposit accounts. If investments outside the alternatives selected are permitted, Participants may not direct that investments be made in collectibles other than U.S. Government or state issued gold and silver coins.

(f)           The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or alternate payee under a Qualified Domestic Relations Order [as defined in Code Section 414(p)] to individually direct their account in accordance with this paragraph.

(g)           Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant.  The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian cannot provide any guarantee of the timing of processing of any investment directive.  The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian reserve the right not to value an investment alternative or a Participant’s account on any given Valuation Date for any reason deemed appropriate by the Employer or Plan Administrator.  The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian further reserve the right to delay the processing of any investment transaction for any legitimate business reason including but not limited to failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a Service Provider to timely receive values or prices, to correct its errors or omissions or the errors or omissions of any Service Provider.

(h)           Notwithstanding the foregoing, and regardless of a Participant’s authority to direct the investment of assets allocated to his or her account, the Named Investment Fiduciary is authorized and empowered to direct the Trustee to invest funds in short term investments pending other investment instructions by the Plan Administrator.

(i)           If the Plan permits Participants the right to reallocate their contributions to a different fund and to transfer contributions into and out of investments provided under the Plan, subject to possible restrictions on these types of transactions, the Plan Administrator may decline to implement investment directives where it in its sole discretion deems it appropriate (for example, directives may be declined for excessive trading, market timing, or for any other legitimate reason where the Plan Administrator, in fulfilling its Fiduciary role under ERISA, believes that it would be imprudent to implement the directive).  The Plan Administrator has the power to adopt such rules and procedures to govern all Participant elections and directions under the terms of the Plan.

(j)           All investment designations made by Participants are to be made subject to and in accordance with such rules or procedures as the Plan Administrator shall adopt.  Any such rules or procedures when properly executed in a written document, will be deemed incorporated in this Plan.  The rules or procedures therein may be modified or amended by the Plan Administrator without the necessity of amending this paragraph; however, any such modification must be communicated to Participants in a manner described in paragraph 12.5.  Notwithstanding the foregoing: (1) a summary plan description or summary of material modifications in which the rules or procedures which describe investment designations are outlined shall be considered a separate written document sufficient to satisfy the requirements of this paragraph; and (2) any rules or procedures established under this paragraph must be applied in a uniform nondiscriminatory manner.

12.8           Application Of ERISA Section 404(c)
The Employer may elect in the Adoption Agreement (unless otherwise provided in a separate Trust Agreement) that Participant accounts under the Plan be invested as elected by each Participant in a broad range of investment options made available from time to time by the Employer for this purpose.  The Employer may further elect in an addendum to the Plan (or other agreement, which is incorporated by reference) that the Plan is intended to qualify as an “ERISA Section 404(c) Plan” within the meaning of Regulations issued pursuant to such section.  Participants shall have the opportunity, at least once in any three (3) month period, to give investment instructions (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the available investment options.  The Plan Administrator shall be obligated to comply with such instructions except as otherwise provided in the Regulations issued under ERISA Section 404(c).

The Plan Administrator will provide or will make arrangements to provide each Participant with a description of the investment alternatives available under the Plan; and with respect to each designated investment alternative, a general description of the investments objectives, risk and return characteristics of each alternative, including information relating to the type and diversification of assets comprising the investment portfolio.

The Plan Administrator by separate document may prescribe the form and the manner in which such direction shall be made, as well as the frequency with which such directions may be made or changed and the dates as of which they shall be effective, in a manner consistent with the foregoing.  The Plan Administrator (or a person or entity so designated by the Employer) shall be the Fiduciary identified to furnish the information as contemplated by ERISA Section 404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Plan Administrator under this paragraph.

Except as otherwise provided by law, the Trustee, Custodian, the Employer, or any Fiduciary of the Plan shall not be liable to the Participant or any of his or her Beneficiaries for any loss resulting from action taken at the direction of the Participant.

12.9           Participant Loans
Unless otherwise provided in a loan policy or Trust Agreement, and if permitted by the Employer in the Adoption Agreement, a Plan Participant and Beneficiaries who are parties-in-interest as defined in ERISA Section 3(14) may make application to the Plan Administrator requesting a loan from the Plan.  The Plan Administrator shall have the sole right to approve or deny a Participant’s application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.  Any loan granted under the Plan shall be made in accordance with the terms of a written loan policy adopted by the Employer which is hereby incorporated by reference and made a part of this Basic Plan Document #01.  The loan policy may be amended in writing from time to time without the necessity of amending this paragraph and shall be subject to the following rules to the extent such rules are not inconsistent with such loan policy.

(a)           No loan, when aggregated with any outstanding loan(s) to the Participant, shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the Participant’s highest outstanding balance of all loans on any day during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the Participant’s loan is made or (ii) one-half of the fair market value of the Participant’s Vested Account Balance consisting of contributions as specified in the loan policy.  An election may be made in the loan policy, that if the Participant’s Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant’s Vested Account Balance.  For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated.  An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

(b)           All applications must be in accordance with procedures adopted by the Plan Administrator.

(c)           Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Plan Administrator sets forth a different method for determining loan interest rates in its written loan procedures.  The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.

(d)           The term of such loan shall not exceed a period of five (5) years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home that is used or is to be used within a reasonable time as the principal residence of the Participant.  The Plan Administrator in accordance with the Plan’s loan policy shall determine the term of such loan.

(e)           The principal and interest paid by a Participant on his or her loan shall be credited to the Plan in the same manner as for any other Plan investment. Unless otherwise provided in the loan policy, loans will be treated as segregated investments of the individual Participant on whose behalf the loan was made.  This provision is not available if its election will result in discrimination in the operation of the Plan.

(f)           If the Plan Administrator approves a Participant’s loan request, it shall be evidenced by a note, loan agreement, and assignment of up to 50% of his or her interest in the Trust as collateral for the loan.  The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7, must obtain the consent of his or her Spouse, if any, within the ninety (90) day period before the time his or her account balance is used as security for the loan.  A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the loan amount.  The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public.  Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

(g)           If a valid Spousal consent has been obtained in accordance with paragraph (f), then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan.  If less than 100% of the Participant’s Vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

(h)           Any loan made hereunder shall be subject to the provisions of a loan agreement, promissory note, security agreement, payroll withholding authorization and, if applicable, financial disclosure.  Such documentation may contain additional loan terms and conditions not specifically itemized in this section provided that such terms and conditions do not conflict with this section.  Such additional terms and conditions may include, but are not limited to, procedures regarding default, a grace period for missed payments, and acceleration of a loan’s maturity date on specific events such as termination of employment.

(i)           Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any Owner-Employee or Shareholder Employee shall cease to apply.

(j)           Liquidation of a Participant’s assets for the purpose of the loan will be allocated on a pro-rata basis across all the investment alternatives in a Participant’s account, unless otherwise specified by the Participant, Plan Administrator, or the Plan’s loan policy.

(k)           If the Plan Administrator approves a request for a loan, funds shall be withdrawn from the recordkeeping sub-accounts specified by the Participant, including Roth Elective Deferrals, if applicable, or in the absence of such a specification, from the recordkeeping sub-accounts in the order specified in the loan policy.  The Plan Administrator may modify the loan program to provide limitations on the ability to borrow from, or use as security, a Participant’s Elective Deferral account.  The loan policy may be amended to provide for ordering rules with respect to the default of a loan that is made from the Participant’s Roth Elective Deferral account as well as other accounts under the Plan.

(l)           If a Plan permits loans to Participants, the Trustee and/or Custodian may appoint the Employer as its agent, and if the Employer accepts such appointment, agree to hold all notes and other evidence of any loans made to Participants.  If provided in the loan policy, the Plan Administrator may also require additional collateral in order to adequately secure the loan.  The Employer shall hold such notes and evidence under such conditions of safekeeping as is prudent and as required by ERISA.  The Trustee and/or Custodian may account for all loans in the aggregate so that all Participant loans will be shown collectively as a single asset of the Plan.

(m)           Unless otherwise elected in the Adoption Agreement, loan payments shall be suspended under this Plan during periods of military service, as permitted under Code Section 414(u).

12.10           Insurance Policies
If elected by the Employer in the Adoption Agreement and agreed to by the Trustee or Custodian, Participants may purchase life insurance policies under the Plan. Any life insurance premium paid for any Participant out of the Employer contributions will be made on behalf of the Participant unless the amount of such payment, plus all premiums previously paid on behalf of such Participant is (a) with respect to ordinary life insurance policies, which may be contracts with both non-decreasing death benefits and non-increasing premiums, less than 50% of the Employer contributions and forfeitures allocated to the Participant’s account determined on the date the premium is paid, (b) with respect to term and universal life policies and all other life insurance contracts which are not ordinary life, less than 25% of such allocation amounts, or (c) a combination of ordinary life and term and/or universal life insurance policies are purchased, the sum of the term and universal life insurance premiums plus one-half of the ordinary life premiums may not exceed 25% of such amounts allocated.  Dividends received on life insurance policies shall be considered a reduction of premiums paid in such computations.  If the Plan established is a profit sharing plan, the incidental insurance benefit requirement is not applicable if the Plan purchases life insurance benefits from only Employer contributions which have been allocated to the Participant’s account for at least two (2) years.

1.           The Named Investment Fiduciary or its agent shall select the insurance company and the policy and direct the Trustee or Custodian, as applicable, to purchase the insurance contract.  Such direction shall include but not be limited to the term, price and the insurance company from which the policy should be purchased.

2.           The Trustee or Custodian, as applicable, shall apply for and will be the owner of any insurance contract and named beneficiary of any policies purchased under the terms of this Plan.  The insurance contract(s) must provide that proceeds will be payable to the Trustee or Custodian, as applicable, however the Trustee or Custodian shall be required to pay over all the proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan.  A Participant’s Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4, if applicable.  Under no circumstances shall the Trust or custodial account, as applicable, retain any part of the proceeds.  In the event of any conflict between the terms of this Basic Plan Document #01 and the terms of any insurance contract purchased hereunder, these Plan provisions shall control.  The Beneficiary of a deceased Participant shall receive, in addition to the proceeds of the Participant’s policy or policies, the amount credited to such Participant’s account.

3.           A Participant who is uninsurable or insurable at substandard rates may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

4.           All dividends or other returns received on any policy purchased shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Trust as part of the account of the Participant for whom the policy is held.

5.           If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee or Custodian may, at the option of the Employer, utilize other amounts remaining in each Participant’s account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a pro-rated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of Highly Compensated Employees.

6.           The Named Investment Fiduciary or other Fiduciary responsible for making investment decisions may discontinue the investment in life insurance policies at any time.  If the Plan provides for Participant directed investments, life insurance as an investment option may be eliminated by the Plan Administrator.  Where life insurance investment options are being discontinued, the Plan Administrator in its sole discretion, may offer to sell the insurance policies to the Participant, or to another person, provided the prohibited transaction exemption requirements of the Department of Labor are satisfied.  Such payment shall be credited to the Participant’s account for distribution under the terms of the Plan.  All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of Article VIII, if applicable.

7.           The Employer shall be solely responsible to ensure the insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued, the terms of this document will control.

8.           Notwithstanding the above, in profit-sharing plans, the limitations imposed herein with respect to the purchase of life insurance shall not apply to any Participant who has participated in this Plan for five (5) or more years or to the portion of a Participant’s Vested Account Balance that would be eligible for withdrawal under paragraph 6.10 (whether or not in-service withdrawals are actually allowed under the Plan) that has accumulated for at least two (2) Plan Years.  No amount of Qualified Voluntary Contributions made to the Plan may be used to purchase life insurance.  In addition, under such plans, a Participant may, subject to the limitations set forth in this subparagraph, elect to have “key man” life insurance purchased on the life of any Participant who is considered essential to the success of the Employer’s business.  In such case, the proceeds of such a life insurance contract in excess of such contract’s cash value as of the date of death of such insured shall be paid to the Beneficiaries named with respect to such contract.  Death benefits, including those in the previous sentence, payable from a life insurance contract shall be paid in accordance with paragraph 8.7 if this Plan meets the safe harbor provisions in that paragraph, or in accordance with paragraph 8.2 or 8.3, whichever may be applicable.  The cash value of the contract shall be added to the Participant’s Vested Account Balance.

9.           No insurance contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries.  However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one (1) year of the contribution.

(j)           If this Plan is funded by individual contracts that provide a Participant’s benefit under the Plan, such individual contracts shall constitute the Participant’s account balance.  If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ accounts under the Plan.

(k)           For Plans funded with individual or group annuity contracts, no Trustee or Custodian is required to hold the assets of the Plan.  Accordingly, any references to the Trust, the Trust fund or the fund collectively refers to any contracts issued by an insurance company to fund a Plan established under this document.

12.11           Determination Of Qualified Domestic Relations Order (QDRO Or Order)
Unless otherwise provided in a separate Trust Agreement, or other separate written document such as the Plan’s QDRO procedures, a domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order (“QDRO”):

(a)           The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the QDRO.  However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.

(b)           The dollar amount or percentage of the Participant’s benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

10.	The number of payments or period for which the order applies.

(d)           The specific Plan (by name) to which the domestic relations order applies.

The domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

(e)           any type or form of benefit or any option not already provided for in the Plan;

(f)           increased benefits or benefits in excess of the Participant’s vested rights;

(g)           payment of a benefit earlier than allowed by the Plan’s earliest retirement provisions or, in the case of a profit-sharing or 401(k) plan, prior to the first date on which an in-service withdrawal is allowed; or

(h)           payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Upon receipt of a domestic relations order (“Order”) which may or may not be “qualified”, the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and forward either a copy of this paragraph or other written QDRO policies and procedures.  The Plan Administrator shall establish written procedures to establish the qualified status of a domestic relations order, which may include forwarding the Order to the Plan’s legal counsel for an opinion as to whether or not the Order is in fact “qualified” as defined in Code Section 414(p).  Within a reasonable time after receipt of the Order, not to exceed sixty (60) days, the Plan Administrator shall make a determination as to its “qualified” status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the “qualified” status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved.  In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO.  If the Order is not qualified or the status is not resolved (for example, it has been sent back to the court for clarification or modification) within eighteen (18) months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order.  If a determination as to the qualified status of the Order is made after the eighteen (18) month period described above, then the Order shall only be applied on a prospective basis.  If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination.  Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus earnings, if any, which may have accrued during a dispute as to the Order’s qualification.

Unless specified otherwise in the Adoption Agreement or in a separate Trust Agreement or other written document the QDRO retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified.  These provisions will only allow distributions to the alternate payee(s) and not the Participant.

The costs of administering the Plan may be shared between Participants and the Employer.  In addition other administrative costs which may be deducted from Participant ‘s contributions or accounts, these additional costs and/or fees associated with the qualification of a domestic relations order may be charged back to the Participant and/or Alternate Payee. The Plan Administrator will notify the parties involved of any costs that are charged to a Plan Account in the operation of the Plan.

12.12           Receipt And Release For Payments
Unless otherwise provided in a separate Trust Agreement, any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims hereunder against the Trustee, Employer or Plan Administrator each of whom may require such Participant, legal representative, Beneficiary, guardian or committee as a condition prior to such payment, to execute a receipt and release in such form as shall be determined by the Trustee, Employer or Plan Administrator.

12.13           Resignation And Removal
Unless otherwise provided in a separate Trust Agreement, an individual serving as Plan Administrator may resign by giving written notice to the Employer, or if the Employer is no longer in existence, to the Trustee and/or Custodian, as applicable not less than thirty (30) days before the effective date of the individual’s resignation.  The Plan Administrator may be removed with or without cause by the Employer upon thirty (30) days prior written notice to the Plan Administrator, or if the Employer is no longer in existence, by a majority of the Participants and Beneficiaries following the procedure referred to in paragraph 12.2.  A notice period provided for in this paragraph may be waived or reduced if acceptable to the parties involved.  The Employer, if in existence, shall be the successor Plan Administrator, or the Employer may appoint a successor to a person who has resigned or been removed as Plan Administrator, but if the Employer is no longer in existence, the appointment shall be made by a majority of the Participants and Beneficiaries following the procedure referred to in paragraph 12.2.  When the Plan Administrator’s resignation or removal becomes effective, the Plan Administrator shall perform all acts necessary to transfer all relevant records to its successor.  A successor Plan Administrator shall have all the rights and powers and all of the duties and obligations of the original Plan Administrator but shall have no responsibility for acts or omissions that occurred before the successor became Plan Administrator.

12.14           Claims And Claims Review Procedure
The procedures in this paragraph will be the sole and exclusive remedy for an Employee, Participant or Beneficiary (“Claimant”) to make a claim for benefits under the Plan.  These procedures will be administered and interpreted in a manner consistent with the requirements of ERISA Section 503 and the Regulations thereunder.  Any electronic notices provided by the Plan Administrator will comply with the standards imposed under Regulations issued by the Department of Labor.  All claims determinations made by the Plan Administrator will be made in accordance with the provisions of this paragraph and the Plan, and will be applied consistently to similarly situated Claimants.

(a)           Written Claim – A Claimant, or the Claimant’s duly authorized representative, may file a claim for a benefit to which the Claimant believes that he or she is entitled under the Plan.  Any such claim must be filed in writing with the Plan Administrator.

(b)           Denial Of Claim – The Plan Administrator, in its sole and complete discretion, will make all initial determinations as to the right of any person to benefits.  If the claim is denied in whole or in part, the Plan Administrator will send the Claimant a written or electronic notice, informing the Claimant of the denial.  The notice must be written in a manner calculated to be understood by the Claimant and must contain the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; if additional material or information is necessary for the Claimant to perfect the claim, a description of such material or information and an explanation of why such material or information is necessary; and an explanation of the Plan’s claim review (i.e., appeal) procedures, the time limits applicable to such procedures, and Claimant’s right to request arbitration if the claim denial is upheld in whole or in part on appeal.  Written or electronic notice of the denial will be given within a reasonable period of time [but no later than ninety (90) days] from the date the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension exceed ninety (90) days from the end of the initial ninety (90) day period.  If an extension is necessary, prior to the expiration of the initial ninety (90) day period, the Plan Administrator will send the Claimant a written notice indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision.

(c)           Request for Appeal – If the Plan Administrator denies a claim in whole or in part, the Claimant may elect to appeal the denial.  If the Claimant does not appeal the denial pursuant to the procedures set forth herein, the denial will be final, binding and unappealable.  A written request for appeal must be filed by the Claimant (or the Claimant’s duly authorized representative) with the Plan Administrator within sixty (60) days after the date on which the claimant receives the Plan Administrator’s notice of denial.  If a request for appeal is timely filed, the Claimant will be afforded a full and fair review of the claim and the denial.  As part of this review, the Claimant may submit written comments, documents, records, and other information relating to the claim, and the review will take into account all such comments, documents, records, or other information submitted by the Claimant, without regard to whether such information was submitted or considered in the Plan Administrator’s initial benefit determination.  The Claimant also may obtain, free of charge and upon request, records and other information relevant to the claim, without regard to whether such information was relied upon by the Plan Administrator in making the initial benefit determination.

(d)           Review of Appeal – The Plan Administrator will determine, in its sole and complete discretion, whether to uphold all or a portion of the initial claim denial.  If, on appeal, the Plan Administrator determines that all or a portion of the initial denial should be upheld, the Plan Administrator will send the Claimant a written or electronic notice informing the Claimant of its decision to uphold all or a portion of the initial denial, written in a manner calculated to be understood by the Claimant and containing the following information:  the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim; and an explanation of the Claimant’s right to request arbitration and the applicable time limits for doing so.  Written or electronic notice will be given within a reasonable period of time (but no later than sixty (60) days) from the date the Plan Administrator receives the request for appeal, unless special circumstances require an extension of time for reviewing the claim, but in no event may the extension exceed sixty (60) days from the end of the initial sixty (60) day period.  If an extension is necessary, prior to the expiration of the initial sixty (60) day period, the Plan Administrator will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision.

(e)           Alternative Time for an Appeal to be Decided – Notwithstanding paragraph (d), if the Plan Administrator holds regularly scheduled meetings on a quarterly or more frequent basis, the Plan Administrator may make its determination of the claim on appeal at its next regularly scheduled meeting if the Plan Administrator receives the written request for appeal more than thirty (30) days prior to its next regularly scheduled meeting or at the regularly scheduled meeting immediately following the next regularly scheduled meeting if the Plan Administrator receives the written request for appeal within thirty (30) days of the next regularly scheduled meeting.  If special circumstances require an extension, the decision may be postponed to the third regularly scheduled meeting following the Plan Administrator receipt of the written request for appeal if, prior to the expiration of the initial time period for review, the Claimant is provided with written notice, indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision.  If the extension is required because the Claimant has not provided information that is necessary to decide the claim, the Plan Administrator may suspend the review period from the date on which notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

12.15           Bonding
Every Fiduciary, except for a bank, trust company or an insurance company, unless otherwise exempted by ERISA and the Regulations issued thereunder shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided however, that the minimum bond shall be $1,000 and the maximum bond $1,000,000.  The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year.  The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary either acting alone or in concert with others.  The surety shall be a corporate surety company [as the term is used in ERISA Section 412(a)(2)], and the bond shall be in a form approved by the Secretary of Labor.  Notwithstanding anything in the Plan to the contrary, the costs of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Trust or by the Employer.

ARTICLE XIII
TRUST PROVISIONS

13.1           Establishment Of The Trust

(a)           The Employer shall appoint an individual(s), institution or other party, who may be the Sponsor (or an affiliate) of this Prototype Plan, to serve as Trustee or Custodian (if applicable) of the Plan.  The Employer may execute a separate trust or custodial account agreement outlining the Trustee’s or Custodian’s duties and responsibilities that shall be incorporated by reference and made part of this Prototype Plan. Unless otherwise indicated in the ancillary agreement, no such ancillary agreement may conflict with any provision(s) of this document.  Any provision that would jeopardize the tax-qualified status of this Plan shall be null and void.  Unless otherwise elected in the Adoption Agreement, the Trust and/or Custodial provisions of Article XII and this Article XIII, as applicable, together with any such ancillary agreement shall be operative.  Any reference in the Plan to a Trustee is also a reference to a Custodian and where the context of the Plan dictates a limitation of the Trustee’s liability by Plan provision also constitute a limitation of the Custodian’s liability.

(b)           The Employer establishes with the Trustee a Trust Fund which shall consist of all money and property received under Articles III and IV of this document, increased by any income on or increment in such value of assets and decreased by any investment loss, expense, benefit payment, withdrawal or other distribution by the Trustee in accordance with the provisions of the Plan.  The Trustee and/or the Custodian shall hold the Trust Fund without distinction between principal and income.  The Trust Fund will be held, invested, reinvested and administered by the Trustee in accordance with this Article and any ancillary documents as provided for in this Article.

(c)           The term “Trust Fund” shall be construed to apply to custodial account(s), annuity contract(s) or other contract(s) which shall be treated as a qualified trust pursuant to Code Section 401(f).

13.2           Control Of Plan Assets
The assets of the Trust or evidence of ownership shall be held by the Trustee and/or the Custodian under the terms contained herein.  If the assets represent amounts transferred from another trustee or custodian under a former plan, the Trustee and/or Custodian named hereunder shall not be responsible for any actions of the prior Fiduciary including the propriety of any investment decision made by the prior trustee or custodian, as applicable, under any prior plan.  Instead, the Employer shall be responsible for such actions.

13.3           Discretionary Trustee
If the Employer elects in the Adoption Agreement, or otherwise appoints the Trustee to act in the capacity of discretionary Trustee, the Trustee shall invest the Trust in accordance with the Plan’s investment policy statement and the investment alternatives permitted at paragraph 13.8 herein.  The Trustee will have the discretion and authority to invest, manage and control those Plan assets except those assets which are subject to the investment direction of the Employer, a Participant (if Participant direction is permitted), or an investment manager or Named Investment Fiduciary, or other agent properly appointed by the Employer.  The exercise of any investment direction hereunder shall be consistent with the investment policy of the Plan.  The Trustee may also perform custodial functions for the Trust with respect to Plan assets the Trustee does not manage, to the extent agreed to between the Trustee and the Employer, if the Trustee is appointed Custodian for some or all of such assets in accordance with the terms of the Plan.  The Trustee may execute any additional documents, as required, which shall be treated as an addendum to this Prototype Plan.  No such agreement may conflict with any provision nor shall any provision in such an agreement jeopardize the tax-qualified status of the Plan.  Any such provision shall be null and void.  The Trustee’s administrative duties shall be limited to those agreed to between the parties.  The Employer or its designate shall be responsible for other administrative duties required under the Plan or by applicable law.

13.4           Nondiscretionary Trustee
If the Employer elects in the Adoption Agreement or as otherwise agreed to in writing, the Trustee may act in the capacity of a nondiscretionary Trustee.  In this capacity, the Trustee shall have no discretionary authority to invest, manage or control Plan assets and is authorized solely to make and hold investments only as directed pursuant to paragraph 12.4.  The nondiscretionary Trustee shall have the same rights, powers and duties as the discretionary Trustee but exercises such authority in accordance with the direction of the party which has the authority to manage and control the investment of Plan assets.  If directions are not provided to the Trustee, the Employer will provide such necessary direction.

13.5           Provisions Relating To Individual Trustees
Notwithstanding any other provisions of the Plan to the contrary, the provisions of this paragraph shall apply if one (1) or more individuals are named as Trustee(s) in the Adoption Agreement and shall not apply to any institutional Trustee named in the Adoption Agreement.

(a)           If there shall be more than one (1) individual acting in the capacity of Trustee, they shall act by a majority of their number, unless they unanimously decide that one (1) or more of them may act on the matter or category of matters involved without the approval of the others and they may authorize in writing that one (1) or more of them shall act on their behalf including but not limited to executing documents and authorizing distributions on behalf of the Trustees.

(b)           Any person may rely, without having to make further inquiry, upon instructions appearing to be genuine instructions from any individual serving as Trustee as being the will, intent and action of all individuals so serving if no allocation of duties has been made.

The Trustee shall be paid such reasonable compensation for services as shall from time to time be agreed upon in writing by the Employer and the Trustee, provided that an individual serving as Trustee who already receives full-time Compensation from the Employer shall not receive compensation for serving as such from the Plan.

13.6           Investment Instructions
Any investment directive shall be made in writing or such other form as agreed to by the Employer, Trustee and/or Custodian and the investment manager. In the absence of such directive, cash shall be automatically invested in such investment or investments as the Employer or Named Investment Fiduciary shall select from the investments made available for that purpose unless and until the person or persons responsible for giving directions directs otherwise.  Such automatic investment shall be made at regular intervals and pursuant to procedures established by the parties (which procedures may without limitation, provide for more frequent intervals only if uninvested balances exceed a stated amount).  Absent a contrary direction in accordance with the preceding provisions of this paragraph, such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing.  Neither the Trustee nor the Custodian shall be responsible for the propriety of any directed investment made nor shall they be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder.  If the Employer fails to designate an investment manager, the Trustee shall have full investment management authority as agreed upon in a duly authorized and executed investment management agreement.  If the Employer does not issue investment directions with regard to specific assets held in the Trust, the Trustee shall have authority to invest those assets in the Trust in its sole discretion subject to paragraph 13.8.  While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

1.           borrow from the Plan or pledge any of the assets of the Plan as security for a loan,

2.           buy property or assets from or sell property or assets to the Plan,

3.           charge any fee for services rendered to the Plan, or

4.           receive any services from the Plan on a preferential basis.

13.7           Fiduciary Standards
Subject to paragraphs 13.6 and 13.8 hereof, the Trustee, Employer and Custodian, as applicable, shall invest and reinvest principal and income of the Trust in accordance with the funding policy and investment objectives established by the Employer, provided that:

1.           such investments are prudent under ERISA, as amended, and the Regulations thereunder,

(b)           such investments are sufficiently diversified to minimize the risk of large losses,

(c)           such investments are made in accordance with the provisions of this Plan and Trust document, and

(d)           such investments are made with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

13.8           Powers Of The Trustee
The Trustee shall be responsible for the investment, administration and safekeeping of assets held in the Trust Fund.  The Trustee shall have the following duties and responsibilities, in addition to powers given by law, and may:

(a)           receive contributions under the terms of the Plan;

(b)           implement an investment program based on the Employer’s investment policy statement, funding policy, investment objectives and ERISA, as amended;

(c)           invest the Trust in any form of property, including common and preferred stocks, exchange-traded covered put and call options, bonds, money market instruments, mutual funds (including funds for which the Sponsor, Trustee or its affiliates receive compensation for providing investment advisory, custody, transfer agency or other services), savings accounts, plan loans, certificates of deposit, securities issued by the U.S. government or by governmental agencies, insurance policies and contracts, or in any other property, real or personal, having a ready market, including securities issued by the Trustee and/or affiliates of the Trustee as permitted by law.  The Trustee may invest in time deposits (including, if applicable, its own or those of affiliates) that bear a reasonable interest rate.  No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible;

(d)           to the extent permitted by law, invest any assets of the Trust in a group or collective trust fund established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, affiliate(s) of the Trustee, the Custodian or investment manager.  Such commingling of assets of the Trust with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein.  The Employer may but is not required to specify the name(s) of the group or collective trust fund in an addendum to the Adoption Agreement.  The Employer expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund’s trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

(e)           for collective investment purposes, combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains.  However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Vested Account Balance under the Plan(s) in which he is a Participant;

(f)           invest up to 100% of the Trust in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under ERISA Sections 406, 407, and 408, as amended, and further provided that such investment does not constitute a prohibited transaction under Code Section 4975.  Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for the propriety of such investment.  Additional directives regarding the purchase, sale, retention or valuing of such securities may be addressed in an investment management or trust agreement, which is incorporated by reference.  If there are any conflicts between this document and the above referenced agreements, this document shall govern;

(g)           hold cash uninvested and deposit the same with any banking or savings institution, including its own banking department or the banking department of an affiliate;

(h)           utilize a general disbursement account, i.e., in the form of a demand deposit account and/or time deposit account, for distributions from the Trust, without incurring any liability for payment of interest thereon, notwithstanding the Trustee’s receipt of income with respect to float involving the disbursement account;

(i)           hold contributions in an omnibus account, i.e., in the form of a demand deposit and/or time deposit account, maintained by the Trustee for up to three (3) business days (or such longer period as may result due to circumstances beyond the Trustee’s control), without liability for interest thereon.  (The Employer acknowledges that any float earnings associated with the assets held in such omnibus account are retained by the Trustee as part of its compensation for performing services with respect to the allocation of contributions to Participants’ accounts);

(j)           join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it or its affiliates are interested as Trustee, upon such terms as it deems advisable;

(k)           hold investments in nominee or bearer form;

(l)           exercise all ownership rights including the voting of proxies and the exercise of tender offers but only with respect to assets over which the Trustee has investment management responsibility;

(m)           hold, manage and control all property forming part of the Trust Fund and sell, convey, transfer, exchange and otherwise dispose of the same from time to time;

(n)           apply for and procure from an insurance company as an investment of the Trust such annuity, or other contracts on the life of any Participant as the Plan Administrator shall deem proper; exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other contracts; and collect, receive, and settle for the proceeds of any such annuity, or other contracts as and when entitled to do so under the provisions thereof;

(o)           unless otherwise provided by a directive as described by paragraph 13.6, the Employer will pass through shareholder rights (including voting rights) on Employer securities to Plan Participants.  If no directive is provided, the Trustee shall exercise any shareholder rights (including voting rights) with respect to any securities held, but only in accordance with the instructions of the person or persons responsible for the investment of such securities subject to and as permitted by, any applicable rules of the Securities and Exchange Commission and any national securities exchange.  Voting rights with respect to shares of registered investment companies held in the Trust shall be directed by the Named Investment Fiduciary responsible for selection of such registered investment companies as permissible investment alternatives.  In the event of any conflict with any other provision of this Article or this Basic Plan Document #01, the provision of this paragraph shall control.  The Employer shall be responsible for preparing and distributing all required prospectuses for Employer securities and making such materials available to Plan Participants;

(p)           retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Plan, and pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Plan, including the power to employ and retain counsel upon any matter of doubt as to the meaning or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Plan or pertaining to the rights and liabilities of the Trustee hereunder.  The Trustee in any such event, may rely upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA); and

(q)           institute, prosecute and maintain, or defend, any proceeding at law or in equity concerning the Plan or the assets thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Plan or at the sole cost and expense of the Participant that may be concerned therein or that may be affected thereby, as, in its opinion, shall be fair and equitable in each case; and compromise, settle and adjust all claims and liabilities asserted by or against the Plan or asserted by or against it, or such terms as it, in each such case, shall deem reasonable and proper.  The Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities (including without limitation, legal and other professional fees) which it may sustain or anticipate by reason thereof; and

The Trustee is expressly authorized to the fullest extent permitted by law to (1) retain the services of any broker-dealer, registered investment advisor or other financial services entity (including the Trustee and any of its affiliates) and any future successors in interest thereto collectively, for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist or facilitate the purchase or sale of investments in the Trust, (2) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provide, for a fee, services in any capacity and (3) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or dissimilar services or products are available from other institutions.  The Trust may pay directly or indirectly (through mutual funds fees and charges for example) management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee.  The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as principal in such transaction.  Each of the Affiliated Entities is authorized to effect transactions on national securities exchanges for the Trust as directed by the Trustee, and retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Securities and Exchange Act of 1934, as amended and related Rule 11a2-2(T).  Included specifically, but not by way of limitation in the transactions authorized by this provision, are transactions in which any of the Affiliated Entities is serving as an underwriting or member of an underwriting syndicate for a security being purchased or is purchasing or selling a security for its own account.  In the event the Trustee is directed by the Plan Administrator, any named Fiduciary, designated Investment Manager, Participant and/or Beneficiary, as applicable hereunder (collectively referred to as for purposes of this paragraph as the “Directing Party”), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

13.9           Appointment Of Additional Trustee And Allocation Of Responsibilities
The Employer may appoint one or more additional Trustees to hold specified investments for which the original Trustee is not serving in the capacity of Trustee.  In the event that an additional Trustee is appointed, the second Trustee shall have no responsibilities for these specific assets other than as set forth herein.  The original Trustee shall have no duties with respect to an investment held by any other person including, without limitation, any other Trustee for the Plan.  Any other secondary Trustee of the Plan shall have no duties with respect to assets held in the Plan by the original Trustee or another secondary Trustee.

13.10           Compensation, Administrative Fees And Expenses
All reasonable fees, charges and expenses incurred by the Trustee or the Custodian in connection with the administration of the Trust and all reasonable fees, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including such reasonable compensation to the Trustee and/or Custodian and the Plan Administrator as may be agreed upon from time to time between the Employer, the Trustee and/or Custodian and Plan Administrator) and fees for legal services rendered to the Trustee and/or Custodian or Plan Administrator shall be paid from the Trust unless:

(a)           The payment of such expense would constitute a “prohibited transaction” within the meaning of ERISA Section 406 or Code Section 4975 for which no statutory or administrative exemption is available.

(b)           The Employer actually pays such expenses directly.  Any and all reasonable additional administrative expenses incurred to effect directives made by the Participants and by each Beneficiary under this Plan shall be paid by the Trust and as determined by the Employer shall either be charged (in accordance with such reasonable nondiscriminatory rules as the Employer deems appropriate under the circumstances) to the account of the individual issuing such directive, or treated as a general expense of the Trust.  If charged to a Participant’s account and if the assets of such account are insufficient to satisfy such charges, the Employer shall pay any deficit to the Trustee.  Notwithstanding the foregoing, nothing in this section shall prevent the Employer from paying the administrative expenses of the Plan directly.

(c)           All related expenses incurred on behalf of a Participant (included but not limited to brokerage commissions and other transaction related expenses), shall, as determined by the Employer, either be paid from or otherwise be charged directly to the account of the Participant providing such direction or treated as a general expense of the Trust.

(d)           If there are insufficient liquid assets of the Trust to cover the fees of the Trustee or the Custodian, then assets of the Trust shall be liquidated to the extent necessary to cover fees.

(e)           Notwithstanding the foregoing, no compensation other than reimbursement for expenses incurred shall be paid to a Plan Administrator who is the Employer or Employee of the Employer.

(f)           In the event any part of the Plan becomes subject to tax, all taxes incurred will be paid from the Plan at the direction of the Plan Administrator.

(g)           Any investment gain or loss of the Trust that is not directly attributable to the investment of the account of any Participant (including, but not limited to, for example, any “float” earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Participant’s accounts in accordance with the procedure established by the Plan Administrator for this purpose.

13.11           Records
Within ninety (90) days following the close of each Plan Year, or at such other times as may be agreed to between the Employer and the Trustee, and within ninety (90) days following its removal or resignation, the Trustee shall file with the Employer a report of that part of the Trust under the investment management of the Trustee during such year or from the end of the preceding Plan Year to the date of removal or resignation.  Such report shall include a statement of receipts and disbursements, the net income or loss of the Trust, the gains or losses realized by the Trust upon sale or other disposition of the assets, the increase or decrease in the value of the Trust, all payments and distributions made from the Trust since the date of its last report, and shall contain a schedule of assets listing the fair market value of investments held in the Trust as of the end of the Plan Year or the date of removal or resignation, as applicable.  The fair market value of investments for which there is a ready market shall be determined using the most recent price quoted on a national or other recognized securities exchange or over-the-counter market.  The fair market value of illiquid investments shall be obtained by a valuation performed by an independent appraiser appointed by the Trustee or Custodian or appointed by the Employer and approved by the Trustee or Custodian as applicable, for this purpose whose determination shall be final.  In the case where there is both a Trustee and Custodian serving the Plan, the Trustee shall have the responsibility for appointing the independent appraiser and obtaining such report.  The Trustee shall assume responsibility for the accuracy of any such report, and the Custodian serving hereunder shall have no additional obligation or responsibility to review or verify the accuracy of the report provided to the Custodian.  The Employer shall review the Trustee’s report and notify the Trustee in the event of its disapproval of the report within thirty (30) days, providing the Trustee with a written description of the items in question.  The Trustee shall have sixty (60) days to provide the Employer with a written explanation of the items in question.  If the Employer again disapproves, the Trustee shall have the right to file its report in a court of competent jurisdiction for audit and adjudication.  In the event the Employer fails to file a written objection to the Trustee’s report within the ninety (90) day period following receipt of the report, the Employer shall be deemed to have approved the report.  In such case, the Trustee shall be released and discharged with respect to all matters contained in the report.

13.12           Limitation On Liability And Indemnification

1.           The Trustee shall have the authority to manage and govern the Trust to the extent provided in this instrument, but does not guarantee the Trust in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust to meet and discharge all or any liabilities of the Plan.

2.           The Trustee and/or Custodian shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Trust, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined such loss or damage is attributable to the Trustee and/or Custodian’s breach of its duties hereunder or under ERISA.

3.           An institution acting as a Custodian or nondiscretionary Trustee shall have no discretion or investment management responsibility, unless otherwise expressly agreed in writing (pursuant to an investment management agreement, for example) and shall only be responsible to perform the functions described at paragraph 13.4 hereof.  Neither the Custodian nor Trustee (whether nondiscretionary or discretionary) shall have any responsibility with respect to Plan investments and does not guarantee the adequacy of the Trust to meet and discharge any or all liabilities associated with the Plan.

4.           The Employer warrants that all directions issued to the Trustee and/or Custodian by it or the Plan Administrator will be in accordance with the terms of the Plan and the auxiliary agreement and not contrary to the provisions of ERISA, as amended, and the Regulations issued thereunder.

5.           Neither the Trustee nor the Custodian shall be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document in the belief that the same is genuine.  All directions by the Employer, Participant, the Plan Administrator, Named Fiduciary or an investment manager shall be made pursuant to pre-approved communication procedures to which all such parties, as applicable, shall have consented to in writing.  The Employer shall deliver to the Trustee and Custodian as applicable, written notification identifying the individual or individuals authorized to act on behalf the Plan and shall deliver specimens of their signatures to the Trustee and/or Custodian.

6.           The duties and obligations of the Trustee and the Custodian shall be limited to those expressly imposed by this instrument or subsequently agreed upon by the parties in writing.  Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee or the Custodian shall rest solely with the Employer.

7.           The Employer shall indemnify the Trustee and/or Custodian as applicable against, and agrees to hold the Trustee and/or Custodian harmless from, all liabilities and claims and expenses including attorney’s fees and expenses incurred in defending against such liability or claims against the Trustee and/or Custodian, unless such liability or claim results from the gross negligent action or inaction of the Trustee and/or Custodian, or where the Trustee or Custodian is found to have breached its duties under this Article or Part 4 of Title I of ERISA by a final judgment of a court of competent jurisdiction.  Except as otherwise provided by the preceding sentence, the Employer also shall indemnify the Trustee and/or Custodian as applicable against, and agrees to hold the Trustee and/or Custodian harmless from, all liabilities, claims and expenses including attorney’s fees and other expenses incurred in defending against such liabilities or claims, arising from any actions or breach of responsibility by any party other than the Trustee and/or Custodian, including without limitation by specification any acts of a prior Trustee and/or Custodian or of another Trustee and/or Custodian appointed by the Employer.

(h)           Without limiting any provision in the prior paragraph, the Employer expressly agrees to indemnify the Trustee and/or Custodian as applicable, against any liability or claim (including attorney’s fees and expenses in defending against such liabilities or claims) arising as a result of any act taken or failure to act, in accordance with the directions received from the Employer, Plan Administrator, investment manager, Participant, or a designee specified by the Employer directly or transmitted by a designated Service Provider to the Plan and without limitation by specification.

(i)           The Trustee and/or Custodian as applicable will take all reasonable steps to assure the security of any data received from the Employer in connection with services provided to the Plan.  The Employer will be responsible for retaining duplicate copies of any such data or materials it forwards to the Trustee and/or Custodian and for taking all other reasonable and necessary precautions in event such data or materials are lost or destroyed, regardless of cause, or in the event reprocessing is needed for any reason.  The Trustee and/or Custodian will maintain records in connection with the performance of services hereunder for the applicable period as required by law, or if no period is required, for such period as is reasonable under the law.

(j)           No waiver of any breach of this agreement shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition.  The subsequent performance of any of the terms, covenants and conditions of this Article shall not constitute a waiver of any preceding breach, nor shall any delay or omission of any party’s exercise of any rights arising from any default effect or impair the party’s rights as to the same or future default.

(k)           Neither the Trustee nor the Custodian shall be responsible in any way for any actions taken, or failure to act, by a prior trustee/custodian.  The Employer shall indemnify and hold harmless the Trustee and/or Custodian as applicable, for such prior trustee and/or custodian’s acts or inactions for any periods applicable, including periods for which the Plan must retroactively comply with any tax law or regulations thereunder.

(l)           A Fiduciary with respect to the Plan shall not be liable for a breach of Fiduciary responsibility of another Fiduciary with respect to the Plan except to the extent that:

(1)           it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;

(2)           by its failure to comply with ERISA Section 404(a)(1) in the administration of its specific responsibilities which give rise to its status as a Fiduciary, it has enabled such other Fiduciary to commit a breach; or

(3)           it has knowledge of a breach by such other Fiduciary, unless it makes reasonable efforts under the circumstances to remedy the breach.

(m)           If the assets of the Plan are held by two (2) or more Trustees, each Trustee will use reasonable care to prevent a co-Trustee from committing a breach of duty under the ERISA and they shall jointly manage and control the assets of the Plan; provided however, that such co-Trustee shall be authorized to allocate specific responsibilities, obligations or duties among the co-Trustees pursuant to a written agreement.  If co-Trustees do enter into such an agreement, then a Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable either individually or as Trustee for any loss resulting to the Plan arising from the acts or omissions on the part of another Trustee to which such responsibilities, obligations or duties have been allocated.

13.13           Responsibilities Of A Named Custodian
The Employer may appoint a Custodian as provided for in the Adoption Agreement.  A Custodian shall have the same rights, powers and duties as a nondiscretionary Trustee.  Any reference in the Plan to a Trustee is also a reference to the Custodian unless the context indicates otherwise.  Any limitation of the Trustee’s liability in the Plan shall act as a limitation of the Custodian’s liability.  Where a discretionary Trustee has provided direction, any action taken by the Custodian satisfies the requirement in the Plan referencing the Trustee taking that action.  The resignation or removal of the Custodian shall be made in accordance with paragraph 13.19 as though the Custodian were the Trustee.  The Custodian shall be responsible for the holding and safekeeping of all or a portion of the Plan’s assets.  One or more Custodian(s) appointed under this Plan may hold all or any portion of the Plan’s assets.  Such separate assets shall be held pursuant to the terms of a separate custodial agreement with such Custodian.  The separate custodial agreement shall be treated as an addendum and, as such, may not conflict with any provision of this document.  In addition, any provision of a separate custodial agreement that would jeopardize the tax-qualified status of this Defined Contribution Plan shall be null and void.  In addition to the holding and safekeeping of Plan assets, the Custodian’s duties shall include:

(a)           receiving contributions under the terms of the Plan, but not determining the amount or enforcing the payment thereof,

(b)           making distributions from the Plan in accordance with instructions received from the Plan Administrator or an authorized representative of the Employer,

(c)           keeping records reflecting its administration of the Trust or the custodial account and making such records, statements and reports available to the Employer for review and audit at such times as agreed to between the Custodian, Plan Administrator, and the Employer, and

(d)           retaining and employing such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Custodian, in the administration of the Plan, and to pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Plan, including the power to employ and retain counsel upon any matter of doubt as to the meaning or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Plan or pertaining to the rights and liabilities of the Trustee hereunder.  The Custodian in any such event, may rely upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA).

The Custodian’s duties will be limited to those as agreed to between the Employer and the Custodian.  The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

13.14           Investment Alternatives Of The Custodian

(a)           The Custodian shall hold any or all assets received from the Employer or the Trustee or its agents.  If the Custodian holds title to Plan assets and such ownership requires action on the part of the registered owner, such action will be taken by the Custodian only upon receipt of specific instructions from the Trustee, or its designated agents or the Named Investment Fiduciary.  Proxies shall be voted by or pursuant to the express direction of the Trustee, its’ authorized agent or the Named Investment Fiduciary.  The Custodian shall not render any investment advice, including any opinion on the prudence of directed investments.  The Employer and Trustee and its agents thereof assume all responsibility for adherence to Fiduciary standards under ERISA, as amended, and the Regulations issued thereunder.

(b)           Where the Sponsor serves as Custodian, the Trust shall only be invested in investment alternatives the Custodian makes available in the ordinary course of business unless the Custodian is directed otherwise by the Employer, the Trustee or any properly designated agent thereof.  The Custodian, under applicable Federal or state laws, may offer investment alternatives including but not limited to savings accounts, savings certificates, or in other savings instruments offered by the Sponsor or its affiliates.  Such investments shall be made at the direction of the Employer or Trustee(s) or other Named Investment Fiduciary and the Custodian shall have no responsibility for the propriety of such investments.

(c)           If the Custodian is a bank, which under applicable state law does not possess trust powers, an investment in common or collective trust funds is not permitted.

13.15           Prohibited Transactions
Neither the Trustee, Custodian, Employer, investment manager, Named Investment Fiduciary nor the Participant shall knowingly enter into any transaction, engage in any activity, or direct the purchase or acquisition of any investment with respect to the Plan which would constitute a prohibited transaction under ERISA or the Code for which a statutory or administrative exemption is not available.  The Trustee and/or Custodian shall not knowingly receive any investment advisory or other fees from a regulated investment company (a mutual fund) that duplicates investment management fees charged by the Trustee and/or Custodian except to the extent the receipt of such fees is fully disclosed and/or a procedure exists for crediting duplicate fees back to the Plan.  The Trustee and/or Custodian shall be permitted to receive fees from a regulated investment company to the extent that the receipt of such fees is not a prohibited transaction pursuant to any guidance or exemption issued by the Department of Labor from time to time.

13.16           Exclusive Benefit Rules
No part of the Trust shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the Beneficiary or Beneficiaries of deceased Participants who have a vested interest in the Plan at death.

13.17           Assignment And Alienation Of Benefits
Except as provided in paragraphs 12.9 or 12.11, no right or claim to, or interest in, any part of the Plan or any payment from the Plan shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind.  Neither the Trustee nor Custodian shall recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.  The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan’s attorney and Plan Administrator deem to be qualified.

Notwithstanding any provision of this paragraph to the contrary, an offset to a Participant’s Vested Account Balance against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).

13.18           Liquidation Of Assets
If the Trustee and/or Custodian must liquidate assets in order to make distributions, transfer assets, or pay fees, expenses or taxes assessed against all or a part of the Trust, and the Trustee and/or Custodian is not instructed as to the liquidation of such assets, assets will be liquidated on a prorated basis across all the investment alternatives in the Trust.  The Trustee and/or Custodian are expressly authorized to liquidate assets in order to satisfy the Trust’s obligation to pay the Trustee and/or Custodian’s fees or other compensation if such fees or compensation are not paid on a timely basis.

13.19           Resignation And Removal Of The Trustee and/or Custodian
The Trustee and/or Custodian may resign upon thirty (30) days written notice to the Employer.  The Employer may remove the Trustee and/or Custodian upon sixty (60) days (or such shorter period of time as may be agreed to by the parties) written notice to the Trustee and/or Custodian.  The Employer may discontinue its participation in this Prototype Plan effective upon thirty (30) days (or such shorter period of time as may be agreed to by the Sponsor and the Employer) written notice to the Sponsor.  To the extent the Employer does not restate and replace the Prototype Plan established under this Plan and applicable Adoption Agreement with either a similar plan of another Sponsor or an individual plan, the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and appoint a successor trustee and/or custodian.  The Trustee or Custodian, as applicable, shall deliver the Trust to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee and/or Custodian may have upon the Trust for its compensation or expenses.  Following the effective date of the notice of termination, the Trustee and/or Custodian shall have no further responsibility for providing services to the Employer or the Plan.  If the Employer fails to amend or replace the Plan and appoint a successor trustee or custodian, as applicable, within the said thirty (30) days, or such longer or shorter period as agreed to by the Trustee and/or Custodian, the Plan shall be deemed individually designed and the highest ranking officer of the Employer shall be deemed the successor trustee or custodian as the case may be.  In such event, the Trustee and/or Custodian may, but shall not be required to, continue to hold custody of the assets of the Plan until such time as appropriate arrangements have been made for the security of the Plan assets, upon notification thereof to Plan Participants, and shall no longer have any responsibility for the investment of Plan assets.

ARTICLE XIV
TOP-HEAVY PROVISIONS

14.1           Applicability Of Rules
If the Plan [except in the case of a SIMPLE 401(k) Plan] is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Basic Plan Document #01 and accompanying Adoption Agreement.  The Top-Heavy requirements of Code Section 416 and this Article shall not apply in any Plan Year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11).

14.2           Determination Of Top-Heavy Status
This paragraph shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.  This paragraph shall apply for purposes of determining the Present Values of accrued benefits and the amounts of account balances of Employees as of the Top-Heavy Determination Date.

1.           Distributions During the Plan Year Ending on the Top-Heavy Determination Date – The Present Value of accrued benefits and the amounts of account balances of an Employee as of the Top-Heavy Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the one (1) year period ending on the Top-Heavy Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from Service, death, or Disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period”.

2.           Employees Not Performing Services During the Plan Year Ending on the Top-Heavy Determination Date – The accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Top-Heavy Determination Date shall not be taken into account.

(c)           Top-Heavy Ratio:

(1)           If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the one (1) year period [five (5) year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002] ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s) or five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002], and the denominator of which is the sum of all account balances [including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s) or five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002], both computed in accordance with Code Section 416 and the Regulations thereunder.  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

(2)           If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the one (1) year period [five (5) year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002] ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder.  The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one (1) year period ending on the Determination Date [five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002].

(3)           For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second Plan Years of a Defined Benefit Plan.  The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the one (1) year period [five (5) year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002] ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder.  Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating Plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(d)           Permissive Aggregation Group – The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and 410.

(e)           Required Aggregation Group – Each Qualified Plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and any other Qualified Plan of the Employer which enables a Plan described herein to meet the requirements of Code Section 401(a)(4) or 410.

(f)           Determination Date –  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that year is the Determination Date.

(g)           Valuation Date –  The date elected by the Employer in the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

(h)           Present Value –  Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

14.3           Minimum Contribution
For any Plan Year in which the Plan is Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee (without regard to any Social Security contribution) under this Plan, the Employer will contribute the lesser of 3% of such Participant’s Compensation or in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy Code Section 401, the largest percentage of the Employer contributions and forfeitures, as a percentage of the Key Employee’s Compensation, up to a maximum permitted under Code Section 401(a)(17), as indexed, allocated on behalf of any Key Employee for that year.  For this purpose, Elective Deferrals or Roth Elective Deferrals as defined in Code Section 401(k) are used in determining the lesser of 3% of Compensation or the amount allocated on behalf of Key Employees.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year.  The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make required contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year.  An Employer may elect in the Adoption Agreement by resolution or by Plan amendment whether the Top-Heavy minimum contribution will be made to all Participants or to non-Key Employees.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to this Plan will be satisfied in the other plan(s).

If a Key Employee makes an Elective Deferral or Roth Elective Deferral or has an allocation of Matching Contributions credited to his or her account, a Top-Heavy minimum contribution will be required for non-Key Employees who are Participants.  For purposes of satisfying the Top-Heavy minimum contribution requirement, Elective Deferrals or Roth Elective Deferrals are not taken into account; Matching Contributions shall be taken into account unless  otherwise elected by the Employer in the Adoption Agreement.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code Section 401(m).

The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan, including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11).

14.4           Minimum Vesting
For any Plan Year during which this Plan is Top-Heavy, the minimum vesting schedule selected by the Employer in the Adoption Agreement will apply to the Plan.  If the vesting schedule elected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically shift to a vesting schedule that satisfies the Top-Heavy minimum requirements.  For those Plans using a graded vesting schedule, the schedule will accelerate to no less than a two (2) to six (6) year graded vesting schedule.  For those Plans using a cliff vesting schedule, the schedule will accelerate to a three (3) year cliff vesting schedule.  If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.9 applies.  The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy.  No reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year.  This paragraph does not apply to the account balances of any Employee who does not have one (1) Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

14.5           Limitations On Allocations
In any Limitation Year beginning prior to January 1, 2000 in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction and Defined Contribution Fraction shall be computed using 100% of the dollar limitation instead of 125%.

14.6           Use Of Safe Harbor Contributions To Satisfy Top-Heavy Contribution Rules
If elected in the Adoption Agreement, a 3% Safe Harbor Non-Elective Contribution allocated to all eligible Employees may be used to satisfy the minimum contribution requirement for a Top-Heavy Plan.  A Safe Harbor Matching Contribution may also be used to satisfy the minimum contribution requirement for a Top-Heavy Plan, provided no other contribution is made to the Plan for that Plan Year.

14.7           Top-Heavy Rules For SIMPLE 401(k) Plans
A SIMPLE 401(k) Plan is not treated as a Top-Heavy Plan under Code Section 416 for any year for which the Employer maintains a SIMPLE 401(k) Plan.

 ARTICLE XV
AMENDMENT AND TERMINATION

15.1           Amendment By Sponsor
The Sponsor may amend any or all provisions of this Prototype Plan at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust provided that no amendment shall authorize or permit any part of the corpus or income of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, or eliminate an optional form of distribution.  For purposes of Sponsor amendments, the mass submitter of this Prototype Plan shall be recognized as the agent of the Sponsor.  If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

15.2           Amendment By Employer
The Employer may:

(a)           change the choice of options in the Adoption Agreement;

(b)           add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Section 415 or 416 because of the required aggregation of multiple plans;

(c)           amend administrative provisions of the Trust or custodial document in the case of a Plan established under a Nonstandardized Adoption Agreement and make more limited amendments in the case of a Plan established under a Standardized Adoption Agreement such as the name of the Plan, Employer, Trustee or Custodian, Plan Administrator and other Fiduciaries, the trust year, and the name of any pooled trust in which the Plan’s Trust will participate;

(d)           add certain sample or model amendments published by the Internal Revenue Service or other required good faith amendments which specifically provide that their adoption will not cause the Plan to be treated as individually designed; and

(e)           add or change provisions permitted under the Plan and/or specify or change the Effective Date of a provision as permitted under the Plan and correct obvious and unambiguous typographical errors and/or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.  An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Prototype Plan and will be considered to have an individually designed plan.

15.3           Protected Benefits
An amendment (including the adoption of this Plan as a restatement of an existing Plan) may not decrease a Participant’s accrued benefit or account balance except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate a Code Section 411(d)(6) protected benefit (except as provided by the Code or the Regulations issued thereunder) determined immediately prior to the date of adoption, or if later, the Effective Date of the amendment.  Where this Plan is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach an addendum to the Adoption Agreement that describes such protected benefit which shall be incorporated in the Plan.  Should any early retirement benefit or other optional retirement benefits be changed by an amendment to this Plan, all benefits accrued prior to the date of such amendment may not be reduced.

15.4           Permitted Plan Amendments Affecting Alternative Forms Of Payment
This Plan will not violate the requirements of Code Section 411(d)(6) merely because the adopting Employer amends this Plan to eliminate or restrict the ability of a Participant to receive payment of his or her Vested Account Balance under a particular optional form of benefit if, after the Plan amendment is effective with respect to the Participant, the alternative forms of payment available to such Participant include payment in a lump sum distribution form that is otherwise identical to the optional form of benefit that is being eliminated or restricted.

For purposes of this paragraph, a lump sum distribution form is otherwise identical to an optional form of benefit that is eliminated or restricted pursuant to the paragraph above only if the lump sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.  A lump sum distribution form is not otherwise identical to a specified installment form of benefit if the lump sum distribution form is not available for distribution on the date on which the installment form would have been available for commencement, is not available in the same medium of distribution as the installment form, or imposes any condition of eligibility that did not apply to the installment form.  However, an otherwise identical distribution form need not retain rights or features of the optional form of benefit that is eliminated or restricted to the extent that those rights or features would not be protected from elimination or restriction under Code Section 411(d)(6) or this paragraph.

15.5           Plan Termination
The Employer shall have the right to terminate its Plan at any time.  The Sponsor of this Prototype Plan shall be given sixty (60) days notice in writing of the Employer’s intent to terminate or transfer the assets of the Plan or shall be notified by such other means and/or within such time period as the Sponsor may designate and/or may be agreed upon between the Sponsor and the Employer.  If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable.  In the event of a partial termination, only those who are affected by such partial termination shall be fully vested.  In the event of termination, the Plan Administrator shall direct the Trustee or Custodian as applicable with respect to the distribution of accounts to or for the exclusive benefit of Participants or their Beneficiaries.  Such distribution may be made directly to Participants or, at the direction of the Participant, may be transferred directly to another Eligible Retirement Plan, including an individual retirement account.  In the absence of an election by a Participant who has received notice pursuant to paragraph 6.5 from the Plan Administrator, the Plan Administrator may direct the Trustee and/or Custodian as applicable, to transfer the Participant's benefit to another Defined Contribution Plan maintained by the Employer, other than an employee stock ownership plan.  If the Employer does not maintain another Defined Contribution Plan, the Plan Administrator may direct the Trustee or Custodian to transfer the Participant's benefit to an individual retirement account with an institution selected by the Plan Administrator, but only to the extent provided for in the Adoption Agreement, or make a distribution pursuant to paragraph 7.16.  Prior to making any distribution, the Trustee or Custodian, as applicable, may require the Plan Administrator to represent that the Plan has received a favorable determination letter from the Internal Revenue Service approving the Plan termination and authorizing the distribution of benefits to Plan Participants.  In the absence of such determination letter and prior to agreeing to make any distributions in accordance with the Plan Administrator’s directions, the Trustee or Custodian may require the Plan Administrator to represent in an manner acceptable to the Trustee or Custodian that the applicable requirements, if any, of ERISA and the Code governing the termination of employee benefit plans have been or are being complied with or that appropriate authorizations, waivers, exemptions, or variances have been or are being obtained.  Until final distribution of the assets of the Trust, the Plan Administrator and Trustee shall have all the powers necessary for the orderly administration, liquidation and distribution of the assets of the Trust.

15.6           Involuntary Termination
The Plan shall terminate if:

(a)           the Employer is dissolved or adjudicated bankrupt or insolvent in appropriate proceedings, or if a general assignment is made by the Employer for the benefit of creditors, or

(b)           the Employer loses its identity by consolidation or merger into one or more corporations or organizations, unless within the time period prescribed by Code Section 410(b)(6)(c)(ii) such corporations(s) or organization(s) elect to continue the Plan.  Following the termination of the Plan the Trust will continue until each Participant’s benefit has been distributed.

15.7           Termination Of Participation By Participating Employer
Any Participating Employer may by written resolution terminate participation in the Plan at any time by notification to the Sponsor, the Plan Administrator, and the Trustee and/or Custodian as applicable.  Such Participating Employer may thereupon request a transfer of Trust assets attributable to its Employees from this Plan to any successor qualified retirement Plan maintained by the Participating Employer or its successor.  The Plan Administrator may, however, refuse to make such transfer if in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or if such transfer does not comply with any requirements of the Internal Revenue Service.  If no transfer is made, the provisions in the definition of Participating Employer in Article I will apply with respect to the payment of benefits for Employees of such Participating Employer.

15.8           Distribution Restrictions Under A Code Section 401(k) Plan
If the Employer’s Plan includes a cash or deferred arrangement or if transferred assets described in paragraph 6.15 are subject to the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10), the special distribution provisions of this paragraph apply.  The portion of the Participant’s Vested Account Balance attributable to Elective Deferrals or Roth Elective Deferrals (or to amounts treated under the cash or deferred arrangement as Elective Deferrals such as QNECs and QMACs and income allocable to each) are not distributable earlier than upon the Participant’s severance from employment, death, or Disability.  Such amounts may also be distributed upon:

(a)           Termination of the Plan without the Employer maintaining another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a Simplified Employee Pension Plan as defined in Code Section 408(k), a SIMPLE IRA Plan as defined in Code Section 408(p), a Plan or contract described in Code Section 403(b), or a Plan described in Code Section 457(b) or (f)] at any time during the period beginning on the date of Plan termination and ending twelve (12) months after all assets have been distributed from the Plan.  Such a distribution must be made in a lump sum.

(b)           The attainment of age 59½ in the case of a profit-sharing plan.

(c)           The Hardship of the Participant, as described in paragraph 6.11.

For Plan Years beginning prior to 2002, such amounts could also be distributed upon:

(d)           The disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to the Employees who continue employment with the corporation acquiring such assets.  Such a distribution must be made in a lump sum.

(e)           The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary [within the meaning of Code Section 409(d)(3)] if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.  Such a distribution must be made in a lump sum.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code Sections 401(a)(11) and 417.  Other distribution restrictions include:

(f)           If Roth Elective Deferral Accounts are permitted for tax years beginning after 2005, distributions from such accounts (other than corrective distributions) are not includible in the Participant's gross income if made after five (5) years and after the Participant's death, Disability, or attainment of age 59½.  Earnings on corrective distributions of Roth Elective Deferrals are includible in gross income the same as earnings on corrective distributions of pre-tax Elective Deferrals; or

(g)           The Participant otherwise is entitled under the terms of the Plan to a distribution of that portion of the Vested Account Balance.

15.9           Qualification Of Employer's Plan
The Trustee and/or Custodian, if applicable shall have no liabiltiy with respect to any operational or qualification failure of any Plan established hereunder.  If the adopting Employer fails to obtain or retain applicable Internal Revenue Service qualification as a Prototype Plan, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

(a)           Employer Reliance Using A Standardized Adoption Agreement –  An Employer establishing a Plan under a Standardized Adoption Agreement in conjunction with this Prototype Plan may rely on that Plan’s opinion letter, except as provided in (1) through (3) and paragraph (c) below if the Sponsor of such Plan or Plans has a currently valid favorable opinion letter, the Employer has followed the terms of the Plan(s), and the coverage and contributions or benefits under the Plan(s) are not more favorable for Highly Compensated Employees than for other Employees.

(1)           An Employer may not rely on an opinion letter for a Plan established under a Standardized Adoption Agreement with respect to the requirements of Code Sections 415 and 416, without obtaining a determination letter, if the Employer maintains at any time, or has maintained at any time, another plan including a Plan established under a Standardized Adoption Agreement that was qualified or determined to be qualified covering some of the same Participants. For this purpose, a plan that has been properly replaced by the adoption of a Plan established under a Standardized Adoption Agreement is not considered another plan. The plan that has been replaced and the Plan established under a Standardized Adoption Agreement must be of the same type (e.g., both Defined Contribution Plans) in order for the Employer to be able to rely on the Plan established under a Standardized Adoption Agreement with respect to the requirements of Code Sections 415 and 416 without obtaining a determination letter. In addition, an Employer that adopts a Defined Contribution Plan under a Standardized Adoption Agreement will not be considered to have maintained another plan merely because the Employer has maintained another Defined Contribution Plan(s), provided such other plan(s) has been terminated prior to the Effective Date of the Plan established under a Standardized Adoption Agreement and no Annual Additions have been credited to the account of any Participant under such other plan(s) as of any date within a Limitation Year of the Plan established under a Standardized Adoption Agreement. Likewise, an Employer that adopts a Defined Contribution Plan  established under a Standardized Adoption Agreement that is first effective on or after the Effective Date of the repeal of Section 415(e) will not be considered to have maintained another plan merely because the Employer has maintained a Defined Benefit Plan(s), provided the Defined Benefit Plan(s) has been terminated prior to the Effective Date of the Defined Contribution Plan established under a Standardized Adoption Agreement.

(2)           An Employer that adopts a Plan established under a Standardized Adoption Agreement may not rely on an opinion letter with respect to:

(i)           whether the timing of any amendment to the Plan (or series of amendments) satisfies the nondiscrimination requirements of Regulations Section 1.401(a)(4)-5(a), except with respect to Plan amendments granting past Service that meet the safe harbor described in Regulations Section 1.401(a)(4)-5(a)(3) and are not part of a pattern of amendments that significantly discriminate in favor of Highly Compensated Employees; or

(ii)           whether the Plan satisfies the effective availability requirement of Regulations Section 1.401(a)(4)-4(c) with respect to any benefit, right, or feature.

An Employer that adopts a Plan established under a Standardized Adoption Agreement as an amendment to a plan other than a Plan established under a Standardized Adoption Agreeement may not rely on an opinion letter with respect to whether a benefit, right, or feature that is prospectively eliminated satisfies the current availability requirements of Regulations Section 1.401(a)(4)-4.  Such an Employer may request a determination letter if the Employer wishes to have reliance as to whether the prospectively eliminated benefit, right, or feature satisfies the current availability requirements.

(b)           Employer Reliance Using A Nonstandardized Adoption Agreement – An Employer establishing a Plan using a Nonstandardized Adoption Agreement in conjunction with this Basic Plan Document #01 may rely on that Plan’s opinion letter as described below if the Employer’s Plan is identical to the approved Prototype Plan with a currently valid favorable opinion letter, the Employer has selected only options permitted under the terms of the approved Prototype Plan, and the Employer has followed the terms of the Plan [also see paragraph 15.9(c)(3) below]. The Employer may forego filing IRS Form 5307 and rely on the Prototype Plan’s favorable opinion letter with respect to the qualification requirements, except as provided in section (1) through (4) and paragraph 15.9(c) below.

(1)           Except as provided in paragraphs 15.9(c)(2), (3) and (4), the adopting Employer of a Plan established under a Nonstandardized Adoption Agreement may not rely on a favorable opinion letter with respect to the requirements of Code Sections 401(a)(4), 401(a)(26), 401(l), 410(b) or 414(s) or if the Employer maintains or has ever maintained another plan covering some of the same Participants, Code Sections 415 or 416. For this purpose, whether an Employer maintains or has ever maintained another plan will be determined using principles consistent with paragraph 15.9(a) above.

(2)           An adopting Employer of a Plan established under a Nonstandardized Adoption Agreement may rely on the opinion letter with respect to the requirements of Code Sections 410(b) and 401(a)(26) [other than the Code Section 401(a)(26) requirements that apply to a prior benefit structure] if 100% of all nonexcludable Employees benefit under the Plan.

(3)           Plans established using a Nonstandardized Adoption Agreement must give adopting Employers the option to elect a safe harbor allocation or benefit formula and a safe harbor Compensation definition. Adopting Employers of Plans established under a Nonstandardized Adoption Agreement that elect a safe harbor allocation or benefit formula and a safe harbor Compensation definition may rely on an opinion letter with respect to the nondiscriminatory amounts requirement under Code Section 401(a)(4). Adopting Employers of Plans established under a Nonstandardized Adoption Agreement that are Code Section 401(k) and/or Code Section 401(m) plans may rely on an opinion letter with respect to whether the form of the Plan satisfies the ADP Test of Code Section 401(k)(3) or the ACP Test of Code Section 401(m)(2) if the Employer elects to use a safe harbor definition of Compensation in the test. Adopting Employers of Plans established under a Nonstandardized Adoption Agreement described in Code Sections 401(k)(11) and/or 401(m)(12) may rely on an opinion letter with respect to whether the form of the Plan satisfies these requirements unless the Plan provides for the safe harbor contribution to be made under another Plan.

(c)           Other Limitations and Conditions on Reliance – The following conditions and limitations apply with respect to Prototype Plans:

(1)           An adopting Employer can rely on a favorable opinion letter for a Prototype Plan that amends or restates a Plan of the Employer only if the Plan that is being amended or restated was qualified.

(2)           An adopting Employer has no reliance if the Employer’s adoption of the Plan precedes the issuance of an opinion for the Prototype Plan.

(3)           An adopting Employer can rely on an opinion letter only if the requirements of this paragraph 15.9 are met, and the Employer’s Plan is identical to an approved Prototype Plan with a currently valid favorable opinion letter, and the Employer has not added any terms to the approved Prototype Plan and has not modified or deleted any terms of the Plan, other than selecting options permitted under the Prototype Plan or amended the document as permitted under paragraph 15.2.

(4)           An Employer’s Plan will not fail to be identical to an approved Prototype Plan merely because the Employer modifies or amends the Plan to:

(i)           Add or change a provision and/or to specify or change the Effective Date of a provision, provided the Employer is permitted to make the modification or amendment under the terms of the approved Prototype Plan as well as under Code Section 401(a), and, except for the Effective Date, the provision is identical to a provision in the approved Plan. Thus, an Employer is not required to restate its Prototype Plan in order to change options under the Plan or to specify different Effective Dates.  The Employer, in it’s ability to amend a Prototype Plan without causing the Plan to be treated as an individually designed plan, must execute a new signature page when the Employer modifies any prior elections or makes a new election in its Adoption Agreement.

(ii)           Correct obvious and unambiguous typographical errors and/or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.   No such changes may affect any qualification requirements of the Plan. The Internal Revenue Service in its discretion may determine that any such changes are not considered identical.

(iii)           Adopt model, sample or other required good faith amendments that specifically provide that their adoption by an adopter of a Prototype Plan will not cause the Plan to be treated as an individually designed plan or cause the Plan to fail to be “identical” to the approved Prototype Plan within the meaning of this paragraph.

(5)           An adopting Employer cannot rely on an opinion letter if the adopting Employer has modified the terms of the Plan’s approved Trust Agreement in a manner that would cause the Plan to fail to be qualified.

(d)           Reliance Equivalent to Determination Letter –  If an Employer can rely on a favorable opinion letter pursuant to this paragraph, the opinion letter shall be equivalent to a favorable determination letter. The favorable opinion letter shall be treated as a favorable determination letter for purposes of Section 21 of Revenue Procedure 2005-6, regarding the effect of a determination letter, and Section 5.01(4) of Revenue Procedure 2003-44, regarding the definition of “favorable letter” for purposes of the Employee Plans Compliance Resolution System (and as such Revenue Procedures are subsequently modified or superseded by written guidance issued by the Department of the Treasury or by the Internal Revenue Service); however, the extent of the Employer’s reliance may be limited, as provided above.

15.10           Mergers And Consolidations

(a)           In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

(b)           Any corporation (or other authorized business entity) into which the Trustee, Custodian or any successor thereto may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee, Custodian or any successor thereto may be a party, or any corporation (or other authorized business entity) to which all or substantially all the business of the Trustee, Custodian or any successor thereto may be transferred, shall automatically be the successor without the filing of any instrument or performance of any further act, before any court.

15.11           Qualification Of Prototype
The Sponsor intends that this Prototype Defined Contribution Plan, inclusive of the Basic Plan Document #01 and associated Adoption Agreements, will meet the requirements of the Code and the Regulations thereunder.  Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that this Prototype Plan fails to meet the applicable qualification requirements of the Code and/or the Regulations thereunder, the Sponsor will amend the Basic Plan Document #01 and/or Adoption Agreement(s) as necessary to maintain their qualified status.

ARTICLE XVI
GOVERNING LAW

16.1           Governing Law
Construction, validity and administration of the Prototype Plan and any Employer Plan established under the terms of this Plan and accompanying Adoption Agreement(s), shall be governed by Federal law to the extent applicable, and, to the extent Federal law is not applicable by the laws of the State or Commonwealth in which the principal office of the Prototype Sponsor or its affiliate is located.

Notwithstanding any provision of the Plan to the contrary, no provision in the Basic Plan Document #01 shall subject a governmental Plan as defined in Code Section 414(d) or a non-electing church plan as described in Code Section 410(d) to the fiduciary provisions of Title I of ERISA or any other provision of ERISA that is not applicable to such governmental or non-electing church plans.

16.2           State Community Property Laws
The terms and conditions of the Prototype Plan and any Employer’s Plan established under the terms of this Basic Plan Document #01 and accompanying Adoption Agreement(s) shall be applicable without regard to community property laws of any state.

ARTICLE XVII
DEEMED IRAS

RESERVED

ARTICLE XVII
DEEMED IRAS

This Article shall apply if elected by the Employer in the Adoption Agreement and shall be effective for Plan Years beginning after the date specified in the Adoption Agreement, but in no event earlier than the Plan Year beginning on or after January 1, 2003.  Any Traditional or Roth IRA established hereunder to accept Deemed IRA Contributions as permitted by Code Section 408(g) will follow the rules set forth in Code Section 408 and outlined in Article XVIII.  Any Roth IRA established hereunder to accept Deemed IRA Contributions as permitted by Code Section 408(g) shall follow the rules set forth in Code Section 408A and outlined in Article XIX.  Any account established hereunder is for the exclusive benefit of the Participant or his or her Beneficiaries.

17.1           Deemed IRAs
If the Employer’s Plan allows Participants to make Voluntary Employee Contributions, such Participant may make Voluntary Employee Contributions to the Participant’s Traditional or Roth IRA as elected on the Adoption Agreement under Basic Plan Document #01.  Simplified Employee Pension Plans (SEPs) under Code Section 409(k) and SIMPLE IRAs under Code Section 408(p) may not be used as Deemed IRAs.

The Plan may establish an annuity or a trust (whether or not separate from the Employer’s Plan Trust) for the designated IRA contributions of each Participant and any earnings properly allocable to the contributions.  A separate recordkeeping account with respect to each such IRA will be maintained for each Participant.  If Deemed IRA contributions are made to an annuity contract, such annuity contract shall be separate from the Employer’s Qualified Plan.  Contributions may be held under a single annuity contract or under separate annuity contracts.  Where a single annuity contract is used, separate accounting for the interest of each Participant is required.

17.2           Individual
The Participant in the Plan who has established a Traditional IRA or a tax-qualified Roth IRA under this Basic Plan Document #01, which may be amended from time to time.

17.3           Investment In Collectibles
If a Deemed IRA established hereunder acquires collectibles within the meaning of Code Section 408(m) after December 31, 1981, assets of the Deemed IRA will be treated as a distribution in an amount equal to the cost of such collectibles.

17.4           Restrictions On Directing Investments
While the Individual may direct the Trustee or Insurer with respect to investments, the Individual may not borrow from the account or pledge any of the assets of the IRA as security for a loan, or buy property or assets from or sell property or assets to the account.

17.5           Prohibition Against Investing In Life Insurance
No part of the Deemed IRA assets (whether or not the Deemed IRA Account is separate from the Employer’s Qualified Plan) used to hold Deemed IRA contributions will be invested in life insurance contacts.

17.6           Commingling Of Assets
The assets of a Deemed IRA may be commingled for investment purposes with those of Employer Qualified Plan.  However, the restrictions on the commingling of Plan and IRA assets as outlined in Code Section 408(a)(5) with other assets apply to the assets of the Employer Qualified Plan and the Deemed IRA.

17.7           Nonforfeitability
The balance in an Individual’s Deemed IRA account is nonforfeitable at all times.

17.8           Separate Accounting
Separate records will be maintained for the interest of each Individual under an IRA established by the Employer.

17.9           Separate Trusts
Deemed IRAs established pursuant to this paragraph may be held in a trust separate from the Trust established under the Plan as determined by the Employer’s administrative policy.  Any separate trust established to hold Deemed IRA contributions shall satisfy the applicable requirements of Code Sections 408 and 408(A), whose requirements are set forth in Articles XVIII and XIX, and will not be considered an Employer Qualified Plan.  All contributions made to a separate trust of a Deemed IRA will be treated as contributions to such Deemed IRA and not to the Employer’s Qualified Plan.  Similarly, the requirements of Code Sections 408 and 408(A) and the rules set forth in Articles XVIII and XIX will not be applicable to the Employer’s Qualified Plan established hereunder if the Deemed IRA contributions are made to a separate trust.  When a separate Deemed IRA is not established, the Deemed IRA contributions will be included as part of the Employer’s Qualified Plan, but separate accounting of the Deemed IRA contributions must be established as outlined in paragraphs 5.1 and 17.8.  Where an Employer Qualified Plan and Deemed IRAs are included in the same Trust, the Trustee of the Plan must be the same Trustee of the IRA; therefore, the Trustee must be either a bank or a non-bank trustee that satisfies the requirements of Code Section 408(a)(2) and the Regulations thereunder.

17.10           Separate Annuities
Deemed IRAs established pursuant to this paragraph may be held in an annuity contract.  Separate annuity contracts must be established for the interest of each Individual to hold Deemed IRA contributions.  Such annuity contracts must be held separate from the Employer’s Plan, even if the Employer Qualified Plan also maintains annuity contracts.

17.11           Reporting Duties
The Trustee or Insurer of a Roth IRA shall furnish annual calendar year reports concerning the status of the account as well as information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.  The Trustee or Insurer, as applicable, shall be subject to the reporting requirements of Code Section 408(i) with respect to all Deemed IRAs that are established and maintained under the Plan.

17.12           Distributions
The rules applicable to distributions from Employer Qualified Plans under the Internal Revenue Code and the Regulations thereunder do not apply to distributions from Deemed IRAs.  Instead, the rules applicable to distributions from IRAs apply to distributions from Deemed IRAs, as outlined in Article XVIII and Article XIX, as applicable.  Additionally, any restrictions that a Trustee, Custodian, or insurance company is permitted to impose on distributions from Traditional and Roth IRAs, may be imposed on distributions from Deemed IRAs (i.e., early withdrawal penalties on annuities).  The required minimum distribution rules of Code Section 401(a)(9) must be met separately with respect to the Employer Qualified Plan and the Deemed IRA.  The determination of whether an Employer Qualified Plan satisfies the required minimum distribution rules of Code Section 401(a)(9) is made without regard to whether a Participant satisfies the required minimum distribution requirements with respect to the Deemed IRA that is established under such Plan.

17.13           Voluntary Employee Contributions
For purposes of this paragraph, a Voluntary Employee Contribution is any contribution [other than a mandatory contribution within the meaning of Code Section 411(c)(2)] that is made by a Participant to an Employer Qualified Plan that allows Participants to elect to make contributions to Deemed IRAs and which the Participant has designated, at or prior to the time of making the contribution, as a contribution to which this Article applies.

17.14           Substitution Of Non-Bank Trustee
If a non-bank Trustee has been appointed by the Employer, such entity shall retain the right to substitute another Trustee or Custodian if such non-bank Trustee receives notice from the Commissioner of Internal Revenue that such substitution is required because it has failed to comply with the requirements of Regulations Section 1.408-2(e).

17.15           Disqualification
The failure of either the Employer Qualified Plan portion or the Deemed IRA portion of the Plan to satisfy the applicable qualification rules of each will not cause the other portion to be automatically disqualified, provided the Deemed IRA portion and the Qualified Plan portion are maintained as separate Trusts (or separate annuity contracts, as required in the case of a Deemed IRA annuity).  If both the Deemed IRA portion and the Qualified Plan portion are included in separate Trusts, and the Qualified Plan is disqualified, the IRA portion will not be considered a Deemed IRA under Code Section 408(a), but it will not fail to satisfy the applicable requirements of Code Sections 408 or 408(A) if it satisfies the applicable requirements of those sections, including, with respect to individual retirement accounts the requirements of Code Section 408(a)(5) with regard to commingling of assets.  If the IRA assets and the non-IRA assets have been commingled [except in a common trust fund or common investment fund as permitted by Code Section 408(a)(5)], the IRA portion will fail to satisfy the requirements of Code Section 408(a).  Additionally, if the IRA assets and the non-IRA assets are commingled [except as permitted by Code Section 408(a)(5)] and the IRA is disqualified, the Employer’s Plan will also be disqualified.

ARTICLE XVIII
DEEMED TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS

RESERVED

ARTICLE XVIII
DEEMED TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS

18.1           Deemed IRA
The provisions of this Article and Article XVII shall apply if elected in the Adoption Agreement.  A Deemed Individual Retirement Account, or Deemed Individual Retirement Annuity described in Code Section 408(a) where the context so requires, include a Traditional IRA, Rollover IRA and Combined IRA.  No account established under the Prototype Plan may accept SEP, SARSEP, SIMPLE IRA or Coverdell Education contributions.

18.2           Maximum Annual Contribution
With respect to Traditional IRA Contributions made by or on behalf of an Individual for a taxable year, Maximum Annual Contribution shall mean an amount that does not exceed the lesser of the deductible amount described in Code Section 219(b)(5)(A) reduced by the amount of any contributions made by or on behalf of the Individual to another Traditional IRA or to a Roth IRA for the same Taxable Year.

18.3           Catch-Up Contribution
In the case of annual contributions to a Traditional IRA or IRA Rollover Account, a Catch-Up Contribution is an amount not to exceed the Applicable Amount as defined in Code Section 219(b)(5)(B)(i).

Catch-Up Contributions that may be made by or on behalf of an Individual for any taxable year to an IRA established under this Plan shall be reduced by the amount of Catch-Up Contributions made by or on behalf of the same Individual to any other IRA or Roth IRA for the same taxable year except that, in the case of Catch-Up Contributions made as salary reduction contributions to a SARSEP IRA Account, the amount of such Catch-Up Contributions allowed for any taxable year shall be reduced by the amount of Catch-Up Contributions made by or on behalf of the same Individual to any other retirement plan described in Code Sections 401(a), 403(b), 408(p) or 457.  Catch-Up Contributions may be made by or on behalf of an Individual who has attained the age of fifty (50) on or before the last day of the year for which the contribution is made.  The Plan shall be interpreted to deem any Individual’s contribution that exceeds the Maximum Annual Contribution as defined in paragraph 18.2 but not an amount greater than the Applicable Amount to be a Catch-Up Contribution unless the Individual elects to treat such amount as an Excess Contribution described in paragraph 18.8.

18.4           Required Beginning Date
The April 1st of the calendar year following the calendar year in which the Individual attains age 70½.

18.5           Tax Year
The period for which an Individual must report income on his or her Federal income tax return.  The tax return of most Individuals is based on the calendar year.

18.6           Trustee
The institution and any successor thereto including by merger or acquisition that has been appointed and accepted as indicated on the Adoption Agreement.

18.7           Traditional IRA Contributions
An Individual may make a cash contribution in any amount up to the Maximum Annual Contribution (reduced by the amount of any contributions made by the Individual or on the Individual’s behalf to another IRA or to a Roth IRA for the same Tax Year) in which the Individual is under the age of 70½.

The Trustee is not permitted to accept contributions in excess of the Maximum Annual Contribution amount for any Tax Year unless it is a Rollover Contribution [as permitted by Code Sections 402(c) and 403(a)(4)].  Contributions may be made to an IRA for any Tax Year at any time starting on the first day of the Tax Year and ending on the day the Individual’s Federal income tax return is due for such year (not including any extensions).  Except in the case of a Rollover Contribution [as permitted by Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)(A)(i)], the total of such contributions shall not exceed the Maximum Annual Contribution amount for each year listed below:

Tax Years	Maximum Annual Contribution Amount
2002 through 2004	$3,000
2005 through 2007	$4,000
2008 and thereafter	$5,000

For years after 2008, the $5,000 limit is subject to cost-of-living adjustments (“COLAs”) under Code Section 219(b)(5)(c).  Such adjustments will be in $500 increments.

If by December 31 of any taxable year an Individual is age fifty (50) or over, the Individual may make an additional contribution (a “Catch-Up Contribution”) to all of the Individual's IRAs in the aggregate (and if the Individual is eligible, Roth IRAs) up to $500 for Tax Years 2002 through 2005, and up to $1,000 for Tax Years 2006 and thereafter.

If the Individual is eligible, any annual contribution the Individual makes that exceeds the Individual’s Maximum Annual Contribution will be treated as a Catch-Up Contribution (up to the limits described above) unless the Individual elects to treat such amounts as an Excess Contribution described in paragraph 18.8 below.

18.8           Excess Contributions
If the Participant contributes more than allowed with respect to a Tax Year, the Individual must notify the Trustee or Insurer to return to the Individual the excess contribution, together with any investment earnings on that amount, or to apply the excess contribution as a contribution for the Individual’s next succeeding Tax Year.  The Participant must notify the Trustee or Insurer in writing prior to the date on which the Individual files, or is required to file, the Individual’s income tax return for the Tax Year for which the excess contribution was made.

18.9           Maintenance Of An Individual’s IRA
The Trustee or Insurer will establish and maintain an IRA in the Individual’s name under this document. The Individual’s Account will be administered separately from any other IRA and the assets of the Individual’s IRA will not be commingled with the assets of any other IRA, except in a common trust fund or common investment fund as described in Code Section 408(a)(5).

18.10           Methods Of Payment
The Individual’s retirement benefits must begin to be paid to the Individual no later than the April 1 following the calendar year in which the Individual reaches age 70½.  Such distributions shall be made in accordance with Code Sections 408(a)(6) or 408(b)(3) and the Regulations issued thereunder.  Not later than March 1 of the year following the calendar year in which the Individual reaches age 70½, the Individual may elect to have the balance in the IRA paid to the Individual in:

(a)           a single lump-sum payment, or

(b)           equal or substantially equal monthly, quarterly, semi-annual, or annual payments. The payments may be computed over any period of time but not longer than the Individual’s life expectancy or the joint life expectancy of the Individual and the Individual’s Designated Beneficiary.

Installment payments will continue only so long as amounts remain in an IRA. Once an IRA is exhausted, payments will stop.  If the Individual is receiving installment payments, the Individual may request distribution of all or any part of the remaining balance in the Individual's IRA at any time upon written notice to the Sponsor.

18.11           Requirements Of Income Tax Regulations
All distributions required under this Article will be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9)(1)(2). The requirements of this Article XVI will take precedence over any inconsistent provisions of the Plan.

18.12           Required Beginning Date
Notwithstanding any provision of this Article to the contrary, the distribution of the Individual’s interest in the IRA account shall be made in accordance with the requirements of Code Section 408(a)(6), as modified by Code Section 408A(c)(5), and the Regulations thereunder, the provisions of which are herein incorporated by reference.  If distributions are made from an annuity contract purchased from an insurance company, distributions thereunder must satisfy the requirements of Regulations Section 1.401(a)(9)-6 [taking into account Code Section 408A(c)(5)], rather than the distribution rules in paragraphs 18.14(b), (c) and (d) below.

18.13           Forms Of Distributions
Unless the Individual’s interest is distributed in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with paragraph 18.14 through paragraph 18.16.

18.14           Distributions Upon Death
Upon the death of the Individual, his or her entire interest will be distributed at least as rapidly as follows:

(a)           If the Designated Beneficiary is someone other than the Individual's surviving Spouse, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the Individual’s death, over the remaining life expectancy of the Designated Beneficiary, with such life expectancy determined using the Designated Beneficiary's age as of his or her birthday in the year following the year of the Individual's death, or, if the distributions are being made over the period described in (c) below if longer.

(b)           If the Individual’s sole Designated Beneficiary is the Individual's surviving Spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Individual’s death (or by the end of the calendar year in which the Individual would have attained age 70½, if later), over such Spouse’s life or if elected in accordance  with paragraph (c) below.  If the surviving Spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the Spouse’s death, over the Spouse’s Designated Beneficiary’s remaining life expectancy determined using such Beneficiary’s age as of his or her birthday in the year following the death of the Spouse, or if elected will be distributed in accordance with paragraph (c) below.  If the surviving Spouse dies after the distributions are required to begin, any remaining interest will be distributed over the Spouse’s remaining life expectancy determined using the Spouse’s age as of his or her birthday in the year of the Spouse’s death.

(c)           If there is no Designated Beneficiary, or if applicable by operation of paragraph (a) or (b) above, the remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Individual’s death [or of the Spouse’s death in the case of the surviving Spouse’s death before distributions are required to begin under paragraph (b) above] over the Individual's remaining life expectancy determined in the year of the Individual's death.

(d)           The amount to be distributed each year under paragraph (a), (b) or (c), beginning with the calendar year following the calendar year of the Individual's death, is the quotient obtained by dividing the value of the IRA as of the end of the preceding year by the remaining life expectancy specified in such paragraph.  Life expectancy is determined using the Single Life Table in Q&A-1 of Regulations Section 1.401(a)(9)-9.

(e)           If distributions are being made to a surviving Spouse as the sole Designated Beneficiary, such Spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to the Spouse’s age in the year.   In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary’s age in the year specified in (a) or (b) and reduced by one (1) for each subsequent year.

(f)           The value of the IRA includes the amount of any outstanding rollover, transfer, and recharacterization under Q&As-7 and –8 of Regulations Section 1.408-8.

(g)           If the sole Designated Beneficiary is the Individual’s surviving Spouse, the Spouse may elect to treat the IRA as his or her own IRA.  The election will be deemed to have been made if such Surviving Spouse makes a contribution to the IRA or fails to take required distributions as a Beneficiary.

18.15           Designated Beneficiary
The individual who is designated as the Beneficiary under paragraphs 1.13 and 1.26 and is the Designated Beneficiary under Code Section 401(a)(9) and Regulations Section 1.401(a)(9).

18.16           Remainder Beneficiary
The Individual's Beneficiary may, after the Individual's death, name a person, trust, estate or other entity to receive distributions of any balance remaining in the Individual's IRA after the death of the Individual's Beneficiary.  Any person or entity so designated will, upon the death of the Individual's Beneficiary, become the Individual's Beneficiary for all purposes except for required minimum distributions.  This additional designation may not extend the schedule of required minimum distributions established when the Individual attains age 70½ or, if sooner, following the Individual's death.

18.17           Distribution Calendar Year
A calendar year for which a required minimum distribution is required.  For distributions beginning before the Individual’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Individual’s Required Beginning Date.  For distributions beginning after the Individual’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph 18.11.  The required minimum distribution for the Individual’s First Distribution Calendar Year will be made on or before the Individual’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Individual’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

18.18           Life Expectancy
Life expectancy as computed by use of one of the following tables, as appropriate:

(a)           the Single Life Table,

(b)           the Uniform Life Table, or

(c)           the Joint and Last Survivor Table found in Section 1.401(a)(9)-9 of the Treasury Regulations.

18.19           Individual’s Account Balance
The IRA account balance as of December 31 of the calendar year immediately preceding the Distribution Calendar Year.  The "value" of the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Regulations Section 1.408-8.

18.20           Duties Of The Trustee
The administrative functions the Trustee will perform include:

(a)           setting up and maintaining an IRA in the Individual’s name;

(b)           accepting contributions for deposit to the Individual’s IRA.  The Trustee does not require the Individual to make annual contributions since they are voluntary.  However, the Trustee is not permitted to accept contributions in excess of the Maximum Annual Contribution for any Tax Year unless it is a Rollover Contribution;

(c)           investing the Individual’s contributions in accordance with the Individual's direction;

(d)           making payments or distributions from the Individual’s IRA in accordance with the Individual’s written instructions;

(e)           preparing and mailing to the Individual an annual report of the Individual’s IRA for each Tax Year.  The report will show the contributions received, the payments and distributions made, the investment earnings received, the market value of assets held in the Individual’s Account including gains and/or losses (if applicable) and the balance held in the Account at the end of the Tax Year; and

(f)           preparing an annual calendar year statement concerning the status of the account and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

Where the context is appropriate, Trustee also refers to an Insurer.

18.21           Duties Of The Individual
The administrative functions the Individual must perform include:

(a)           determining the amount of the Individual’s annual contribution, if any.  The Individual is also responsible to make the Individual’s contribution within the time limits set by the Internal Revenue Service;

(b)           authorizing any payment or distribution from the Individual’s Account;

(c)           filing Form 5329, Return for Additional Taxes Attributable to Retirement Plans (including IRAs), Annuities and Modified Endowment Contracts, if the Individual owes an excise tax with respect to the Individual's IRA;

(d)           furnishing the Trustee with a written explanation of the intended use of any distribution prior to attainment of age 59½; and

(e)           furnishing the Trustee with any information the Trustee may need to complete any governmental report required at paragraph 18.20(f) above.  If the Individual fails to furnish the Trustee with such information and documents the Trustee may reasonably require, the Trustee may in the Trustee’s sole discretion terminate the account and distribute to the Individual the lump sum payment, in an amount equal to the assets in the IRA less an amount deemed reasonably necessary by the Trustee for the payment of all unpaid fees, expenses, charges, taxes or other liabilities of the account, whether or not liquidated.

ARTICLE XIX
DEEMED ROTH INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS

RESERVED

ARTICLE XIX
DEEMED ROTH INDIVIDUAL RETIREMENT ACCOUNT PROVISIONS

19.1           Deemed Roth IRA
The provisions of this Article and Article XVII shall apply if Deemed Roth Individual Retirement Account (“IRA”) provisions are elected in the Adoption Agreement.  A Deemed Roth IRA is an Individual Retirement Account established under Code Section 408A under which contributions are not tax deductible and where qualifying distributions are not taxable to the Individual.

The Trustee will establish and maintain a Roth Individual Retirement Account or Annuity in the Individual’s name under the terms as contained herein and where applicable, and any other agreement used to establish the Deemed Roth IRA.  The account is established for the exclusive benefit of the Individual or that of the Individual’s Beneficiaries.  The Individual’s account will be administered separately from any other IRA or Roth IRA and the assets of such Individual’s IRA or Roth IRA will not be commingled with the assets of any other IRA or Roth IRA, except in a common trust fund or common investment fund.

No part of the IRA may be invested in life insurance contracts.  If the IRA acquires collectibles within the meaning of Code Section 408(m) after December 31, 1981, IRA assets will be treated as a distribution in an amount equal to the cost of such collectibles.  Code Section 408(m) provides an exception to this rule for certain coins and precious metals.

19.2           Compensation
For purposes of paragraph 19.9, Compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan).  For purposes of this definition, Code Section 401(c)(2) shall be applied as if the term trade or business for purposes of Code Section 1402 included service described in such section 9(c)(6).  Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income.  Compensation also does not include any amount received as a pension or annuity or as deferred compensation.  The term “Compensation” shall include any amount includible in the individual’s gross income under Code Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of Code Section 71(b)(2).  In the case of a married individual filing a join return, the greater compensation of his or her Spouse is treated as his or her own Compensation, but only to the extent that such Spouse’s Compensation is not being used for purposes of the Spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

19.3           Age  Requirements
Contributions may be made to this Roth IRA even after the Individual has reached age 70½.

19.4           Plan Year
The twelve (12) month period starting on January 1 and ending on December 31.

19.5           Timing Of Contributions
An Individual must make his or her contribution for a Taxable Year either during such year or within the time period prescribed by law for filing the Individual’s Federal income tax return for such Taxable Year without extensions.

19.6           Adjusted Gross Income (AGI)
 "AGI" shall mean adjusted gross income as reported on an Individual's Federal income tax return but modified, in accordance with Code Section 219(g)(3), to adjust for Social Security benefits and passive activity losses and credits and to include foreign earned income, adoption assistance or expenses and income from U.S. Savings Bonds used to pay higher education tuition and fees, and further modified, in accordance with Code Section 408(c)(3)(C), to exclude any amount included in income due to a conversion from a Traditional or Regular IRA to a Roth IRA.

19.7           Modified AGI
An Individual’s Modified AGI for a Taxable Year is defined in Code Section 408A(c)(3)(C)(i) and does not include any amount included in Adjusted Gross Income as a result of a rollover from a non-Roth IRA (a “conversion”).

19.8           Applicable Dollar Amount
Applicable Dollar Amount shall mean (i) $150,000, in the case of an individual filing a joint Federal income tax return, (ii) $95,000, in the case of any other Individual (other than a married Individual filing separately), and (iii) $0, in the case of a married Individual filing separately.

19.9           Maximum Permissible Amount
No contribution will be accepted unless it is in cash and the total of such contributions to all the Individual’s Roth IRAs for a Taxable Year does not exceed the applicable amount [as defined in 19.10(b)], or the Individual’s Compensation, if less, for that Taxable Year.  The contribution described in the previous sentence that may not exceed the lesser of the applicable amount or the Individual’s Compensation is referred to as a “Regular Contribution.”  A “Qualified Rollover Contribution” is a rollover contribution that meets the requirements of Code Section 408(d)(3), except the one-rollover-per-year rule of Code Section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a “non-Roth IRA”).  Contributions may be limited as described in paragraph 19.10(b).

19.10           Roth IRA Contributions

(a)           Except in the case of a Qualified Rollover Contribution or a recharacterization [as defined in (f) below], no contribution will be accepted unless it is in cash and the total of such contribution to all the Individual’s Roth IRAs for a taxable year does not exceed the Maximum Permissible Amount described at paragraph 19.9.

(b)           When determining the Maximum Permissible Amount, the applicable amount is determined under (i) or (ii) below:

(i)           If the Individual is under age fifty (50), the applicable amount is $3,000 for any Taxable Year beginning in 2002 through 2004, $4,000 for any Taxable Year beginning in 2005 through 2007, and $5,000 for any Taxable Year beginning in 2008 and years thereafter.

(ii)           If the Individual is age fifty (50) or older, the applicable amount is $3,500 for any Taxable Year beginning in 2002 through 2004, $4,500 for any Taxable Year beginning in 2005, $5,000 for any Taxable Year beginning in 2006 through 2007, and $6,000 for any Taxable Year beginning in 2008 and years thereafter.

(c)           If (i) and/or (ii) below apply, the maximum Regular Contribution that can be made to all the Individuals’ Roth IRAs for a Taxable Year is the smaller amount determined under (i) or (ii).

(i)           The maximum Regular Contribution is phased out ratably between certain levels of modified Adjusted Gross Income (“Modified AGI,”) in accordance with the following table:

Filing Status	Full Contribution	Phase-Out Range	No Contribution
Modified AGI
Single or Head of Household	$95,0000 or less	Between $95,000 and $110,000	$110,000 or more
Joint Return Or Qualifying Widow(er)	$150,000 or less	Between $150,000 and $160,000	$160,000 or more
Married-Separate Return	$0	Between $0 and $10,000	$10,000 or more

If the Individual’s Modified AGI for a Taxable Year is in the phase-out range, the maximum Regular Contribution determined under this table for that Taxable Year is rounded up to the next multiple of $10 and is not reduced below $200.

(ii)           If the Individual makes Regular Contributions to both Roth and non-Roth IRAs for a Taxable Year, the maximum Regular Contribution that can be made to all the Individual’s Roth IRAs for the Taxable Year is reduced by the Regular Contributions made to the Individual’s non-Roth IRAs for the Taxable Year.

(d)           A rollover from a non-Roth IRA cannot be made to this IRA if, for the Taxable Year the amount is distributed from the non-Roth IRA (i) the Individual is married and files a separate return, (ii) the Individual is not married and has Modified AGI in excess of $100,000 or (iii) the Individual is married and together the Individual and the Individual’s Spouse have Modified AGI in excess of $100,000.  For purposes of the preceding sentence, a husband and wife are not treated as married for a Taxable Year if they have lived apart at all times during that Taxable Year and file separate returns for the Taxable Year.

(e)           No contributions will be accepted under a SIMPLE IRA plan established by any Employer pursuant to Code Section 408(p).  Additionally, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the two (2) year period beginning on the date the Individual first participated in that employer’s SIMPLE IRA plan.

(f)           A Regular Contribution to a non-Roth IRA may be recharacterized pursuant to the rules in Regulations Section 1.408A-5 as a Regular Contribution to this IRA, subject to the limits in (c) above.

(g)           For purposes of this paragraph, an Individual’s Modified AGI for a Taxable Year is defined in Code Section 408A(c)(3)(c)(i) and does not include any amount included in Adjusted Gross Income as a result of a rollover from a non-Roth IRA (a “conversion”).

19.11           Excess Contribution
If the amount contributed by an Individual exceeds the Maximum Permissible Amount with respect to a Taxable Year, the Individual must notify the Trustee or Insurer to distribute to the Individual the excess contribution, together with any investment earnings on that amount.  If any excess is not corrected by the tax filing deadline (including extensions) for the year during which the excess contribution was made, such excess contribution may be applied, on a year-by-year basis, against the annual limit for regular Roth IRA contributions.  However, in order to "carry over" the excess contribution and treat it as a contribution made for a subsequent year, the Individual must meet the eligibility requirements for the subsequent year.  In addition, the Individual is subject to the 6% excise tax for the initial year and each subsequent year until the excess is used up.

The provisions under Code Section 408(d)(5) for Traditional or Regular IRAs (correcting excesses after the filing deadline) and under Code Section 219(f)(6) for Traditional or Regular IRAs (carrying over excesses to a subsequent year) do not apply to Roth IRAs.

The Individual must notify the Trustee or Insurer of the excess contribution, in writing, before the date on which the Individual files, or is required to file, his or her income tax return for the Taxable Year for which the excess contribution was made.

19.12           Qualified Distributions
A distribution of contributions or rollovers made pursuant to this Roth IRA, that are held in a Roth IRA account for five (5) or more Taxable Years, will be Federal income tax-free and penalty-free if the distribution is made on account of:

(a)           the Individual having attained age 59½,

(b)           the Individual’s death,

(c)           the Individual’s Disability, or

(d)           a Qualified Special Purpose Distribution.

If the entire Roth IRA account balance is distributed before any other Roth IRA contributions are made, the five (5) year holding period does not start over when future contributions are made.  However, in the following situations, the five (5) year holding period will not be considered to have begun if:

(e)           the initial Roth IRA contribution is revoked within the initial seven (7) day period;

(f)           the initial Roth IRA contribution is recharacterized to a Traditional IRA; or

(g)           an excess contribution, plus earnings, is timely distributed in accordance with Code Section 408(d)(4), by the tax filing deadline (including extensions), unless other eligible contributions were made.

19.13           Qualified Special Purpose Distribution
A distribution to an Individual who is a Qualified First-Time Homebuyer, as defined under Code Section 72(t)(8), to the extent such distribution is used by the Individual before the close of the 120th day after the day on which such distribution is received to pay qualified acquisition costs with respect to a principal residence of the Individual, the Spouse of such Individual, or any child, grandchild, or ancestor of such Individual or the Individual’s Spouse.

19.14           Nonqualified Distributions
A distribution will not be considered qualified if such distribution is made within the five (5) year period beginning with the first Taxable Year for which a contribution or rollover is made to this Roth IRA.  If a nonqualified distribution is made from this Roth IRA, the amount so distributed shall be subject to tax and applicable penalties to the extent the distribution, when added to previous nonqualified distributions, exceeds the aggregate contributions made by the Individual pursuant to this Roth IRA.  For purposes of this determination, contributions shall be deemed to be distributed on a first-in first-out basis.

19.15           Form Of Payment
An Individual may elect to have the balance in his or her Roth IRA paid in the form of a lump sum or installment payments in equal or substantially equal monthly, quarterly, semi-annual, or annual amounts.

19.16           Rollover From A Qualified Retirement Plan
An Individual may not roll over to this or any other Roth IRA any part of a distribution received from a Qualified Retirement Plan.

19.17           Life Expectancy
The life expectancy of the Individual.  Life expectancy is determined by reference to the return multiple contained in the tables published at Regulations Section 1.72-9.

19.18           Distributions Commencing Prior To Death
An Individual may direct the Trustee or Insurer to commence payments in the form of a lump sum or installments at any time without regard to the minimum distribution requirements under Code Section 401(a)(9).  Installment payments may be set up over any period selected by the Individual provided that such period is acceptable to the Trustee or Insurer.  Installment payments will continue only so long as amounts remain in the Individual’s Roth IRA.  The Individual shall have the right at any time to request a lump sum payment of the balance remaining in his or her account.

19.19           Distributions After Death
Benefits payable to a Beneficiary must be distributed or commence to be distributed from the Individual’s account in accordance with one of the following provisions:

(a)           Upon the death of the Individual, distribution of the Individual's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Individual's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below.

(i)           If the Individual’s interest is payable to a Beneficiary, then the entire interest of the Individual may be distributed over the life or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Individual died.

(ii)           If the Beneficiary is the Individual's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Individual died or (B) December 31 of the calendar year in which the Individual would have attained age 70½.

(b)           If the Beneficiary is the Individual's surviving Spouse, the Spouse may elect to treat the account as his or her own Roth IRA.  This election will be deemed to have been made if such surviving Spouse makes a regular contribution to the account, makes a rollover to or from such account, or fails to take distributions under (a) above.

(c)           The amount to be distributed under paragraph (a)(i) or (a)(ii) is the quotient obtained by dividing the value of the IRA as of the end of the preceding year by the remaining Life Expectancy specified in such paragraph.  Life Expectancy is determined using the Single Life Table in Q&A-1 of §1.401(a)(9)-9 of the Income Tax Regulations.  If distributions are being made to a surviving Spouse as the sole Designated Beneficiary, such Spouse’s remaining Life Expectancy for a year is the number in the Single Life Table corresponding to such Spouse’s age in the year.  In all other cases, remaining Life Expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary’s age in the year specified in paragraph (a)(i) or (ii) reduced by one (1) for each subsequent year.

(d)           the “value” of the IRA includes the amounts of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Regulations Section 1.408-9.

(e)           If the sole Designated Beneficiary is the Participant’s surviving Spouse, the Spouse may elect to treat the IRA as his or her own IRA.  This election will be deemed to have been made if such surviving Spouse makes a contribution to the IRA or fails to take required distributions as a Beneficiary.

19.20           Ordering Rules Upon Death Of Individual
For purposes of the ordering rules upon distribution, a Beneficiary's inherited Roth IRAs may not be aggregated with any other Roth IRAs maintained by such Beneficiary, except for other Roth IRAs that the Beneficiary inherited from the same decedent.  However, if the surviving Spouse is the sole Beneficiary of a Roth IRA and such surviving Spouse elects to treat the Roth IRA as his or her own Roth IRA, the Spouse can aggregate contributions with his or her other Roth IRAs for purposes of determining the ordering rules when distributions are taken.

19.21           Minimum Payment
No amount is required to be distributed from this Roth IRA before the death of the Individual for whose benefit it has been established.  Distributions made pursuant to this Roth IRA will not be subject to the required minimum distribution rules under Code Section 401(a)(9)(A), or the incidental death benefit rules under Code Section 401(a).

19.22           Duties Of Trustee
The administrative functions the Trustee will perform include:

(a)           setting up and maintaining a Roth IRA in the Individual’s name;

(b)           accepting contributions for deposit to the Individual’s Roth IRA.  The Trustee will not accept contributions in excess of $2,000 for any Taxable Year or contributions from a SIMPLE IRA unless such contribution is a rollover or direct transfer from another Roth IRA or Traditional or Regular IRA (other than a conduit IRA);

(c)           investing contributions in accordance with the investment options offered by the Trustee;

(d)           making payments or distributions from this Roth IRA in accordance with written instructions issued by an authorized party hereunder;

(e)           preparing and issuing an annual calendar year report of the Roth IRA for each Plan Year concerning the status of the status of the account and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.  The report will show the contributions received, the payments and distributions made, the investment earnings received, the market value of assets held in the account and the balance held in the account at the end of the Plan Year, and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue; and

(f)           preparing any reports that may be required by the Internal Revenue Service or by any governmental unit or agency having authority to request reports.

Where the context is appropriate, Trustee also refers to an Insurer.

19.23           Duties Of Individual
The administrative functions the Individual must perform include:

(a)           determining the amount and timing of the annual contribution, if any;

(b)           notifying the Trustee of any excess contribution made for a Taxable Year and directing the Trustee as to the disposition of such contribution plus the investment earnings thereon;

(c)           authorizing any payment or distribution from the account;

(d)           filing Form 5329, Return for Additional Taxes Attributable to Qualified Retirement Plans, if an excise tax is owed with respect to the Roth IRA;

(e)           furnishing the Trustee with a written explanation of the intended use of any distribution to the Individual prior to the attainment of age 59½; and

(f)           furnishing the Trustee with any information the Trustee may need to complete any governmental report required under applicable statutes or regulations.